CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1

Execution Copy

AMENDED & RESTATED
CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This AMENDED & RESTATED CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Settlement Agreement”) is made as of this 2nd day of March, 2015 (the “Signing Date”), by and among Mortgage Guaranty Insurance Corporation (“MGIC”), Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A., in its capacity as the current or prior master servicer or servicer of Subject Loans (“Servicer”).  Each of MGIC, CHL and Servicer is referred to herein as a “Party” and are collectively referred to herein as the “Parties.” Capitalized terms have the meanings given them in Section 1.

RECITALS

WHEREAS, MGIC issued mortgage insurance policies on the Subject Loans;

WHEREAS, the Parties previously entered into the Confidential Settlement Agreement and Release dated April 19, 2013 (the “Original Agreement Signing Date”), as amended September 24, 2013, November 8, 2013, March 13, 2014, May 19, 2014, June 5, 2014, August 31, 2014, September 11, 2014, October 30, 2014, November 30, 2014, January 29, 2015, February 6, 2015, February 13, 2015, February 20, 2015, and February 27, 2015 (as so amended, the “Original Agreement”);

WHEREAS, on the Original Agreement Signing Date, MGIC and Servicer entered into a separate Confidential Settlement Agreement and Release (the “MGIC/BANA Settlement Agreement”) governing MGIC’s insurance obligations on certain loans that CHL sold to the GSEs, or which are currently owned by either Servicer or CHL;

WHEREAS, concurrent with the execution of the MGIC/BANA Settlement Agreement and the Original Agreement, on April 19, 2013, the Parties entered into a Curtailment Dispute Resolution Agreement (“Curtailment ADR Agreement”), which set forth an alternative dispute resolution (“ADR”) process for the resolution of claims and differences related to Curtailments;

WHEREAS, the Parties desire further to amend the Original Agreement, as previously and hereby amended, and restate the Original Agreement as a single document;

WHEREAS, pursuant to the Original Agreement, MGIC and CHL established the Escrow Accounts into which they made certain cash deposits;

WHEREAS, each of the Parties acknowledges that absent this Settlement Agreement, the Parties would continue to prosecute or defend their positions related to the Mortgage Insurance Dispute, including in the Arbitration Action and the Litigation Action, and through the ADR process set forth the Curtailment ADR Agreement;

US_ACTIVE-120241040.31

WHEREAS, except as set forth in this Settlement Agreement, the Parties now desire to limit the expense, inconvenience, and distraction of litigation, including in the Arbitration Action, the Litigation Action and ADR process set forth in the Curtailment ADR Agreement, and wish to resolve their claims and differences related to the Mortgage Insurance Dispute;

WHEREAS, MGIC provided insurance on CHL-originated or acquired loans that were then either sold to third party investors (“Third Party PLS/Other Loans”) or deposited into Countrywide sponsored residential mortgage backed securitization trusts (“Countrywide PLS Loans”);

WHEREAS, this Settlement Agreement addresses MGIC’s insurance obligations with respect to Third Party PLS/Other Loans and Countrywide PLS Loans;

WHEREAS, Servicer either was or currently is the servicer or master servicer on the Subject Loans, and as such, had or has certain mortgage loan servicing-related rights and obligations;

WHEREAS, unless terminated, this Settlement Agreement will be implemented as of the Implementation Date; and

WHEREAS, neither Party, by entering into this Settlement Agreement, admits the accuracy of any position advanced by any other Party.

NOW, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the promises and the other matters contained herein, the Parties agree as follows:

AGREEMENT

1.	Definitions.

The following definitions govern this Settlement Agreement:

(a)	“ADR Procedure” means the alternative dispute resolution procedure set forth in Section 11(b).

(b)	“Affiliate” means, with respect to each of MGIC, CHL and Servicer, each of those entities listed on Exhibit 21 to the annual report on Form 10-K for the year ended December 31, 2013 filed with the United States Securities and Exchange Commission in the case of MGIC, by MGIC Investment Corporation, a Wisconsin corporation, and in the case of CHL and Servicer, by Bank of America Corporation, a Delaware corporation.

(c)	“Appeal of Claims” means a request by Servicer, or the applicable Third Party Servicer, through the filing of a supplemental Claim or otherwise, that MGIC reconsider interest and expenses previously disallowed on a paid Claim.

(d)	“Applicable Reduction” means a ten percent (10%) reduction of the Contested Notices Amount on the last day of each calendar quarter, beginning on the last day of the first calendar quarter following the Initial Implementation Date and ending when the Contested Notices Amount is reduced to or below zero; provided that a reduction shall occur only (i) if the OCI has not initiated and is not pursuing an action as contemplated by Section 12(b) during the applicable calendar quarter, or (ii) if the OCI initiated such action, (A) as of the last day of such calendar quarter the OCI either has discontinued or has informed MGIC that it is not pursuing such action, or (B) a final court order has been entered dismissing such action with prejudice. If clause (ii) of the preceding sentence should apply, then the Contested Notices Amount shall be reduced by the Applicable Reduction for that quarter and for each previous quarter in which the Applicable Reduction was not applied.

(e)	“Arbitration Action” means the arbitration proceeding captioned Mortgage Guaranty Insurance Corporation v. Countrywide Home Loans, Inc., et al., American Arbitration Association, Case No. 51 148 Y 00398 10.

(f)	Bank of America Released Parties” means Bank of America, N.A. (including as a successor to BAC Home Loans Servicing, formerly, Countrywide Home Loans Servicing LP, on its own behalf, and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank), and each of its Affiliates, and each of its and its Affiliates’ respective predecessors, successors, assigns, and all of their respective shareholders, directors, officers, employees and agents.

(g)	“Bank of America Releasors” means Bank of America, N.A. (including as a successor to BAC Home Loans Servicing, formerly, Countrywide Home Loans Servicing LP, on its own behalf, and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank), each of its Affiliates, and each of its and its Affiliates’ respective predecessors, successors, assigns, and all of their respective shareholders, directors, officers, employees and agents.

(h)	“Causes of Action” means all claims, damages, demands, proceedings, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses (including, but not limited to, attorneys’ fees and costs associated with any court or administrative proceedings), judgments, orders and liabilities, of any kind whatsoever, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, certain or speculative, and whether concealed or hidden, which have existed, may have existed, or do exist.

(i)	“CHL” means Countrywide Home Loans, Inc. as set forth in the Preamble.

(j)	“CHL Escrow Account” means the escrow account established pursuant to the Original Agreement.

(k)	“CHL/PLS Loans” means the Countrywide PLS Loans and Third Party PLS/Other Loans.

(l)	“CHL Released Parties” means CHL, each of its Affiliates (including without limitation Servicer), and each of CHL’s and such Affiliates’ respective predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(m)	“CHL Releasors” means CHL, each of its Affiliates (including without limitation Servicer), and each of CHL’s and such Affiliates’ respective predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(n)	“Claim” (A) has, with respect to any Subject Loan, the meaning set forth in the applicable Master Policy and (B) when used in reference to a Covered Future Legacy Loan, Recently Rescinded Loan, or Future Servicing Only Loan, also means a Supplemental Claim.

(o)	“Claim Group” means one or more disputed claims but not in excess of fifteen (15) disputed claims.

(p)	“Confidential Information” means the content of this Settlement Agreement that is nonpublic, the negotiation of this Settlement Agreement, and any discussions or information (written or oral) exchanged during the Arbitration Action, the Litigation Action, or any dispute resolution pursuant to Section 11, including any written decision or award issued by any arbitrator described in Section 11. Confidential Information does not include information that (i) was or becomes generally available to the public, other than as a result of a disclosure by a Party or a representative of a Party in violation of the provisions of Section 16, or (ii) becomes available to a Party on a non-confidential basis from an independent source which is not bound by any obligation to keep such Confidential Information confidential.

(q)	“Contested Notices Amount” means an amount calculated as of the Initial Implementation Date equal to (x) the sum of all of the Claim benefit amounts of the Past Coverage Determination Loans less (y) the aggregate amount of the premium refund checks associated with the Past Coverage Determination Loans.

(r)	“Countrywide PLS Loans” means those loans identified as Countrywide PLS Loans, which include loans held in Countrywide-sponsored private label securitizations, listed on any of Schedules 1 through 15 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(s)	“Coverage Rescission” means a rescission or denial of coverage under an applicable Master Policy by reason of any fact, event or circumstance other than a fact, event or circumstance which is the basis for an Exclusion. For the avoidance of doubt, a Curtailment shall not be considered a Coverage Rescission.

(t)	“Covered Future Legacy Claims” means Claims on Covered Future Legacy Loans which MGIC has processed or will process after the Cut-off Date.

(u)	“Covered Future Legacy Loans” means those loans that have coverage in-force as of December 31, 2012, or coverage was in force prior to a default that existed as of December 31, 2012, listed on Schedule 1 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b), including, for the avoidance of doubt, the Recently Rescinded Loans and Potential Curtailment Loans, and excluding, for the avoidance of doubt, the Past Paid Loans and Pending Rescission Loans.

(v)	“Current Liability Amount” means an amount calculated as of the date the OCI files a court complaint in an action that seeks an order of the type referred to in Section 12(b) equal to (x) the Contested Notices Amount less (y) all Applicable Reductions.

(w)	“Curtailment” means any reduction by MGIC to some portion of a payment of a Claim based on Servicer’s servicing activities or failures to act, including but not limited to one or more of the servicing-related reasons identified as a curtailment on Exhibit A, but shall not include Policy Adjustments or Third Party Servicer Curtailments.

(x)	“Cut-off Date” means September 30, 2014.

(y)	“Decisioned Servicing Only Loans” mean those Servicing Only Loans for which MGIC effected a Claim payment (with or without a Curtailment) on or before the Cut-off Date, listed on Schedule 15 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(z)	“Disclosee” means the Party from whom the disclosure of Confidential Information is sought by any nonparty as described in Section 16(b).

(aa)	“Dispute” means any dispute between the Parties arising under or relating to this Settlement Agreement that does not involve (i) a matter to be resolved pursuant to the ADR Procedure set forth in Section 11(b), or (ii) enforcement of an arbitral decision rendered pursuant to Section 11(b) or 11(c).

(bb)	“DPO” means any OCI administrative order under which MGIC may be operating after the Implementation Date that requires MGIC to pay Claims in part by deferred payment obligations.

(cc)	“EOB” means an explanation of benefit form issued by MGIC for Claim payments.

(dd)	“Escrow Accounts” means the CHL Escrow Account and the MGIC Escrow Account previously established pursuant to the Original Agreement.

(ee)	“Escrow Agreement” means the escrow agreement previously executed in connection with the Original Agreement, as attached as Exhibit H.

(ff)	“Exclusion” means a basis to either rescind coverage or deny a Claim or coverage under an applicable Master Policy for a Covered Future Legacy Loan if, and only if, the applicable Master Policy provision permitting such rescission or denial is specified on Exhibit F. For the avoidance of doubt, a Curtailment shall not be considered an Exclusion.

(gg)	“Future Servicing Only Claims” means Claims on Future Servicing Only Loans.

(hh)	“Future Servicing Only Loans” means the Servicing Only Loans for which MGIC may make a Claim payment after the Cut-off Date, as identified on Schedule 11 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(ii)	“GSEs” means the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

(jj)	“Implementation Date” means a date mutually agreed upon by the Parties that occurs on the last day of a month for implementation of the Settlement Agreement with respect to one or more Trust/Others, provided that prior to the Implementation Date, Trustee/Other Consent has been obtained with respect to such Trust/Other(s).

(kk)	“Indemnified Party” means each of MGIC and its Affiliates, on the one hand, and each of CHL and Servicer and their respective Affiliates, on the other hand, which shall be indemnified, defended and held harmless by the other Party as set forth in this Settlement Agreement.

(ll)	“Indemnifying Party” means each of MGIC, CHL and Servicer, which shall indemnify, defend and hold harmless the Indemnified Party as set forth in this Settlement Agreement.

(mm)	“Initial Implementation Date” has the meaning given it in the MGIC/BANA Settlement Agreement.

(nn)	“Interim Reconciliation Loan Report” means each loan report substantially in the form of Exhibit E, to be delivered by MGIC pursuant to Section 3(a). Fields may be added to or amended on the Interim Reconciliation Loan Report as mutually agreed by the Parties without need for written amendment to this Settlement Agreement.

(oo)	“Legacy Loans” means the loans that were originated or acquired by CHL and insured under a Master Policy prior to January 1, 2009, listed on any of Schedules 1 through 8 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b). Legacy Loans consist of Covered Future Legacy Loans (Schedule 1), Past Coverage Determination Loans (Schedule 2), Recently Paid Loans (Schedule 3), Recently Rescinded Loans (Schedule 4), Past Paid Loans (Schedule 5), Potential Curtailment Loans (Schedule 6), and Pending Rescission Loans (Schedule 8). For the avoidance of doubt, no Legacy Loan is a Servicing Only Loan or vice versa.

(pp)	[Deliberately omitted.]

(qq)	“Legacy Loan Settlement Percentage” means [***] for payment of Perfected Claims on all Covered Future Legacy Loans after the Implementation Date and as otherwise used in this Settlement Agreement, subject to potential adjustment as provided in Section 3(a)(iv) and (v).

(rr)	“Litigation Action” means the action currently captioned Countrywide Home Loans, Inc., et al. v. Mortgage Guaranty Insurance Corporation, United States District Court for the Northern District of California, Case No. CV 10-00233 JSW, on removal from San Francisco Superior Court Case No. CGC-09-495278.

(ss)	“Loss” has, with respect to any Subject Loan, the meaning set forth in the applicable Master Policy, including corrections and curtailments, but not including Curtailments; provided that for purposes of arriving at the Settlement Percentage Claim Payment and the Servicing Only Settlement Percentage Claim Payment, MGIC (1) first makes any reduction in the amount of a Claim by any permissible curtailments and Policy Adjustments under this Settlement Agreement to determine the amount of the Loss, and (2) then applies the applicable Settlement Percentage to the Loss to determine the Claim payment amount.

(tt)	“Master Policy” means the mortgage guaranty master policy and all applicable endorsements under which MGIC provided primary mortgage guaranty insurance applicable to a particular Subject Loan, and the related certificate issued under any Master Policy.

(uu)	“MGIC” means Mortgage Guaranty Insurance Corporation as set forth in the Preamble.

(vv)	“MGIC/BANA Settlement Agreement” means the Confidential Settlement Agreement and Release between MGIC and Bank of America, N.A. as set forth in the Recitals.

(ww)	“MGIC Escrow Account” means the escrow account established pursuant to the Original Agreement.

(xx)	“MGIC Released Parties” means MGIC, each of its Affiliates, and each of MGIC’s and its Affiliates’ predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(yy)	“MGIC Releasors” means MGIC, each of its Affiliates, and each of MGIC’s and its Affiliates’ predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(zz)	“Mortgage Insurance Dispute” means all Causes of Action related to the Subject Loans arising from, under, or in connection with, or otherwise related in any way to, (i) mortgage insurance coverage provided by MGIC with respect to the Subject Loans and (ii) [***], including, for the avoidance of doubt, those Causes of Action at issue between the Parties in the Arbitration Action and the Litigation Action; provided that such Causes of Action include Causes of Action with respect to the Countrywide PLS Loans and the Third Party PLS/Other Loans only to the extent that the Implementation Date has occurred with respect to such Countrywide PLS Loans and Third Party PLS/Other Loans. The inclusion of any Causes of Action in this definition is not an admission by either Party that such Cause of Action is at issue between the Parties in the Arbitration Action or the Litigation Action.

(aaa)	“Non-Consenting Loans” means those Countrywide PLS Loans or Third Party PLS/Other Loans that do not receive Trustee/Other Consent pursuant to Section 5, designated as Non-Consenting Loans on Schedule 17 pursuant to Section 3(b)(ii) and are therefore, no longer a Subject Loan.

(bbb)	“OCI” means the Wisconsin Office of the Commissioner of Insurance.

(ccc)	“Original Agreement” has the meaning set forth in the Recitals.

(ddd)	“Original Agreement Signing Date” means the date the Original Agreement was initially made, as specified in the Preamble to this Settlement Agreement.

(eee)	“Party” and “Parties” means MGIC, CHL and Servicer as set forth in the Preamble.

(fff)	“Past Coverage Determination Loans” means Legacy Loans for which MGIC rescinded or denied coverage on or before December 31, 2012, listed on Schedule 2 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(ggg)	“Past Paid Loans” means Legacy Loans for which MGIC made Claim benefit payments (with or without a Curtailment) on or before the Cut-off Date, listed on Schedule 5 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(hhh)	“Pending Rescission Loans” means Legacy Loans for which MGIC has made a determination to effect a Coverage Rescission on or before the Cut-off Date, listed on Schedule 8 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(iii)	“Perfected Claim” means a Claim that is perfected pursuant to Section 10(e), Section 10(f)(i), Section 10(g)(i), Section 10(g)(v) or Section 10(h)(iii), as applicable.

(jjj)	“Policy Adjustment” means any reduction by MGIC to some portion of a payment of a Claim for items that are disallowed under the terms of the applicable Master Policy, including, but not limited to, reductions generally associated with servicing advances, interest or fees, for one or more of the reasons identified as a Policy Adjustment on Exhibit A. For the avoidance of doubt, Policy Adjustments shall not include Curtailments or vice versa.

(kkk)	“Potential Curtailment Loans” means those Covered Future Legacy Loans which have ever been serviced by the Servicer and were less than 90 days past due either (x) as of the Cut-off Date, or (y) at the time of servicing transfer, if applicable, listed on Schedule 6 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(lll)	“Recently Paid Loans” means Legacy Loans for which MGIC has paid Claims in the period after the Cut-off Date and on or before the Implementation Date, listed on Schedule 3 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(mmm)	“Recently Paid Servicing Only Loans” means Servicing Only Loans for which MGIC has paid Claims in the period after the Cut-Off Date and on or before the Implementation Date, listed on Schedule 13 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(nnn)	“Recently Rescinded Loans” means Covered Future Legacy Loans for which MGIC rescinded coverage or communicated a determination to rescind coverage in the period after the Cut-off Date and on or before the Implementation Date, listed on Schedule 4 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(ooo)	“Resolved Covered Future Legacy Loan” means each Covered Future Legacy Loan for which: (i) MGIC made a Settlement Percentage Claim Payment and CHL and Servicer have waived, pursuant to Section 11(b)(ii)(A), their ability to invoke the ADR Procedure; or (ii) there has been a final decision pursuant to Section 11(b)(ii)(I) under the ADR Procedure, and the Party for whose benefit the decision made an award has obtained, or could have obtained if sought, full satisfaction of such award.

(ppp)	“Servicer” means Bank of America, N.A., in its capacity as the current or prior master servicer or servicer of Subject Loans, as set forth in the Preamble.

(qqq)	“Servicing Guide” means MGIC’s Servicing Guide in effect at October 2014, a copy of which is attached as Exhibit D hereto.

(rrr)	“Servicing Only Claims” means Claims made on Servicing Only Loans after the Cut-Off Date.

(sss)	“Servicing Only Loans” means the loans that were insured under a Master Policy on or before August 8, 2009 which were ever serviced by the Servicer and were 90 days or more past due either (x) as of the Cut-off Date, or (y) at the time of servicing transfer, if applicable, listed on Schedule 11 (Future Decisioned Servicing Only Loans), Schedule 13 (Recently Paid Servicing Only Loans), and Schedule 15 (Decisioned Servicing Only Loans) on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(ttt)	[Deliberately omitted.]

(uuu)	“Servicing Only Settlement Percentage” means [***] for payment of Perfected Claims on Servicing Only Loans after the Implementation Date and as otherwise used in this Settlement Agreement, subject to potential adjustment as provided in Section 3(a)(iv) and (v).

(vvv)	“Servicing Only Settlement Percentage Claim Payment” means with respect to an applicable Servicing Only Loan, the amount equal to the product of (x) the Servicing Only Settlement Percentage and (y) the Loss, provided that if MGIC exercises the property acquisition settlement option permitted by the applicable Master Policy, the Servicing Only Settlement Percentage Claim Payment shall be the Loss, reduced by an amount equal to the product of (x) 1 minus the Servicing Only Settlement Percentage and (y) what the Loss would have been if MGIC had exercised the “percentage guaranty option,” as defined in the applicable Master Policy.

(www)	“Settlement Percentage” means the Legacy Loan Settlement Percentage or the Servicing Only Settlement Percentage, as applicable.

(xxx)	“Settlement Percentage Claim Payment” means with respect to an applicable Covered Future Legacy Loan, the amount equal to the product of (x) the Legacy Loan Settlement Percentage and (y) the Loss; provided that if MGIC exercises the property acquisition settlement option permitted by the applicable Master Policy, the Settlement Percentage Claim Payment shall be the Loss, reduced by an amount equal to the product of (x) 1 minus the Legacy Loan Settlement Percentage and (y) what the Loss would have been if MGIC had exercised the “percentage guaranty option,” as defined in the applicable Master Policy.

(yyy)	“Signing Date” means the date this Settlement Agreement is made.

(zzz)	“Statutory Statements” has the meaning given in Section 19(k)(ii) of this Settlement Agreement.

(aaaa)	“Subject Loan” means each of the loans designated on any of Schedules 1 through 15 on the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(bbbb)	“Subject Loan Report” means each loan report in the form of Exhibit I, to be delivered pursuant to Section 3(d).

(cccc)	“Supplemental Claim” means a supplemental Claim for items the Insured (as defined in the Master Policy) must advance under Section 5.7 of the applicable Master Policy, which supplemental Claim is made after the date on which the Claim to which such supplemental Claim relates is initially paid.

(dddd)	“Third Party PLS/Other Loans” means those loans identified as Third Party PLS/Other Loans on any of Schedules 1 through 15, which include loans held in third-party sponsored private label securitization trusts, whole loans, or other loans originated or acquired by CHL, as updated pursuant to Section 3(a), and as finalized with respect to the Implementation Date pursuant to Section 3(b).

(eeee)	“Third Party Servicer” means any servicer, master servicer, or subservicer other than Servicer or an Affiliate of Servicer.

(ffff)	“Third Party Servicer Curtailment” means any reduction by MGIC to some portion of a Claim based on servicing-related activities or failures to act of a Third Party Servicer during the period of time that the loan was serviced by the Third Party Servicer. For avoidance of doubt, a Third Party Servicer Curtailment shall not be considered a Curtailment under this Settlement Agreement or vice versa.

(gggg)	[Deliberately omitted.]

(hhhh)	“Trust/Other” means (i) the applicable trust, pool, person, or other entity holding any loans designated as Countrywide PLS Loans or Third-Party PLS/Other Loans on any of Schedules 1 through 15, or (ii) any group of such loans held by such trust, pool, person or other entity, provided that (x) such group was designated or otherwise identified as a group at the time the trust, pool, person, or other entity acquired the loans in the group, (y) the loans in the group are identified on any of Schedules 1 through 15 by the name of the applicable trust, pool, person, or other entity and as belonging to an identified group distinct from one or more other groups included within such trust, pool, person, or other entity.

(iiii)	“Trustee/Other” means the trustee, person, servicer, or entity having decision-making power with respect to a Trust/Other, acting in the capacity as trustee or as decision-maker under delegated authority or otherwise with respect to that particular Trust/Other.

(jjjj)	“Trustee/Other Consent” means written consent obtained from a Trustee/Other pursuant to Section 5 with respect to a particular Trust/Other.

(kkkk)	“Unresolved Covered Future Legacy Loan” means each Covered Future Legacy Loan for which (i) MGIC has not made a determination of coverage; (ii) MGIC has provided written notice of an Exclusion or Curtailment with respect to such Covered Future Legacy Loan, and Servicer has given MGIC written notification of a dispute pursuant to Section 11(b), CHL and Servicer have not waived, pursuant to Section 11(b)(ii)(A), their ability to invoke the ADR Procedure, and there has not been a final decision or other final resolution, by the passage of time or otherwise, under the ADR Procedure pursuant to Section 11(b)(ii)(I); or (iii) there has been a final decision under the ADR Procedure, but the Party for whose benefit the decision made an award has sought but has not obtained full satisfaction of such award pursuant to the ADR Procedure.

2.	Previous Deposits into Escrow Accounts; Termination of Security Interests.

(a)	Establishing Escrow. The Parties entered into an Escrow Agreement as provided in the Original Agreement. Pursuant to the terms of the Original Agreement, MGIC deposited funds into the MGIC Escrow Account and CHL deposited funds into the CHL Escrow Account. The funds in the Escrow Accounts and the interest thereon shall be disbursed pursuant to Section 9.

(b)	Effect of Deposits into Escrow Accounts.

(i)	CHL and Servicer intend, and MGIC will not dispute, that the Escrow Agreement and the Escrow Accounts thereunder constitute an “escrow” within the meaning of Wisconsin Statute section 645.03(1)(j).

(ii)	Each of MGIC, CHL and Servicer intends, and no Party will dispute, that (A) the Escrow Agreement and the Escrow Accounts thereunder transfer (x) to the Escrow Agent legal title to the funds in such Escrow Accounts and (y) to each of the Parties equitable ownership (contingent or otherwise) of the funds deposited in the Escrow Account to which each is entitled to disbursement in accordance with the provisions of this Settlement Agreement and the Escrow Agreement; and (B) neither Party has equitable ownership (contingent or otherwise) of any of such funds to which it is not entitled to disbursement in accordance with the provisions of this Settlement Agreement and the Escrow Agreement.

(c)	Security Interests.

(i)	MGIC hereby represents that it has not assigned any of, and grants Servicer a security interest in all of, MGIC’s right, title and interest in and to any and all disbursements from the MGIC Escrow Account to which MGIC is entitled pursuant to the terms and conditions of this Settlement Agreement or the Escrow Agreement, as security for the full performance of MGIC’s obligations under this Settlement Agreement and the Escrow Agreement. Servicer previously filed a UCC-1 financing statement with respect to such security interest.

(ii)	CHL hereby represents that it has not assigned any of, and grants MGIC a security interest in all of, CHL’s right, title and interest in and to any and all disbursements from the CHL Escrow Account to which CHL is entitled pursuant to the terms and conditions of this Settlement Agreement or the Escrow Agreement, as security for the full performance of CHL’s obligations under this Settlement Agreement and the Escrow Agreement. MGIC previously filed a UCC-1 financing statement with respect to such security interest.

(iii)	In the event that this Settlement Agreement is terminated for any reason other than termination pursuant to Section 4(a) or Section 4(b), upon the disbursement of all funds in the Escrow Accounts pursuant to Section 9(d), the security interests granted pursuant to Sections 2(c)(i) and (ii) above shall immediately become null and void, and each of Servicer and MGIC shall promptly file an appropriate UCC-3 termination statement reflecting such termination.

3.	Continuing Reconciliation; Finalizing Schedules; Manifest Error; Subject Loan Reports.

(a)	Continuing Reconciliation.

(i)	Beginning with the next month end following the Signing Date through the Implementation Date, MGIC shall deliver to Servicer an Interim Reconciliation Loan Report by the 20th day of the following month via secured internet delivery.

(ii)	Each Interim Reconciliation Loan Report (i) shall identify by Schedule number each Subject Loan and (ii) update and supplement to reflect changes through the Implementation Date to the listing of loans identified on Schedules 1 through 15 at the Signing Date, provided that the first Interim Reconciliation Loan Report shall include activity related to MGIC’s determination of a Claim for a Subject Loan from the Cut-off Date to the end of the first full month following the Signing Date, and each subsequent Interim Reconciliation Loan Report shall reflect activity occurring for every month thereafter.

(iii)	The Parties covenant and agree to work together in good faith to reconcile the Schedules up through the time the Schedules are finalized pursuant to Section 3(b).

(iv)	If the total of: (x) all Actual Curtailment Amounts (as defined below) shown on the Interim Loan Reconciliation Report as of April 30, 2015 for Claims on Legacy Loans and Servicing Only Loans paid between October 1, 2014 and April 30, 2015, plus (y) the average monthly amount of such Actual Curtailment Amounts during that period is [***], then, prior to Implementation Date, the Legacy Loan Settlement Percentage and Servicing Only Settlement Percentage shall each be recalculated applying the methodology previously employed by the Parties to determine, respectively, the Legacy Loan Settlement Percentage and Servicing Only Settlement Percentage. As used in this Section 3(a)(iv), the “Actual Curtailment Amount” shall mean, for each Claim on Legacy Loans and Servicing Only Loans paid between October 1, 2014 and April 30, 2015, the total curtailment multiplied by a fraction in which the numerator is the number of days in the Default Period (as defined below) for which Servicer was the servicer of such Legacy Loan or Servicing Only Loan that resulted in such Claim, and the denominator is the number of days in the Default Period. “Default Period” means the period beginning on the “paid through date” of such Legacy Loan or Servicing Only Loan and ending on the date of such Claim submission, as shown on the EOB.

(v)	If (x) the total of: (x) all Actual Claim Amounts (as defined below) shown on the Interim Loan Reconciliation Report as of April 30, 2015 for Claims on Legacy Loans and Servicing Only Loans paid between October 1, 2014 and April 30, 2015, plus (y) the average monthly amount of such Actual Claim Amounts during that period is [***], then, prior to the Implementation Date, the Legacy Loan Settlement Percentage and Servicing Only Settlement Percentage shall each be recalculated applying the methodology previously employed by the Parties to calculate, respectively, the Legacy Loan Settlement Percentage and Servicing Only Settlement Percentage. As used in this Section 3(a)(v), the “Actual Claim Amount” shall mean, for each Claim on Legacy Loans and Servicing Only Loans paid between October 1, 2014 and April 30, 2015, the Claim payment amount plus the Actual Curtailment Amount.

(vi)	For purposes of making any adjustment required by either Section 3(a)(iv), 3(a)(v), or 3(c), “the methodology previously employed” means, in the case of 3(c) the Worksheet, or in the case of 3(a)(iv) or 3(a)(v) the procedure to be applied to the Worksheet, that was described in the email sent at 1:16 p.m. PST on the Signing Date from Servicer to MGIC with respect to such procedure referencing this Section 3(a)(vi) (the “Servicer Email”), which acceptance of the Servicer Email was confirmed by email from MGIC to Servicer on the Signing Date. The Worksheet is the “AB single rate” worksheet of that certain Excel spreadsheet named “MGIC BAC PLS All in Settlement 20150227v6” attached to the Servicer Email.

(vii)	Schedule 18 shall identify, as of the Signing Date and as updated through, and finalized as of, the Implementation Date, all transfers of servicing of Subject Loans from Servicer to a Third Party Servicer. Servicer will reasonably cooperate with MGIC to determine the correct servicing transfer date of a Subject Loan in the event that (i) a potential error is discovered with respect to a servicing transfer date identified on Schedule 18 or (ii) on and after the Implementation Date, MGIC is uncertain about a servicing transfer date of a Subject Loan.

(b)	Finalizing Loan Schedules.

(i)	The final identification and allocation of Subject Loans on Schedules 1 through 15 as of the Implementation Date shall be as stated on an Interim Reconciliation Loan Report, in a form mutually agreed by the Parties, delivered by MGIC, and verified by BANA, within twenty (20) business days following the Implementation Date. Such final identification and allocation shall include a list of (i) each Countrywide PLS Loan and Third Party/PLS Other Loan that is subject to the Implementation Date and (ii) the Trust/Other holding such Countrywide PLS Loan and Third Party PLS/Other Loan.

(ii)	As soon as practicable after the expiration of the time period for obtaining Trustee/Other Consent pursuant to Section 5, the Parties shall finalize the Non-Consenting Loans, by identifying and listing on Schedule 17 (i) each Countrywide PLS Loan and Third Party/PLS Other Loan that has not received Trustee/Other Consent and (ii) the Trust/Other holding such Non-Consenting Loan. Each Non-Consenting Loan shall be removed from each of Schedules 1 through 15 and shall no longer be a Subject Loan.

(c)	Manifest Error. To the extent it is determined in the period of time between the Signing Date and the Implementation Date that the listing of (or failure to list) a Subject Loan on a Schedule to this Settlement Agreement is the result of manifest error, or there is a manifest error in the (i) “claim filed amounts” of [***] of Pending Rescission Loans for the period November 1, 2011 through the Cut-off Date, (ii) the amount of curtailments on Subject Loans for the period January 1, 2010 through the Implementation Date or (iii) the “paid thru dt”, “claim title date”, and “claim received date” data provided by MGIC on transferred loans, in the case of each of (i), (ii), and (iii), that forms the basis of the calculations of the Legacy Loan Settlement Percentage or Servicing Only Settlement Percentage, the Parties agree to first cooperate in good faith to correct such error and any impact the error may have had to the calculation of the Legacy Loan Settlement Percentage or Servicing Only Settlement Percentage, as applicable. To the extent the Parties continue to dispute such error, then such dispute and its impact shall be resolved pursuant to Section 11(c). If, however, the error is claimed by either Party to have the effect of increasing or decreasing by more than [***], in the aggregate, the estimated total Claim benefit amounts to be paid by MGIC under the Settlement Agreement, applying the methodology employed by the Parties to determine the Settlement Percentages as described in Section 3(a)(vi), and the data in (i), (ii), or (iii) above exchanged by the Parties prior to the Signing Date, then prior to beginning any proceedings under Section 11(c), (i) the Parties shall negotiate in good faith, consistently with the methodology previously employed by the Parties in their calculation of the Legacy Loan Settlement Percentage or Servicing Only Settlement Percentage prior to execution of this Settlement Agreement, to resolve their dispute; and (ii) if such negotiations have failed to resolve such dispute within thirty (30) days after either Party notifies the other Party of a potential manifest error, then within fifteen (15) days of the expiration of the time period for good-faith negotiations, the Party aggrieved by the manifest error may terminate this Settlement Agreement upon written notice to the other Party pursuant to Section 5(c)(iii) without any proceedings pursuant to Section 11(c), and the Implementation Date shall not occur. To the extent the Parties dispute whether the [***] termination threshold is met, such a dispute shall also be resolved pursuant to Section 11(c). If neither Party terminates this Settlement Agreement pursuant to this Section 3(c), then the Parties shall continue to resolve the dispute as a Dispute pursuant to Section 11(c), and all time periods under this Settlement Agreement are tolled while such proceedings pursuant to Section 11(c) are ongoing.

(d)	Subject Loan Reports. Beginning with the next month end following the Implementation Date, MGIC shall deliver to Servicer via secured internet delivery within twenty (20) days after the end of each month, a Subject Loan Report with respect to each Subject Loan for which MGIC resolved a Claim during the preceding month, provided that the Implementation Date has occurred with respect to such Subject Loan. MGIC shall continue to deliver Subject Loan Reports until the last Claims on Subject Loans have been resolved and no remaining Subject Loan has mortgage insurance coverage in-force or coverage that was in-force prior to default.

(i)	Within sixty (60) days after receipt by Servicer of a Subject Loan Report, Servicer shall have the right to notify MGIC and as applicable, the Third Party Servicer, in writing, of any error by MGIC in applying the Legacy Loan Settlement Percentage to any Covered Future Legacy Loan, or the Servicing Only Settlement Percentage to any Future Servicing Only Loan, included in the Subject Loan Report.

(ii)	If MGIC has made an error, MGIC shall correct any Settlement Percentage error within thirty (30) days of written notice directly with such loan’s servicer or owner (whichever received the original Claim payment), and report such payment corrections in the next Subject Loan Report, as applicable, as a supplemental Claim payment.

(iii)	The Parties shall work in good faith to resolve any of Servicer’s objections or notice of an error in MGIC applying the applicable Settlement Percentage.

4.	Termination Based on Certain Actions.

(a)	Termination of Settlement Agreement.

(i)	Termination by MGIC.

(A)	CHL shall give written notification to MGIC within ten (10) business days if CHL or any third party initiates in respect of CHL any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding, whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, and such proceeding is not dismissed within thirty (30) days of such initiation.

(B)	If prior to the Implementation Date, (x) MGIC receives written notification from CHL pursuant to Section 4(a)(i)(A) or learns that CHL failed to provide written notification required pursuant to Section 4(a)(i)(A) or (y) CHL becomes the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding, whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, then MGIC may terminate this Settlement Agreement by written notice to CHL.

(ii)	Termination by CHL.

(A)	MGIC shall give written notification to CHL within ten (10) business days if MGIC or any third party initiates in respect of MGIC any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding, whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, and such proceeding is not dismissed within thirty (30) days of the initiation of such proceeding.

(B)	If prior to the Implementation Date, (x) CHL receives written notification from MGIC pursuant to Section 4(a)(ii)(A) or learns that MGIC failed to provide written notification required pursuant to Section 4(a)(ii)(A) or (y) MGIC becomes the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding, whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, then CHL may terminate this Settlement Agreement by written notice to MGIC.

(b)	Termination Based on OCI Complaint. Servicer may terminate this Settlement Agreement by written notice to MGIC prior to the Implementation Date if the OCI has filed a complaint prior to such Implementation Date relating to MGIC under Wisconsin Statute section 645.54 seeking to void any portion of this Settlement Agreement in a way that deprives Servicer (on behalf of the Trust/Others) of any monetary benefit conferred by the terms of this Settlement Agreement which it would otherwise have obtained.

(c)	Effect of Termination of Settlement Agreement. The Parties shall cooperate in delivering notice to the escrow agent of the Escrow Accounts of any termination of this Settlement Agreement. Upon any termination, this Settlement Agreement, including the provisions with respect to perfection and processing of Claims that are specified in Section 10(f), the provisions of Sections 10(k)(i)(A) and 10(k)(ii)(A) governing Appeals of Claims, and the releases in Sections 13 and 14, shall be deemed null and void and of no further force and effect and except as provided below, the Parties shall be deemed to have reverted to their respective status as of the day prior to the Original Agreement Signing Date with respect to the Legacy Loans and as of the day prior to the Signing Date with respect to the Servicing Only Loans; provided that:

(i)	the definitions in Section 1 related to any provisions not terminated, Section 2, this Section 4(c), Section 9(d) (Termination of Settlement Agreement), Section 10(f)(vi), Sections 10(k)(i)(B) and 10(k)(ii)(B), the provisions of dispute resolution in Section 11(c) to the extent that they relate to the resolution of any Dispute regarding the termination of this Settlement Agreement, Section 16 (Confidentiality), and paragraphs (a), (c), (d), (e), (f), (g), (h), (i), (k), (l), and (n), and solely for the purpose of enforcing provisions that survive termination of this Settlement Agreement, (o) of Section 19 (Miscellaneous Provisions) shall continue in full force and effect despite any termination of this Settlement Agreement;

(ii)	in the event of any such termination, MGIC may effect rescission or denial of the Claims with respect to any Legacy Loan for which MGIC has communicated an intent to complete a denial after October 31, 2011, or has communicated an intent to complete a rescission after October 31, 2011, without regard to the passage of time, and CHL and Servicer hereby waive any claim or defense as to the lack of timely assertion of any such rescission or denial with respect to any such Claim, but not, except as provided in this Settlement Agreement, with respect to any other available claim or defense as set forth herein, in the applicable Master Policy, or by operation of law, and provided that any Claim paid pursuant to Section10(b) prior to such termination shall remain a paid Claim;

(iii)	the applicable time period for Servicer to submit the documents that MGIC may require Servicer to provide in order to perfect a Claim on a Covered Future Legacy Loan shall terminate on the later of (A) the applicable time period for perfection of a Claim under the applicable Master Policy or (B) three months after the date of such termination of the Settlement Agreement; and

(iv)	any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action included in the Litigation Action or the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through [***], in addition to any other tolling periods that may apply by operation of law. Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in such actions shall be tolled from the [***] and shall continue to be tolled through [***], in addition to any tolling that may apply by operation of law; provided that (x) no such tolling shall apply to such Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to rescissions and denials of Claims on Servicing Only Loans, except any tolling that may apply by operation of law and (y) tolling with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to Curtailment of Claims on Servicing Only Loans shall begin on [***] and such tolling shall continue through [***], in addition to any tolling that may apply by operation of law. No tolling that occurs pursuant to this Section 4(c)(iv) and/or by operation of law shall have the effect of reviving any Cause of Action that was otherwise barred by any statute of limitations or similar rule of law or equity prior to [***], or in the case of Causes of Action relating to Curtailments of Claims on Servicing Only Loans, prior to [***].

5.	Trustee/Other Consents.

(a)	Obtaining Trustee/Other Consents. CHL and Servicer shall use reasonable efforts to obtain Trustee/Other Consents. The Parties will use their best efforts to cooperate with each other in seeking to obtain Trustee/Other Consents, which shall be obtained (or not) by May 15, 2015.

(b)	Contents of Trustee/Other Consent. Each Trustee/Other Consent shall include confirmation from the Trustee/Other that such Trustee/Other (i) agrees to be bound by Servicer’s determination to enter into the Settlement Agreement on behalf of such Trust/Other for which Trustee/Other Consent is being given, and (ii) consents to Servicer, as the servicer or the agent, as applicable, entering into this Settlement Agreement on behalf of such Trust/Others and the Trustee/Others, in each case of clauses (i) and (ii) above, consistent with customary conditions, assumptions and/or qualifications that do not alter the terms of this Settlement Agreement or impede any Party from enforcing the terms of the Settlement Agreement against the Trustee/Other that provides such Trustee/Other Consent. If Servicer acts as an agent for a successor servicer of Subject Loans in seeking Trustee/Other Consent, the appointment of Servicer as agent shall: (x) provide that Servicer is authorized, in Servicer’s discretion: (1) to provide to the Trustee instruments that Servicer will provide in connection with obtaining the Trustee/Other Consent from such Trustee, (2) to direct the Trustee to ratify Servicer’s actions in connection with the Settlement Agreement; and (y) acknowledge Servicer’s authority to settle on behalf of the Trust/Other, claims under and/or with respect to the Master Policy.

(c)	Termination of Settlement Agreement for Failure to Obtain Trustee/Other Consent.

(i)	If Trustee/Other Consent is not obtained from the Trustee/Other(s) holding at least seventy percent (70%) of the aggregate number of Subject Loans by the close of business on May 15, 2015, MGIC, on the one hand, and CHL and Servicer, on the other, may terminate this Settlement Agreement by written notice to the other Parties within thirty (30) days thereafter, provided that no Party shall be entitled to so terminate this Settlement Agreement if it has breached its obligation to cooperate in seeking to obtain the Trustee/Other Consent.

(ii)	If no Implementation Date has occurred by June 1, 2015 (effective as of May 31, 2015), MGIC, on the one hand, and CHL and Servicer, on the other hand, may terminate this Settlement Agreement by written notice to the other Parties within thirty (30) days thereafter

(iii)	The effect of any termination of this Settlement Agreement pursuant to this Section 5(c) shall be as provided in Section 4(c).

(d)	Failure to Obtain Trustee/Other Consents. If the Implementation Date has occurred, CHL/PLS Loans that do not receive the requisite Trustee/Other Consent within the time period set forth in Section 5(a) shall become Non-Consenting Loans. MGIC may effect rescission or denial of the Claims with respect to any Non-Consenting Loans for which MGIC has communicated an intent to complete a rescission or denial after October 31, 2011 and on or before the Implementation Date, without regard to the passage of time, and CHL and Servicer hereby waive any claim or defense as to the lack of timely assertion of any such rescission or denial with respect to any such Claim. MGIC may effect curtailments (including, for the avoidance of doubt, Curtailments) with respect to any Non-Consenting Loans. The applicable time period by which Servicer must submit the documents that MGIC may require Servicer to provide in order to perfect a Claim with respect to a Non-Consenting Loan that is a Covered Future Legacy Loan shall terminate on the date that is the later of (A) date of termination of the applicable time period for perfection of a Claim under the applicable Master Policy and (B) three months after the Implementation Date. When finalized pursuant to Section 3(b)(ii), MGIC shall follow its normal business practices with respect to premium refunds with respect to the Non-Consenting Loans.

6.	Dismissal of Arbitration Action and Litigation Action.

(a)	No Dismissals if Trustee/Other Consents Not Obtained. If the Trustee/Other Consents are not obtained within the time and in the amounts specified in Section 5, there shall be no dismissals of the Litigation Action or the Arbitration Action pursuant to this Settlement Agreement (except for any dismissal without prejudice of the Arbitration Action that may be made under Section 6(c)), and this Settlement Agreement may be terminated as provided in Section 5.

(b)	No Action or Assistance. After the Original Agreement Signing Date, neither CHL nor Servicer will take any action, or provide any assistance to any third party, in connection with the Litigation Action, the Arbitration Action, or any other litigation or arbitration action that is intended or reasonably could be expected to be adverse to or inconsistent with the intent, terms, and conditions of this Settlement Agreement and/or the MGIC/BANA Settlement Agreement, including, but not limited to, the releases pursuant to Section 14 by CHL and Servicer; provided that CHL and/or Servicer may take such actions or provide such assistance (i) if and to the extent that CHL and/or Servicer has a contractual obligation to take such action or to provide such assistance to such third party, and CHL and/or Servicer, as applicable, gives written notice to MGIC within twenty (20) business days after taking such action or providing such assistance, or (ii) for the avoidance of doubt, if this Settlement Agreement is terminated.

(c)	Stay of Arbitration Action. Upon the Original Agreement Signing Date, the Parties took the necessary steps to stay the Arbitration Action through the earlier of (i) the expiration of the time period set forth in Section 5 for obtaining Trustee/Other Consent, to the extent that any part of the Arbitration Action is not earlier dismissed with prejudice pursuant to Section 6(d) and/or the MGIC/BANA Settlement Agreement, and (ii) the termination of this Agreement. Following the Signing Date, if the panel in the Arbitration Action does not agree to continue the stay, then each of CHL and Servicer shall take all steps necessary to dismiss the Arbitration Action without prejudice within thirty (30) days of such refusal to agree to a stay, and any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action included in the Litigation Action and the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through the earlier of (i) [***] and (ii) [***], in addition to any other tolling periods that may apply (x) by operation of law or (y) to the Non-Consenting Loans pursuant to Section 6(e). Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in such actions shall be tolled from [***] and shall continue to be tolled through the earlier of (i) [***] and (ii) [***], in addition to any tolling that may apply by operation of law; provided that (x) no such tolling shall apply to such Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to rescissions and denials of Claims on Servicing Only Loans, except any tolling that may apply by operation of law and (y) tolling with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to Curtailment of Claims on Servicing Only Loans shall begin on [***] and such tolling shall continue through the earlier of (i) [***] and (ii) [***], in addition to any tolling that may apply by operation of law. No tolling that occurs by virtue of this Section 6(c) and/or by operation of law shall have the effect of reviving any Cause of Action that was barred by any statute of limitations or similar rule of law or equity prior to [***], or in the case of Causes of Action relating to Curtailments of Claims on Servicing Only Loans, prior to [***].

(d)	Dismissals of Countrywide PLS Loans and Third Party PLS/Other Loans. As soon as practicable after a Trustee/Other Consent has been obtained (or on such later date as MGIC shall agree), each of CHL and Servicer shall take all necessary steps to dismiss the Arbitration Action with prejudice as to the Countrywide PLS Loans and Third Party PLS/Other Loans with respect to which such Trustee/Other Consents have been obtained, and such dismissal shall be substantially in the form of Stipulation and Order of Dismissal on Exhibit J.

(e)	Dismissals of Non-Consenting Loans and the Litigation Action. As soon as practicable after the identification of the Non-Consenting Loans pursuant to Section 3(b)(ii), each of CHL and Servicer shall take all necessary steps to dismiss the Litigation Action with prejudice as to all of the Countrywide PLS Loans and Third Party PLS/Other Loans with respect to which Trustee/Other Consent has been obtained, and to dismiss the Arbitration Action and the Litigation Action without prejudice as to the Non-Consenting Loans, and such dismissals shall be substantially in the form of Stipulation of Dismissal (with respect to the Litigation Action) and Stipulation and Order of Dismissal (with respect to the Arbitration Action) on Exhibit J.

(i)	Any legal or contractual limitations period and any defense based on the passage of time for any Causes of Action with respect to Non-Consenting Loans included in the Litigation Action or the Arbitration Action that were tolled by the initiation of the Litigation Action or the Arbitration Action shall continue to be tolled for such Causes of Action for [***], in addition to any other tolling periods that may apply by operation of law. Any legal or contractual limitations period and any defense based on the passage of time for any Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Arbitration Action or the Litigation Action with respect to Non-Consenting Loans shall be tolled from [***] and shall continue to be tolled for such Causes of Action for [***], in addition to any other tolling periods that may apply by operation of law; provided that (x) no such tolling shall apply to such Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to rescissions and denials of Claims on Servicing Only Loans, except any tolling that may apply by operation of law and (y) tolling with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to Curtailment of Claims on Servicing Only Loans shall begin on [***] and such tolling shall continue for [***], in addition to any tolling that may apply by operation of law.

(ii)	No tolling that occurs by virtue of this Section 6(e) and/or by operation of law shall have the effect of reviving any Cause of Action that was barred by any statute of limitations or similar rule of law or equity prior to [***], or in the case of Causes of Action relating to Curtailments of Claims on Servicing Only Loans, prior to [***].

(iii)	Upon the expiration of the [***] tolling period pursuant to Section 6(e)(i), the arbitrators in the Arbitration Action shall be released from any further involvement in the Arbitration Action or with any Non-Consenting Loans.

(f)	Effect of Dismissals with Prejudice. To the extent that the Litigation Action and the Arbitration Action are dismissed with prejudice with respect to certain Legacy Loans, such Legacy Loans shall be subject to the ADR Procedure as and to the extent set forth in Section 11(a) and any Dispute with respect to such Legacy Loans shall be resolved as and to the extent set forth in Section 11(c).

7.	[Deliberately omitted.]

8.	[Deliberately omitted.]

9.	Disbursements from the Escrow Accounts. The Parties shall jointly instruct the escrow agent acting under the Escrow Agreement in writing to disburse the funds in the Escrow Accounts as specified below.

(a)	Disbursement from MGIC Escrow Account. Effective as of the Signing Date, the Parties shall jointly instruct the escrow agent acting under the Escrow Agreement in writing to disburse to MGIC all funds in the MGIC Escrow Account. The Parties acknowledge and agree that this disbursement to MGIC does not constitute a disbursement to MGIC for the purposes of the grant of a security interest under Section 2(c) above but rather is a return of the funds to MGIC resulting from the amendments to the Original Agreement reflected by this Settlement Agreement. Servicer releases and discharges any security interest which may have been granted to Servicer by MGIC in Section 2(c)(i) of the Original Agreement and waives any and all claims or interest it has or might have in and to the funds in, or any disbursements from, the MGIC Escrow Account. Servicer shall promptly file a UCC-3 termination statement with respect to UCC-1 financing statement previously filed by Servicer, such termination statement to reflect the termination of Servicer’s security interest, if any, in the funds in, or such disbursement from, the MGIC Escrow Account. The MGIC Escrow Account shall then be terminated.

(b)	Disbursement from CHL Escrow Account. Effective as of the Signing Date, the Parties shall jointly instruct the escrow agent acting under the Escrow Agreement in writing to disburse the funds in the CHL Escrow Account to CHL in excess of (x) [***] plus (y) any pending amounts for which MGIC is asserting an indemnification claim against CHL as of the Signing Date. The Parties acknowledge and agree that this disbursement to CHL does not constitute a disbursement to CHL for the purposes of the grant of a security interest under Section 2(c)(ii) of the Original Agreement but rather is a return of certain of the funds to CHL resulting from the amendment to the Original Agreement reflected by this Settlement Agreement. MGIC waives any and all claims or interest it has or might have in and to the funds in, or any disbursements from, the CHL Escrow Account.

(c)	Periodic Disbursement of CHL Escrow Amount. The Parties shall jointly instruct the escrow agent to disburse the remaining funds in the CHL Escrow Account as follows:

(i)	To MGIC: Within ten (10) days after each determination that CHL is required to indemnify MGIC pursuant to Section 15, the amount of funds from the CHL Escrow Amount and associated interest to compensate MGIC for such indemnification obligation; and

(ii)	To CHL: Within ten (10) days after the end of each calendar quarter following the Implementation Date, an amount equal to ten percent (10%) of (x) the funds remaining in the CHL Escrow Account after the disbursement pursuant to Section 9(b), minus (y) any pending amounts for which MGIC is asserting an indemnification claim against CHL at the time of such disbursement. On the tenth such calendar quarter end, all funds remaining in the CHL Escrow Account, after deduction of any pending amounts for which MGIC is asserting an indemnification claim against CHL at the time of such disbursement, shall be disbursed to CHL. The Parties acknowledge and agree that any such disbursement to CHL does not constitute a disbursement to CHL for the purposes of the grant of a security interest under Section 2(c)(ii) of the Original Agreement. Upon disbursement of all of the funds from the CHL Escrow Account, MGIC shall promptly file a UCC-3 termination statement with respect to UCC-1 financing statement previously filed by MGIC, such termination statement to reflect the termination of MGIC’s security interest, if any, in the funds in, or such disbursements from, the CHL Escrow Account. The CHL Escrow Account shall then be terminated.

(d)	Termination of Settlement Agreement. Within ten (10) days after the Settlement Agreement is terminated, the Parties shall jointly instruct the escrow agent to disburse to CHL all of the funds in the CHL Escrow Account. MGIC shall promptly file a UCC-3 termination statement with respect to the UCC-1 financing statement previously filed by MGIC, such termination statement to reflect the termination of MGIC’s security interest, if any, in the funds in, or any disbursements from, the CHL Escrow Account. The CHL Escrow Account shall then be terminated.

(e)	Accounts for Payments. Absent any other signed agreement by the Parties, the Parties shall jointly instruct the escrow agent to complete any disbursement as provided in Section 17(b), subject to change as provided in Section 17(c).

10.	Treatment of Subject Loans.

(a)	Pending Rescission Loans. As soon as practicable after the Implementation Date, MGIC shall rescind insurance coverage on the Pending Rescission Loans and if such coverage has already been rescinded, coverage will remain rescinded. No Claim shall be processed for payment for such loans and as of the Implementation Date, none of CHL, Servicer or the Trustee/Other(s) shall have any rights to challenge, dispute, or otherwise attempt to recover any amounts with respect to such Pending Rescission Loans.

(b)	Past Coverage Determination Loans. As of the Implementation Date, (i) all actions heretofore taken by MGIC to rescind or deny Claims on the Past Coverage Determination Loans are agreed to be final and (ii) none of CHL, Servicer or the Trustee/Other(s) shall have any rights to challenge, dispute, or otherwise attempt to recover any amounts with respect to such Past Coverage Determination Loans.

(c)	Premium Refunds. As soon as practicable after the Implementation Date, MGIC shall pay to Servicer (and, where already paid, Servicer shall be entitled to retain), for the benefit of the applicable Trust/Other, all premium refunds due on Past Coverage Determination Loans and Pending Rescission Loans in accordance with the terms of the applicable Master Policy. The Parties agree to cooperate with each other in good faith to avoid the escheatment of premium refunds after the Signing Date. Any amounts of premium refunds previously escheated shall be considered as already paid.

(d)	Past Paid Loans, Decisioned Servicing Only Loans, Recently Paid Loans, Recently Paid Servicing Only Loans.

(i)	Effective upon the Implementation Date, all Curtailments and Policy Adjustments on Past Paid Loans and Decisioned Servicing Only Loans shall be deemed final as of the Cut-off Date without regard to the pendency of any appeals filed by Servicer and without any offset, credit, disgorgement, or any other adjustments. Neither MGIC nor any of CHL, Servicer or the Trustee/Other(s) shall have any further rights to challenge, dispute, appeal or otherwise attempt to recover any amounts with respect to Curtailments or Policy Adjustments on Past Paid Loans or Decisioned Servicing Only Loans, provided that nothing herein affects (x) MGIC’s obligations to process Supplemental Claims for all Past Paid Loans and Decisioned Servicing Only Loans, which Supplemental Claims may continue to be submitted and shall be processed (including denial thereof on timeliness or other grounds) by MGIC in the ordinary course; or (y) a Third Party Servicer’s ability to appeal Policy Adjustments that MGIC made on Past Paid Loans and Decisioned Servicing Only Loans for which the Claim was filed by a Third Party Servicer.

(ii)	Effective upon the Implementation Date, all Curtailments and Policy Adjustments on Recently Paid Loans and Recently Paid Servicing Only Loans shall be deemed final as of the Implementation Date without regard to the pendency of any appeals filed by Servicer and without any offset, credit, disgorgement, or any other adjustments. Neither MGIC nor any of CHL, Servicer or the Trustee/Other(s) shall have any further rights to challenge, dispute, appeal or otherwise attempt to recover any amounts with respect to Curtailments or Policy Adjustments on Recently Paid Loans and Recently Paid Servicing Only Loans, provided that nothing herein affects (x) MGIC’s obligations to process Supplemental Claims for all Recently Paid Loans and Recently Paid Servicing Only Loans, which Supplemental Claims may continue to be submitted and shall be processed (including denial thereof on timeliness or other grounds) by MGIC in the ordinary course; or (y) a Third Party Servicer’s ability to appeal Policy Adjustments that MGIC made on Recently Paid Loans and Recently Paid Servicing Only Loans for which the Claim was filed by a Third Party Servicer.

(e)	Recently Rescinded Loans. As soon as practicable after the Implementation Date, MGIC shall determine whether a Claim with respect to a Recently Rescinded Loan is a Perfected Claim and shall process any such Perfected Claim in accordance with the provisions of Section 10(g); provided that the time periods in Section 10(g)(i) shall not apply and in lieu thereof Servicer shall perfect a Claim for a Recently Rescinded Loan in accordance with the time period set forth in the applicable Master Policy (except that Servicer shall have [***] from the later of (A) the Implementation Date and (B) the date that MGIC provides written notice to Servicer of the documents on Exhibit B required to perfect the Claim, to submit all documents set forth on Exhibit B). To the extent MGIC has communicated an intent to complete a Coverage Rescission on any Recently Rescinded Loan, but has not yet completed such Coverage Rescission, all such communications shall be deemed withdrawn.

(f)	Covered Future Legacy Claims Processed After the Signing Date. Effective as of the Signing Date, and until this Section 10(f) ceases to be applicable pursuant to Section 10(f)(vi):

(i)	MGIC shall determine whether a Covered Future Legacy Claim is a Perfected Claim (including the applicable time period for perfection of a Claim), and process any such Perfected Claim in accordance with the applicable Master Policy, except that (A) the documents that MGIC may require Servicer to provide in order to establish a Covered Future Legacy Claim as a Perfected Claim shall be limited to those documents set forth on subdivision I of Exhibit B and (B) MGIC may effect an Exclusion only if the basis for such Exclusion is set forth in Exhibit F, which claimed Exclusion shall be accompanied by a contemporaneous writing in the form used by MGIC that specifies the basis for such Exclusion. For the avoidance of doubt, in the course of processing Covered Future Legacy Claims pursuant to this Section 10(f)(i), MGIC may request, and Servicer shall use best efforts to provide, all information reasonably requested by MGIC, including loan origination and servicing-related documents; provided that unless such documents are also set forth on subdivision I of Exhibit B, Servicer’s failure to provide any document in response to a request by MGIC pursuant to this Section 10(f)(i) shall not affect the determination of whether a Covered Future Legacy Claim is a Perfected Claim.

(ii)	If MGIC denies a Claim processed as contemplated by the first sentence of Section 10(f)(i) prior to Section 10(f)(i) ceasing to be applicable pursuant to Section 10(f)(vi), then Servicer or CHL shall be entitled to dispute such denial exclusively in accordance with the ADR Procedure set forth in Section 11(b), on and after the Implementation Date, provided that Servicer shall give MGIC notice in writing for purposes of Section 11(b)(ii)(A) within nine (9) months of the Implementation Date.

(iii)	If MGIC denies a Claim on a Covered Future Legacy Loan (other than a Claim on a Potential Curtailment Loan or a loan for which Servicer does not have responsibility as the servicer) processed as contemplated by the second sentence of Section 10(f)(i) for failure to provide loss mitigation notes, collection notes, or payment histories set forth on subdivision I of Exhibit B, then as soon as practicable following the Implementation Date, MGIC will reverse that denial and process the Claim as provided in Section 10(g), provided that this Section 10(f)(iii) does not apply to any Non-Consenting Loan.

(iv)	If MGIC denies a Claim processed as contemplated by the first sentence of Section 10(f)(i) and such Claim is with respect to a Non-Consenting Loan or a loan for which a Trustee/Other gives notice to CHL or Servicer that the Trustee/Other has determined not to provide Trustee/Other Consent, the applicable time period for Servicer to submit the documents that MGIC may require Servicer to provide in order to establish a Claim as a Perfected Claim shall terminate on the date that is the later of (A) the date of termination of the applicable time period for perfection of a Claim under the applicable Master Policy and (B) [***] after the earlier of (x) termination of this Agreement and (y) the Implementation Date.

(v)	Except as otherwise specifically required by this Agreement, MGIC will continue to process Claims in the ordinary course consistent with the Master Policy.

(vi)	Sections 10(f)(i) and 10(f)(ii) shall cease to be applicable after (A) the Implementation Date, (B) the expiration of the time period set forth in Section 5 for obtaining Other Consent, with respect to Non-Consenting Loans, and (C) for the avoidance of doubt, termination of this Agreement.

(g)	Covered Future Legacy Claims. After the Implementation Date, Covered Future Legacy Claims shall be perfected and processed in accordance with the following provisions:

(i)	Perfection of Claims. Servicer shall submit and perfect a Covered Future Legacy Claim in the manner set forth in the applicable Master Policy; provided that the documents that MGIC may require Servicer to provide in order to establish a Covered Future Legacy Claim (other than a Claim on a Potential Curtailment Loan) as a Perfected Claim shall be limited to those documents set forth on subdivision II of Exhibit B. Servicer shall submit and perfect Covered Future Legacy Claims in accordance with the time period set forth in the applicable Master Policy; provided that Servicer shall have [***] from the title transfer date (i.e., foreclosure/sheriff’s sale, short sale or deed-in-lieu) to submit all subdivision II of Exhibit B documents in relation to certificates issued under Master Policy Form 71-7135.

(ii)	Exclusions. MGIC may effect an Exclusion with respect to any Covered Future Legacy Claim only if the basis for such Exclusion is set forth in Exhibit F. Such claimed Exclusion shall be accompanied by a contemporaneous writing in the form used by MGIC that specifies the basis for such Exclusion. Servicer and/or CHL shall have the right to challenge and dispute MGIC’s assertion of any Exclusion solely pursuant to the ADR Procedure.

(iii)	Payment of Perfected Covered Future Legacy Claims.

(A)	MGIC shall effect no Coverage Rescission on any Covered Future Legacy Claim.

(B)	MGIC shall pay the Settlement Percentage Claim Payment with respect to such Covered Future Legacy Claim.

(C)	A Covered Future Legacy Claim for which Trustee/Other Consent is sought will be paid by MGIC pursuant to the terms of this Settlement Agreement only after the Implementation Date for such Covered Future Legacy Loan.

(D)	MGIC shall make Claim payments in timeframes consistent with the appropriate Master Policy.

(E)	Any payment of a Perfected Claim shall be accompanied by an EOB in the form used by MGIC that specifies the basis for such payment under the applicable Master Policy and as permitted under this Settlement Agreement.

(F)	The remedy for untimely payment of Perfected Claims shall be determined solely by reference to the applicable Master Policy.

(iv)	No Curtailments. MGIC shall pay all Covered Future Legacy Claims (other than Potential Curtailment Loans and loans serviced by a Third Party Servicer) without any Curtailment whatsoever. Notwithstanding the foregoing, in the event that Servicer reacquires servicing of any Covered Future Legacy Loan from a Third Party Servicer after the Implementation Date, then MGIC may effect Curtailments on such Covered Future Legacy Claim based on Servicer’s servicing activities or failures to act on such Covered Future Legacy Loan subsequent to the date on which servicing was reacquired.

(v)	Potential Curtailment Loans. Servicer shall submit and perfect a Claim on a Potential Curtailment Loan in the manner set forth in the applicable Master Policy; provided that the documents that MGIC may require Servicer to provide in order to establish a Claim on a Potential Curtailment Loan as a Perfected Claim shall be limited to those documents set forth on subdivision I of Exhibit B. Servicer shall submit and perfect Claims on Potential Curtailment Loans in accordance with the time period set forth in the applicable Master Policy; provided that Servicer shall have [***] from the title transfer date (i.e., foreclosure/sheriff’s sale, short sale or deed-in-lieu) to submit all subdivision I of Exhibit B documents in relation to certificates issued under Master Policy Form 71-7135. Sections 10(g)(ii) and (iii) shall apply to Claims on Potential Curtailment Loans. Potential Curtailment Loans shall be subject to Curtailment only to the extent curtailments are permitted under the terms of the applicable Master Policy. Any claimed Curtailment on a Potential Curtailment Loan shall be accompanied by an EOB that specifies the basis for such Curtailment. The Parties reserve all rights and defenses available under the applicable Master Policy and applicable law with respect to any Curtailment on Potential Curtailment Loans.

(h)	Future Servicing Only Claims. After the Implementation Date, Future Servicing Only Claims shall be perfected and processed in accordance with the following provisions:

(i)	Future Servicing Only Claims. MGIC shall pay all Future Servicing Only Claims without any Curtailment whatsoever. Notwithstanding the foregoing, in the event that BANA reacquires servicing of any Future Servicing Only Loan from a Third Party Servicer after the Implementation Date, then MGIC may effect Curtailments on such Future Servicing Only Loan based on BANA’s servicing activities or failures to act on such Future Servicing Only Loan subsequent to the date on which servicing was reacquired.

(ii)	Rescissions or Denials on Servicing Only Loans. Nothing in this Settlement Agreement shall limit MGIC’s rescissions or denials on any Servicing Only Loans and any such rescissions and denials shall continue to be governed by the terms of the applicable Master Policy. MGIC and Servicer reserve all rights and defenses available under the applicable Master Policy and applicable law with respect to rescissions of coverage and denials of coverage or Claims on any Servicing Only Loans.

(iii)	Perfection of Claims. Servicer shall submit and perfect a Future Servicing Only Claim in the manner set forth in the applicable Master Policy; provided that the documents that MGIC may require Servicer to provide in order to establish a Future Servicing Only Claim as a Perfected Claim shall be limited to those documents set forth on subdivision III of Exhibit B. Servicer shall submit and perfect Future Servicing Only Claims in accordance with the time period set forth in the applicable Master Policy; provided that Servicer shall have one year from the title transfer date (i.e., foreclosure/sheriff’s sale, short sale or deed-in-lieu) to submit all subdivision III of Exhibit B documents in relation to certificates issued under Master Policy Form 71-7135.

(iv)	Payment of Perfected Future Servicing Only Claims

(A)	MGIC shall pay in the ordinary course of business the Servicing Only Settlement Percentage Claim Payment with respect to Servicing Only Loans.

(B)	A Future Servicing Only Claim for which Trustee/Other Consent is sought will be paid by MGIC pursuant to the terms of this Settlement Agreement only after the Implementation Date for such Future Servicing Only Claim.

(C)	MGIC shall make Claim payments in timeframes consistent with the appropriate Master Policy.

(D)	Any payment of a Perfected Claim shall be accompanied by an EOB in the form used by MGIC that specifies the basis for such payment under the applicable Master Policy and any permitted Curtailment hereunder.

(E)	The remedy for untimely payment of Perfected Claims shall be determined solely by reference to the applicable Master Policy.

(i)	Third Party Servicer Curtailment. Except as set forth in Section 11(a), nothing in this Settlement Agreement affects the rights or obligations of MGIC or any Third Party Servicer with respect to Third Party Servicer Curtailments. If MGIC assesses a Third Party Servicer Curtailment on a Covered Future Legacy Claim or a Future Servicing Only Loan, the accompanying EOB will inform the Third Party Servicer as to the basis for the Third Party Servicer Curtailment.

(j)	Policy Adjustments. Nothing in this Settlement Agreement affects the rights of MGIC to make Policy Adjustments on Subject Loans.

(k)	Filing and Processing of Appeals of Claims.

(i)	Appeals of Claims Filed by Servicer.

(A)	Effective as of the Signing Date, Servicer shall suspend the filing of Appeals of Claims for the purposes of contesting MGIC’s Curtailments on Subject Loans (except with respect to Potential Curtailment Loans) and shall not pursue any pending Appeals of Claims on such Curtailments. MGIC agrees that Servicer’s suspension of such activities shall in no way affect Servicer’s or the rights of Trusts/Others under the Master Policy and shall not be considered a waiver of either Servicer’s or the Trusts/Others’ rights under the Master Policy or otherwise to contest Curtailments upon termination of this Settlement Agreement.

(B)	Any and all claims or defenses, including statutory or contractual defenses, that MGIC may have arising from the passage of time for the submission of Appeals of Claims on Subject Loans (except with respect to Potential Curtailment Loans) are waived effective from [***] through the earlier of either (x) [***] or (y) [***].

(ii)	Appeals of Claims Filed by Third Party Servicers.

(A)	Effective as of the Signing Date, MGIC will suspend its review of that portion of Appeals of Claims filed by Third Party Servicers which relate to Curtailments on Subject Loans (except with respect to Potential Curtailment Loans).

(B)	Any and all claims or defenses, including statutory or contractual defenses, that Servicer may have against MGIC arising from the passage of time for MGIC’s review and response to such Appeals of Claims on Subject Loans (except with respect to Potential Curtailment Loans) are waived effective from [***] through the earlier of either (x) [***] or (y) [***].

(l)	Request for Additional Documents. On and after the Implementation Date, MGIC may request from time to time, and Servicer and CHL shall use reasonable efforts to provide, the documents set forth on Exhibit C with respect to Covered Future Legacy Loans and Future Servicing Only Loans; provided that unless such documents are also set forth on subdivision I, II, or III (as applicable) of Exhibit B, Servicer’s or CHL’s failure to provide any document set forth on Exhibit C in response to a request by MGIC pursuant to this Section 10(l) shall not affect the determination of whether a Claim is a Perfected Claim.

(m)	Delivery of Documents to Servicer. If Servicer is not the servicer with respect to any Subject Loan, MGIC shall have no obligation to provide to Servicer any documents other than the Interim Reconciliation Loan Reports and the Subject Loan Reports, provided that if Servicer is unable after reasonable efforts to obtain such documents directly from the applicable servicer and, if applicable, the investor does not object to MGIC providing such documents to Servicer, then MGIC will use reasonable efforts to provide such documents to Servicer, without undue burden or expense on the part of MGIC as determined on a cumulative basis with respect to all such requests.

(n)	Supplemental Claims for Certain Loans. On and after the Implementation Date, MGIC shall make payment pursuant to the provisions of the Servicing Guide relevant to the filing and paying of Supplemental Claims on valid and allowable Supplemental Claims on Covered Future Legacy Loans and Future Servicing Only Loans received by MGIC within 90 days of the initial Claim payment date at the Legacy Loan Settlement Percentage in the same manner as claims for Covered Future Legacy Claims and at the Servicing Only Settlement Percentage in the same manner as claims for Future Servicing Only Loans, provided that nothing herein otherwise affects MGIC’s ability to deny such Supplemental Claims on timeliness or other grounds as may be permitted under the applicable Master Policy. If, however, MGIC’s customary practice as to any particular type of Supplemental Claim is to waive the fact that the Supplemental Claim has not been received within 90 days of the initial Claim payment date, it shall follow that customary practice for purposes of Supplemental Claims of that type received pursuant to this Section 10(n). Any disputes regarding payment on Supplemental Claims, other than a dispute regarding the application of the preceding sentence, shall be resolved as described in the final sentence of Section 11(a), and any disputes regarding the application of the preceding sentence shall be resolved pursuant to Section 11(c).

11.	Alternative Dispute Resolution.

(a)	Applicability of ADR Procedure. On and after the Implementation Date, all disputes shall be resolved exclusively in accordance with the ADR Procedure set forth in Section 11(b) below if: (i) the dispute is regarding (A) any Exclusion effected by MGIC in respect of any Covered Future Legacy Claim; (B) any failure to provide documents set forth on subdivision II or subdivision III (as applicable) of Exhibit B in order to establish a Claim as a Perfected Claim; (C) whether a reduction of a payment of a Claim on one or more Covered Future Legacy Loans or Future Servicing Only Loans is a Curtailment or a Policy Adjustment; (D) the amount of, or whether the underlying facts support the application of, any Policy Adjustment on any Covered Future Legacy Loan, Recently Paid Loan, Future Servicing Only Loan or Recently Paid Servicing Only Loan, or (E) the allocation of responsibility for servicing-related activities or failures to act on a Subject Loan as between Servicer and a Third Party Servicer; provided that if a dispute under Section 11(a)(i)(E) relates to a Past Paid Loan or a Decisioned Servicing Only Loan, then the dispute shall be resolved exclusively in accordance with the ADR Procedure only if and so long as MGIC is seeking indemnification pursuant to this Settlement Agreement with respect to a claim made on MGIC by a Third Party Servicer with respect to such Past Paid Loan or Decisioned Servicing Only Loan, and (ii) Servicer was a servicer of such loan at the time the basis for such dispute arose; and (iii) Servicer is the servicer of such loan at the time of such dispute; and (iv) the applicable Trustee/Other Consent has been obtained at the time Servicer provides notice of such dispute pursuant to Section 11(b)(i)(A). On and after the Implementation Date, all disputes may, at the option of the Servicer, be resolved in accordance with the ADR Procedure set forth in Section 11(b) below if (i) the dispute is regarding any failure to provide documents set forth on subdivision III of Exhibit B in order to establish a Future Servicing Only Claim as a Perfected Claim, and (ii) Servicer was a servicer of such Subject Loan at the time the basis for such dispute arose; and (iii) Servicer is the servicer of such Subject Loan at the time of such dispute; and (iv) the applicable Trustee/Other Consent has been obtained at the time Servicer provides notice of such dispute pursuant to Section 11(b)(i)(A). If Servicer is not the servicer at the time of a dispute under Section 11(a)(i)(A)-(D), the dispute nonetheless may be resolved pursuant to this ADR Procedure if Servicer represents to MGIC’s reasonable satisfaction that: 1) no Third Party Servicer, subservicer, or other party has an interest in the dispute; or 2) each Third Party Servicer, subservicer, or other party that has an interest in the dispute either (x) has agreed to participate as a party to the ADR Procedure and to be bound by the resolution thereof under all of the terms of this Settlement Agreement, (y) has duly appointed Servicer as agent of such Third Party Servicer, subservicer, or other party, or (z) shall nonetheless be bound by the resolution thereof. If Servicer is not the servicer at the time of a dispute under Section 11(a)(i)(E), the dispute nonetheless may be resolved pursuant to the ADR Procedure if Servicer represents to MGIC’s reasonable satisfaction that: 1) no Third Party Servicer, subservicer, or other party has an interest in the dispute; or 2) the Third Party Servicer is bound by the resolution thereof. If Servicer is not the servicer at the time of the dispute, and Servicer is not able to make the applicable representations in the preceding sentences, the dispute shall be resolved pursuant to the terms of the applicable Master Policy rather than the ADR Procedure. All disputes regarding any disallowance of a Supplemental Claim by MGIC in respect of any Subject Loan shall be resolved in the same manner and subject to the same conditions and limitations as other disputes resolved under the ADR Procedure, including without limitation, including such dispute in a Claim Group; provided, however, that for purposes of resolving disputes about disallowance of Supplemental Claims, (i) any reference in this Section 11(a) to a “Claim” shall instead be to “disallowance of a Supplemental Claim”, (ii) the bases for the disallowance of a Supplemental Claim shall be those contained in the terms of the applicable Master Policy, the provisions of the Servicing Guide relevant to the filing and paying of Supplemental Claims, and this Settlement Agreement, and (iii) the arbitrator shall be bound by the terms of this Settlement Agreement, the provisions of the Servicing Guide relevant to the filing and paying of Supplemental Claims, and the applicable Master Policy.

(b)	ADR Procedure. The ADR Procedure is as follows:

(i)	Informal Resolution.

(A)	Notice by Servicer. Servicer shall provide written notification to MGIC of such dispute within sixty (60) days from the date MGIC first delivers initial written notification of MGIC’s determination of facts forming a basis for the dispute to Servicer (including on behalf of CHL as originator or acquirer of disputed loan), the servicer, the subservicer, or other party that may have an interest in the dispute. Notification by Servicer shall specify the basis upon which Servicer and/or CHL believes that MGIC’s determination is improper under the terms of the applicable Master Policy and this Settlement Agreement. A failure by Servicer to provide notification to MGIC in this Section 11(b)(i)(A) shall not constitute a waiver of Servicer’s or CHL’s ability to invoke the ADR Procedure.

(B)	Response from MGIC. Within sixty (60) days of MGIC’s receipt of a notification from Servicer pursuant to the first sentence of Section 11(b)(i)(A), MGIC shall provide a written response addressing the written submission that MGIC’s determination is improper, and if applicable, why such submission does not serve to reverse MGIC’s decision. A failure by MGIC to provide a response to Servicer and/or CHL pursuant to this Section 11(b)(i)(B) shall not constitute a waiver of MGIC’s ability to participate in the ADR Procedure set forth in Section 11(b).

(C)	Continued Informal Discussions. For up to sixty (60) days after Servicer’s and/or CHL’s receipt of MGIC’s response pursuant to Section 11(b)(i)(B), the Parties will continue to attempt to resolve their dispute informally.

(ii)	Formal Resolution. A continuing dispute for which Servicer and/or CHL has invoked this ADR Procedure shall be resolved as follows:

(A)	Notice of Claim Group. If Servicer and/or CHL wishes to continue disputing MGIC’s determination, Servicer shall notify MGIC in writing of the existence of a Claim Group and of Servicer’s and/or CHL’s intention to pursue the ADR Procedure with respect to the Claim Group within nine (9) months from the date that Servicer or a Third Party Servicer receives initial written notification of MGIC’s determination that is the basis under Section 11(a) for invoking this ADR Procedure. Each claim included in a Claim Group shall have been the subject of a written notification of MGIC’s determination of an Exclusion, curtailment, or Policy Adjustment pursuant to an EOB, as applicable, within such nine (9) month period, provided that if the dispute is within the proviso to Section 11(a)(i)(D), then such claim must have been made within nine (9) months from the date that MGIC sought indemnification from Servicer and/or CHL. A failure by Servicer to provide notification to MGIC under this Section 11(b)(ii)(A) shall constitute a waiver of Servicer’s and CHL’s ability to invoke the ADR Procedure set forth in Section 11(b)(ii). Servicer and CHL shall be entitled to pursue the ADR Procedure for multiple Claim Groups within any nine (9) month period, provided that no Subject Loan shall be included in more than one Claim Group.

(B)	Administration of Arbitration. The disputes in the first Claim Group shall be resolved by an arbitrator from the American Arbitration Association, the second by a JAMS arbitrator, and so on. Servicer or CHL shall deliver the notice provided to MGIC pursuant to Section 11(b)(ii)(A) to the American Arbitration Association or JAMS, as applicable.

(C)	Appointment of Arbitrator. A single disinterested arbitrator who has no prior business relationship with any Party (other than acting as an arbitrator or mediator) shall be appointed to resolve a Claim Group. The arbitrator shall be appointed by the Parties either by mutual agreement or through the selection process prescribed by the American Arbitration Association or JAMS, whichever is administering the arbitration.

(D)	Written Submissions. For each claim in the Claim Group, MGIC shall submit in writing within thirty (30) business days after appointment of the arbitrator no more than ten (10) pages of double-spaced written argument plus any supporting documentation; and Servicer and/or CHL shall submit a single response in writing with no more than ten (10) pages of double-spaced written argument plus any supporting documents within thirty (30) business days after it receives MGIC’s submission. MGIC shall be allowed a five (5) page double-spaced written rebuttal for each disputed claim and shall be permitted to submit any additional documents directly responsive to the submission by Servicer and/or CHL within fifteen (15) business days after MGIC has received such submission.

(E)	Production of Documents and Prohibition of Discovery. Each Party agrees it will not use or produce any document in any formal resolution contemplated by the ADR Procedure in Section 11(b)(ii) unless it has provided such information or produced such document to the other Party prior to or during the process for submission and resolution of the related disputed Claim in connection with the informal dispute resolution procedure pursuant to Section 11(b)(i). Due to the expedited nature of the ADR Procedure, all discovery, including, but not limited to, interrogatories, document demands, depositions, or subpoenas directed to third parties, is prohibited.

(F)	Hearing Duration. For each claim in a Claim Group dispute there shall be a hearing with the arbitrator of no more than ninety (90) minutes in duration. MGIC will have up to thirty (30) minutes to present oral argument, followed by up to thirty (30) minutes of oral argument, which may be made by Servicer, CHL, or a combination of Servicer and CHL. MGIC will have up to fifteen (15) minutes of rebuttal. Any remaining time shall be reserved for questions by the arbitrator. All hearings shall be conducted via conference call, unless both Parties agree otherwise.

(G)	Location and Seat. The location of any in person hearing shall be Milwaukee, Wisconsin, but the seat of arbitration shall be San Francisco, California.If the Parties mutually agree that proceedings may take place outside of Milwaukee, Wisconsin, or by telephone or videoconference, the seat of arbitration nevertheless shall remain at San Francisco, California.

(H)	Burden of Proof. MGIC shall have the burden of proof by a preponderance of the evidence with respect to each disputed claim in a Claim Group.

(I)	Arbitrator Decision. The arbitrator shall be bound by the terms of this Settlement Agreement and the applicable Master Policy, and shall issue a written decision regarding each disputed claim in the Claim Group within thirty (30) days of the hearing (1) resolving all disputed claims, and (2) accepting either Servicer’s/CHL’s or MGIC’s position on each disputed determination by MGIC set forth in such Party’s submission without rendering a reasoned decision and without a discussion of the reasons therefor. The arbitrator’s written decision shall be final and binding upon the Parties without further recourse or collateral attack, shall be used for the sole and exclusive benefit of the Parties that participate in such proceeding, shall be binding only with respect to the individual claims in the Claim Group, shall have no precedential effect, shall not benefit any third party (except as set forth in Section 19(b)), and shall not be cited by any Party for any purpose in any other proceeding, except a proceeding to enforce the decision.

(J)	Costs. All costs of the ADR Procedure contemplated by this Section 11(b) (including the arbitrator’s fees but excluding attorneys’ fees) shall be borne by the Party that is the least successful in such process, as determined by the arbitrator, which shall be determined by comparing (1) the position asserted by each Party on all disputed matters in the Claim Group taken together with (2) the final decision of the arbitrator on all disputed matters in the Claim Group taken together. For purposes of this Section 11(b)(ii)(J), “disputed matters” and “position asserted” shall be determined by reference to such Party’s submissions, and “Party” shall be MGIC on the one hand, and CHL and/or Servicer, on the other hand.

(iii)	Counsel. The Parties may, but are not required to, be represented by counsel in the proceedings described in this Section 11(b).

(c)	Other Dispute. Any Dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and subject to the Federal Arbitration Act, 9 U.S.C., Sections 1 through 16. Each Dispute shall be arbitrated by a panel of three disinterested arbitrators, each of whom shall have no prior business relationship with any Party other than acting as an arbitrator under this Settlement Agreement. No Dispute shall be consolidated with any arbitration concerning a dispute, claim or controversy with any other party. For purposes of appointment of arbitrators, each of MGIC, on the one hand, and Servicer and/or CHL, as applicable, on the other hand, is entitled to appoint one arbitrator, with the third arbitrator to be appointed by the two already appointed.

(i)	Location and Seat. The arbitration shall be seated in San Francisco, California, and all proceedings shall take place there. If the Parties mutually agree that proceedings may take place outside of San Francisco, California, or by telephone or videoconference, San Francisco, California, nevertheless shall remain the seat of the arbitration.

(ii)	Costs. All costs of the arbitration of any Dispute pursuant to this Section 11(c) (including the arbitrators’ fees, but exclusive of attorneys’ fees) shall be borne by the Party that is the least successful in such arbitration, as determined by the arbitrators, which shall be determined by comparing the position asserted by each Party on the Disputed Matter with the final decision of the arbitrators on the Disputed Matter. For purposes of this Section 11(c)(ii), the “Disputed Matter” and “position asserted” shall be all matters raised by a Party in its final written presentations submitted to the arbitrators in connection with a Dispute, and “Party” shall be MGIC on the one hand, and CHL and/or Servicer, on the other hand.

(d)	With respect to the resolution of (i) each dispute pursuant to the ADR Procedure in Section 11(b) and (ii) each Dispute pursuant to Section 11(c):

(i)	No Presumption. No presumption based on MGIC’s role as an insurer shall apply against MGIC.

(ii)	Limitation on Damages. The arbitrator(s) shall not award any incidental, indirect or consequential damages, including damages for lost profits, punitive or exemplary damages, and the Parties waive any right to recover any such damages.

(iii)	Confirmation of Award. A Party shall have three (3) months from the date of a written decision to satisfy an award before the other Party may seek confirmation of the award. A Party may seek confirmation of an award only in a state court located in California.

(iv)	Governing Law. The Parties agree that New York law shall govern the resolution of any disputes resolved pursuant to the ADR Procedure set forth in Section 11(b) and any Dispute resolved pursuant to Section 11(c); except, however, California state law shall govern the collateral estoppel effect of an award issued pursuant to Sections 11(b) and 11(c), including but not limited to Vandenberg v. Superior Court, 21 Cal. 4th 815 (1999).

12.	Effect of Certain Action by OCI.

(a)	In the event that the OCI indicates in writing that, pursuant to Wisconsin Statute section 645.54, it intends to seek to avoid any payment under this Settlement Agreement or to void any portion of this Settlement Agreement, the Parties shall use good faith efforts to resist such action and shall meet and confer regarding such efforts to resist any such action by the OCI.

(b)	In the event that the OCI, pursuant to Wisconsin Statute section 645.54, obtains a final and non-appealable court order after the Implementation Date: (i) avoiding the payment, and/or granting recovery, of any amount of money paid by MGIC to Servicer or CHL pursuant to this Settlement Agreement, or (ii) voiding any portion of this Settlement Agreement in a way that deprives Servicer (on behalf of the applicable Trust/Other) or CHL of any monetary benefit conferred by the terms of this Settlement Agreement which it would otherwise have obtained, then the Parties, in consultation with the OCI, shall meet and confer regarding the effect of such court order and the potential for modifications to this Settlement Agreement in an attempt to recoup such amount of money, and/or provide CHL or Servicer with, as applicable, a reasonable substitute for the material benefit deprived by such court order.

(c)	If the Parties and the OCI cannot reach agreement within sixty (60) days as to such modifications, then notwithstanding any other provision in this Settlement Agreement, including the releases and covenants set forth in Sections 13 and 14 and the dismissals pursuant to Section 6, CHL and Servicer shall have the right to pursue Causes of Action against MGIC or any successor to MGIC for any and all of the following:

(i)	Past Coverage Determination Loans, Pending Rescission Loans and Decisioned Servicing Only Loans;

(ii)	Each Resolved Covered Future Legacy Loan for which the OCI avoided a payment made by MGIC to or for the benefit of Servicer; and

(iii)	Each Unresolved Covered Future Legacy Loan.

(d)	In the event that CHL or Servicer pursues any Cause of Action available under Section 12(c), then:

(i)	MGIC and any successor to MGIC may assert any defense or counterclaim available to it, under any applicable Master Policy or otherwise, including, but not limited to, any defense by MGIC or any successor to MGIC that it is entitled to rescind coverage or deny or curtail (through a Curtailment or otherwise) a Claim.

(ii)	Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action included in the Litigation Action or the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through [***], in addition to any other tolling periods that may apply by operation of law. Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action comprising the Mortgage Insurance Dispute not included in such actions shall be tolled from [***] and shall continue to be tolled through [***], in addition to any tolling that may apply by operation of law, provided that (x) no such tolling shall apply to such Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to rescissions and denials of Claims on Servicing Only Loans, except any tolling that may apply by operation of law and (y) tolling with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in the Litigation Action or the Arbitration Action and relating to Curtailment of Claims on Servicing Only Loans shall begin on [***] and such tolling shall continue through [***], in addition to any tolling that may apply by operation of law. No tolling that occurs by virtue of this Section 12(d) and/or by operation of law shall have the effect of reviving any Cause of Action that was barred by any statute of limitations or similar rule of law or equity prior to [***], or in the case of Causes of Action relating to Curtailments of Claims on Servicing Only Loans, prior to [***].

(iii)	The amount of recovery from MGIC and any successor to MGIC in connection with all such Causes of Action shall not exceed the sum of (x) the Current Liability Amount plus (y) the amount(s) for which the OCI avoided payment, or obtained recovery, pursuant to a court order contemplated by Section 12(b).

(iv)	MGIC shall process and pay Claims under the terms of the applicable Master Policy, subject to MGIC’s rights to rescind, deny, curtail, or correct coverage without regard to the terms of this Settlement Agreement.

(v)	CHL and Servicer shall have no rights, and MGIC shall have no obligations, under Section 11(b).

13.	Release by MGIC Releasors.

(a)	Except as set forth in Sections 12 and 13(d), upon CHL and Servicer dismissing any part of the Arbitration Action or the Litigation Action with prejudice pursuant to Section 6(d) or Section 6(e):

(i)	the MGIC Releasors shall be deemed to release and discharge as of the Implementation Date, the CHL Released Parties and the Bank of America Released Parties from any and all past, present, or future Causes of Action, whether such Causes of Action are known or unknown, foreseen or unforeseen, developed or undeveloped, discoverable or presently incapable of being discovered, relating in any way to any act, event or omission that occurred or should have occurred on or before the Implementation Date with respect to the CHL/PLS Loans and concerning the Mortgage Insurance Dispute, provided that Causes of Action related to Policy Adjustments are released only with respect to Past Paid Loans or Decisioned Servicing Only Loans; for the avoidance of doubt, all of the foregoing released Causes of Action include all Causes of Action that were asserted, could have been asserted, or could have been asserted had there been no jurisdictional bars, by any MGIC Releasor in the Arbitration Action or the Litigation Action; and

(ii)	MGIC, on behalf of itself and all other MGIC Releasors, hereby covenants and agrees, not to initiate, on or after the Implementation Date, any Cause of Action against any of the CHL Released Parties or the Bank of America Released Parties for any of the subject matter released by this Section 13(a), and covenants and agrees not to participate, assist, encourage or cooperate in any such Cause of Action.

(b)	In making a full and complete release as provided in Section 13(a), MGIC expressly waives and relinquishes all rights and benefits, which it has, or may have, under California Civil Code section 1542 or any similar statute in any other jurisdiction. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)	MGIC acknowledges that it is aware that it or another MGIC Releasor may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to the Causes of Action released pursuant to this Section 13. Notwithstanding any such different or additional facts, this release shall fully discharge each of the CHL Released Parties and the Bank of America Released Parties from any and all Causes of Action released pursuant to this Section 13.

(d)	Notwithstanding anything in this Section 13 to the contrary, and notwithstanding whether such claims were or could have been brought in the Arbitration Action or the Litigation Action, the release given in Section 13(a) does not apply to:

(i)	Any disputes or claims within the scope of Sections 11(a) and (b), and any Dispute within the scope of Section 11(c);

(ii)	Any dispute or claim involving rescissions or denials on Servicing Only Loans;

(iii)	Any disputes or claims involving Curtailments on Potential Curtailment Loans;

(iv)	Any disputes or claims involving Non-Consenting Loans;

(v)	Any disputes or claims regarding payments to be made by CHL or Servicer pursuant to an applicable Master Policy;

(vi)	Any disputes or claims involving Third Party Servicer Curtailments;

(vii)	Any disputes or claims regarding [***]; and

(viii)	For the avoidance of doubt, any disputes or claims involving Policy Adjustments on Past Paid Loans, Recently Paid Loans, Decisioned Servicing Only Loans, and Recently Paid Servicing Only Loans associated solely with the activities of Third Party Servicers.

14.	Release by CHL Releasors and Bank of America Releasors.

(a)	Except as set forth in Sections 12 and 14(d), upon CHL and Servicer dismissing any part of the Arbitration Action or the Litigation Action with prejudice pursuant to Section 6(d) or Section 6(e):

(i)	the CHL Releasors and the Bank of America Releasors shall be deemed to release and discharge as of the Implementation Date, each of the MGIC Released Parties from any and all past, present, or future Causes of Action, whether such Causes of Action are known or unknown, foreseen or unforeseen, developed or undeveloped, discoverable or presently incapable of being discovered, relating in any way to any act, event or omission that occurred or should have occurred on or before the Implementation Date with respect to the CHL/PLS Loans and concerning the Mortgage Insurance Dispute, provided that Causes of Action related to Policy Adjustments are released only with respect to Past Paid Loans or Decisioned Servicing Only Loans; for the avoidance of doubt, all of the foregoing released Causes of Action include all Causes of Action that were asserted, could have been asserted, or could have been asserted had there been no jurisdictional bars, by any CHL Releasor or Bank of America Releasor in the Arbitration Action or the Litigation Action; and

(ii)	CHL, on behalf of itself and all other CHL Releasors, and Servicer, on behalf of itself and all Bank of America Releasors, hereby covenant and agree, not to initiate, on or after the Implementation Date, any Cause of Action against any of the MGIC Released Parties (i) for any of the subject matter released by this Section 14(a) or (ii) related to or arising from MGIC’s mortgage insurance coverage obligations with respect to any Subject Loans for which CHL or Servicer has acted solely as a subservicer, and covenants and agrees not to participate, assist, encourage or cooperate in any such Cause of Action; provided that CHL and Servicer may take such actions and provide such assistance permitted under Section 6(b).

(b)	In making a full and complete release as provided in Section 14(a), each of CHL and Servicer expressly waives and relinquishes all rights and benefits, which it has, or may have, under California Civil Code section 1542 or any similar statute in any other jurisdiction. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)	Each of CHL and Servicer acknowledges that it is aware that it or another CHL Releasor or Bank of America Releasor may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to the Causes of Action released pursuant to this Section 14. Notwithstanding any such different or additional facts, this release shall fully discharge each of the MGIC Released Parties from any and all Causes of Action released pursuant to this Section 14.

(d)	Notwithstanding anything in this Section 14 to the contrary, and notwithstanding whether such claims were or could have been brought in the Arbitration Action or the Litigation Action, the release given in Section 14(a) does not apply to:

(i)	Any disputes or claims within the scope of Sections 11(a) and (b), and any Dispute within the scope of Section 11(c);

(ii)	Any dispute or claim involving rescission or denials on Servicing Only Loans;

(iii)	Any disputes or claims involving Curtailments on Potential Curtailment Loans;

(iv)	Any disputes or claims involving Third Party Servicer Curtailments;

(v)	Any disputes or claims involving Non-Consenting Loans;

(vi)	Any actual or claimed acts, errors, mistakes or omissions [***];

(vii)	Any claims by CHL or Servicer that MGIC has reduced the amount of a Settlement Percentage Claim Payment due to the existence of a DPO; and

(viii)	For the avoidance of doubt, any disputes or claims involving Policy Adjustments on Past Paid Loans, Recently Paid Loans, Decisioned Servicing Only Loans, and Recently Paid Servicing Only Loans associated solely with the activities of Third Party Servicers.

15.	Indemnification.

(a)	(i) MGIC shall indemnify, defend and hold harmless each of CHL and Servicer and their respective Affiliates from and against all Causes of Action asserted against, resulting to, imposed upon or incurred by, CHL and Servicer and their respective Affiliates, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of MGIC contained in this Settlement Agreement; (ii) CHL shall indemnify, defend and hold harmless MGIC and its Affiliates from and against all Causes of Action asserted against, resulting to, imposed upon or incurred by, MGIC or its Affiliates, directly or indirectly, (x) by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of CHL contained in this Settlement Agreement and (y) any Subject Loan as to which CHL elects to exercise delegated authority as servicer or otherwise to consent on behalf of the Trust/Other for purposes of obtaining Trustee/Other Consent; and (iii) Servicer shall indemnify, defend and hold harmless MGIC and its Affiliates from and against all Causes of Action asserted against, resulting to, imposed upon or incurred by, MGIC or its Affiliates, directly or indirectly, (x) by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of Servicer contained in this Settlement Agreement and (y) in connection with any Subject Loan as to which Servicer elects to exercise delegated authority as servicer or otherwise to consent on behalf of the Trust/Other for purposes of obtaining Trustee/Other Consent; provided, for the avoidance of doubt, that Servicer shall have no obligation whatsoever to indemnify MGIC under this Section 15(a)(iii): (x) for any indemnification obligation of CHL pursuant to clause (ii) of this Section 15(a), or Section 15(b); or (y) with respect to any Cause of Action that results from the action or inaction by a servicer of a Subject Loan at a time when Servicer is neither the master servicer nor servicer at the time the basis for such Cause of Action arose.

(b)	On and after the Implementation Date with respect to [***], CHL shall indemnify all MGIC Released Parties from and against all Causes of Action asserted by [***], directly or indirectly, by reason of, arising out of or resulting from the actual or claimed obligation to pay any amount of money in respect of:

(i)	[***];

(ii)	[***];

(iii)	[***]; or

(iv)	[***].

(c)	CHL shall not be required to so indemnify any MGIC Released Party under Section 15(b) in respect of:

(i)	[***];

(ii)	[***];

(iii)	any actual or claimed acts, errors, mistakes or omissions in [***];

(iv)	any Cause of Action relating to any Non-Consenting Loans;

(v)	any Cause of Action brought by the OCI under Wisconsin Statute section 645.54;

(vi)	any Cause of Action brought by any borrower or any successor in interest to any borrower, in each case, in such capacity, with respect to any Subject Loan;

(vii)	any Cause of Action brought by any stockholder, employee, or employee benefit plan subject to the federal Employee Retirement Income Security Act of MGIC or its Affiliates, in each case, in such capacity;

(viii)	[***]; or

(ix)	[***].

(d)	An Indemnified Party seeking indemnification under this Section 15 for any claim brought by a third party will: (i) give the Indemnifying Party prompt written notice of the claim; (ii) allow the Indemnifying Party to participate fully in negotiations or other alternative dispute resolution process with the Indemnified Party and such third party in an attempt to resolve the dispute. Furthermore, the Indemnified Party shall consult and cooperate as reasonably requested by the Indemnifying Party in connection with the defense and any settlement of the claim, and shall not settle or compromise the claim without the written consent of the Indemnifying Party, which consent will not be unreasonably or untimely withheld.

16.	Confidentiality.

(a)	The Parties covenant and agree to keep confidential the Confidential Information and further covenant and agree not to disclose or otherwise convey any portion of the Confidential Information outside of their respective organization except:

(i)	By written agreement of MGIC, CHL and Servicer;

(ii)	To reinsurers, directly or through intermediaries in connection with claims for reinsurance, and to any arbitration panel, court or tribunal in reinsurance disputes;

(iii)	To any entity performing servicing functions with respect to a Subject Loan (including Third Party Servicers, master servicers, servicers and subservicers of Subject Loans) and to any owner or Trustee/Other of Subject Loans, whether or not Trustee/Other Consent has been obtained, in the ordinary course of business or in the course of obtaining Trustee/Other Consent;

(iv)	To originators, directly or through intermediaries in the event CHL or Servicer seeks to obtain repurchase based on a breach of a representation or warranty, and to any arbitration panel, court or tribunal in repurchase disputes;

(v)	To outside auditors, attorneys, accountants, regulators or consultants of any Party;

(vi)	By MGIC, to any third party for purposes of any Cause of Action asserted by such third party against MGIC with respect to which the CHL Releasors or the Bank of America Releasors have released MGIC pursuant to Section 14 or for which CHL or Servicer has indemnified MGIC pursuant to Section 15(b), provided that MGIC may make any such disclosure only if MGIC has complied with the notice and other procedures pursuant to Section 15(d);

(vii)	By Servicer or CHL, to any third party for purposes of any Causes of Action asserted by such third party against Servicer or CHL with respect to which the MGIC Releasors have released Servicer or CHL pursuant to Section 13 or for which MGIC has indemnified Servicer or CHL pursuant to Section 15(a), provided that Servicer or CHL may make any such disclosure only if such Party has complied with the notice and other procedures pursuant to Section 15(d);

(viii)	To regulators of any Party (including the OCI) and to the GSEs, and to any of the auditors, attorneys, accountants, or consultants of any such regulator or the GSEs;

(ix)	By MGIC, to financial institutions potentially providing funds to MGIC or an Affiliate of MGIC (and to financial institutions providing funds to such financial institutions), including to securities underwriters and their counsel;

(x)	To the extent a Party is advised by its counsel (who may be internal counsel) that it or an Affiliate is required to do so by law, regulation, or the rules of a securities marketplace on which the securities of it or an Affiliate are traded (it being understood that, for this purpose, “law” includes a subpoena or similar demand issued in connection with an adversary proceeding). Each of CHL and Servicer acknowledges and agrees that MGIC will make public disclosure of the contents of this Settlement Agreement and file this Settlement Agreement with the United States Securities and Exchange Commission or such securities marketplace, and that MGIC will seek confidential treatment of the contents of this Settlement Agreement as mutually agreed by the Parties; or

(xi)	As provided in Section 16(b).

(b)	If any court, governmental agency, or regulatory body demands that a Party disclose any information contained in the Confidential Information to the public or to a third party other than the court, governmental agency or regulatory body, the Disclosee may, in the absence of a protective order, disclose such information to the extent that the Disclosee is advised in writing that it must do so by its legal counsel; provided that the Disclosee within two (2) business days of such demand shall, unless restrained by court order, provide written notice to the other Party, shall provide as soon as practical copies of all notice papers, orders, requests or other documents in order to allow the other Party to seek an appropriate protective order, and shall not disclose such information until five (5) business days after the Disclosee has given notice to the other Party. Notice under this Section 16(b) shall be made to the persons identified in Section 17(a). The Disclosee shall cooperate fully with the other Party, at the other Party’s cost and expense, should the other Party seek such an order.

(c)	In the event of any disputes between the Parties regarding this Settlement Agreement and/or any disputes pursuant to Sections 11(b) and/or Disputes pursuant to Section 11(c), the Parties agree to use their best efforts not to disclose any Confidential Information to any third parties other than the court, arbitrator(s) or any trier of fact. To the extent this Settlement Agreement is to be used in any court filing or offered as evidence in any court proceeding, the Parties will use their best efforts consistent with applicable law to have the Settlement Agreement filed or marked under seal and enter into a confidentiality agreement restricting access to the Settlement Agreement to the parties to that litigation. No Party to this Settlement Agreement will oppose any other Party’s request to have this Settlement Agreement filed or marked under seal.

17.	Notices and Payments.

(a)	Notices. Except for notices and communications contemplated by Section 3 (Continuing Reconciliation; Finalizing Schedules; Manifest Error; Subject Loan Reports), Section 4 (Termination Based on Certain Actions), Section 5 (Trustee/Other Consents), Section 10 (Treatment of Subject Loans); and Section 11(b) (ADR Procedure), which shall be delivered in the ordinary course of business and as provided in such applicable Section of this Settlement Agreement, any notice or communications required or arising under, or relating to, this Settlement Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered via email, (ii) mailed by United States registered or certified mail, return receipt requested, (iii) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service, or (iv) delivered in person to the Parties and their counsel at the following addresses:

With respect to MGIC:

Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Jeffrey H. Lane
Executive Vice President and General Counsel
Email: jeff_lane@mgic.com

With a copy to:

Bartlit Beck Herman Palenchar & Scott LLP
Courthouse Place
54 West Hubbard
Chicago, Illinois 60654
Attention: Jeffrey A. Hall
Email: jeffrey.hall@bartlit-beck.com

With respect to CHL:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA 91302
Attention: Michael W. Schloessmann
President
Email: michael.schloessmann@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

With respect to Servicer:

Bank of America, N.A.
50 Rockefeller Plaza, 7th Floor
NY1-050-07-01
New York, NY 10020-1605
Attention: Christopher J. Garvey
Associate General Counsel – Litigation
Email: christopher.garvey@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

(b)	Payments. Absent any other written agreement signed by the Parties, all payments by the Parties under the terms of this Settlement Agreement and disbursements by the escrow agent from the Escrow Accounts shall be made by wire transfer to the following accounts:

to MGIC:

Bank: [***]
Milwaukee, WI
ABA [***]
Account No. [***]
Account Name: [***]; and

to Servicer:

Bank: [***]
ABA: [***]
Account Number: [***]
Account Name: [***]
Reference: [***]

to CHL (solely for purposes of disbursements from the CHL Escrow Account):

Bank: [***]
ABA: [***]
Account Number: [***]
Account Name: [***]
Reference: [***]

(c)	Changes. Any Party may change (i) the address to which notices and communications hereunder are to be delivered, or (ii) the account to which payments and disbursements are to be made for the benefit of such Party, by giving the other Party notice in the manner set forth in this Section 17, provided that notice of a change in an account is effective with respect to a payment or disbursement only if given twenty (20) or more business days prior to the date such payment or disbursement is due to be made, unless otherwise agreed in writing by the Parties.

18.	Schedules and Exhibits.

This Settlement Agreement includes the following Schedules and Exhibits, each of which is incorporated herein by this reference:

Schedules

Schedule 1	-	Covered Future Legacy Loans

Schedule 2	-	Past Coverage Determination Loans

Schedule 3	-	Recently Paid Loans

Schedule 4	-	Recently Rescinded Loans

Schedule 5	-	Past Paid Loans

Schedule 6	-	Potential Curtailment Loans

Schedule 7	-	[Deliberately omitted.]

Schedule 8	-	Pending Rescission Loans

Schedule 9	-	[Deliberately omitted.]

Schedule 10	-	[Deliberately omitted.]

Schedule 11	-	Future Servicing Only Loans

Schedule 12	-	[Deliberately omitted.]

Schedule 13	-	Recently Paid Servicing Only Loans

Schedule 14	-	[Deliberately omitted.]

Schedule 15	-	Decisioned Servicing Only Loans

Schedule 16		[***]

Schedule 17	-	Non-Consenting Loans

Schedule 18	-	Servicing Transfers

Exhibits

Exhibit A	-	List of Curtailments and Policy Adjustments

Exhibit B	-	List of Documents Required to Perfect a Claim

Exhibit C	-	Origination Documents Required Due to State Regulation

Exhibit D	-	Servicing Guide

Exhibit E	-	Form of Interim Reconciliation Loan Report

Exhibit F	-	Exclusions

Exhibit G	-	[Deliberately omitted.]

Exhibit H	-	Escrow Agreement

Exhibit I	-	Form of Subject Loan Report

Exhibit J	-	Form of Stipulation and Order of Dismissal

19.	Miscellaneous Provisions.

(a)	No Admission. The Parties agree that this Settlement Agreement is entered in compromise of claims that are disputed as to both liability and damages and that this Settlement Agreement shall be deemed to be subject to Fed. R. Civ. P. 408, Cal. Evid. Code § 1152 and any other similar provision regarding the admissibility of offers to compromise disputed claims. This Settlement Agreement and any negotiations leading thereto do not constitute an admission of any fact or claim by any Party with respect to any matter. This Settlement Agreement shall not be used as an admission against any Party in this or any other past, present or future claim or matter; provided, however, that nothing in this Section 19(a) shall preclude the use of the Settlement Agreement to enforce the Settlement Agreement. Except as expressly stated herein, neither this Settlement Agreement nor any provision herein shall be considered or treated as a precedent, either for purposes of the Parties’ or any of their Affiliates’ future dealings or otherwise. The Parties understand and agree that no Party, by entering this Settlement Agreement, admits the accuracy of any position advanced by any other person whatsoever, and that any resolution reached, whether by mutual agreement or by further arbitration in accordance with the terms of this Settlement Agreement, is the resolution of a disputed claim.

(b)	Successors, Assignees, and Third Party Beneficiaries. All terms and conditions of this Settlement Agreement shall be binding on the successors and assignees of each Party; provided that (i) no assignment by a Party shall operate as a release of such Party from any obligations under this Settlement Agreement; (ii) subject to the requirements of the applicable Master Policy, Servicer may assign any servicing rights or obligations with respect to any Subject Loan to any assignee that is an approved servicer (as contemplated by the applicable Master Policy), and such assignee shall be entitled to the benefit of any provision of this Settlement Agreement only if (x) Servicer gives prior written notice to MGIC of such assignment if and only to the extent required under the applicable Master Policy and (y) such assignee agrees to be bound by all of the provisions hereof; and (iii) an assignee which is not bound by the provisions hereof may nonetheless participate in the ADR Procedure as expressly provided in Section 11(a). Nothing expressed or referred to in this Settlement Agreement is intended or shall be construed to give any person other than MGIC, CHL, and Servicer any legal or equitable right, remedy, or claim under or with respect to this Settlement Agreement or any provisions contained herein, or in any arbitration or litigation arising out of this Settlement Agreement, except as expressly provided in this Settlement Agreement, including, but not limited to, the releases and indemnification of the MGIC Released Parties and the CHL Released Parties provided in Sections 13, 14, and 15. Except as expressly set forth in Section 10(f), no Trust/Other or any Trustee/Other shall have any rights or obligations under this Settlement Agreement unless and until the Implementation Date with respect to such Trust/Other has occurred, and prior to such time, no Claim submitted with respect to any loan held by any Trust/Other shall be subject to any terms of this Settlement Agreement, including, for the avoidance of doubt, any payments hereunder or the ADR Procedure set forth in Section 11(b).

(c)	Governing Law. Except as provided in Section 11(d)(iv), this Settlement Agreement and any Cause of Action arising under or related to this Settlement Agreement or the settlement effected by this Settlement Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the law of conflicts.

(d)	Interpretation. This Settlement Agreement shall not be construed against any Party, but shall be construed as if the Parties jointly prepared the Settlement Agreement and any uncertainty and ambiguity shall not be interpreted against any one Party. The use of any gender in this Settlement Agreement shall be deemed to be or include the other genders, including neuter, and the use of the singular shall be deemed to be or include the plural (and vice versa) wherever applicable. The use of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not any “no limitation” language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. All references to “Section,” “clause,” “recital,” “Schedule” or “Exhibit” shall be deemed to refer to the Sections, clauses, recitals, Schedules or Exhibits of this Settlement Agreement. The words “this Settlement Agreement,” “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Settlement Agreement as a whole and not to a particular section, subsection, clause or other subdivision of this Settlement Agreement, unless the context otherwise requires.

(e)	Severability; Effect of Court Order. If any provision of this Settlement Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Settlement Agreement shall remain in full force and effect and shall be binding upon the Parties, subject to the provisions of Section 12, including, but not limited to, any modifications as contemplated by Section 12(b). In the event that in any proceeding a final and non-appealable court order is entered on or after the Implementation Date (i) avoiding the payment, and/or granting recovery, of any amount of money paid pursuant to this Settlement Agreement by CHL to MGIC, or by MGIC to CHL, or (ii) voiding any portion of this Settlement Agreement in a way that deprives CHL or MGIC of any monetary benefit that it would otherwise have obtained from the other Party pursuant to the terms of this Settlement Agreement, then CHL and MGIC shall meet and confer regarding the effect of such court order and the potential for modifications to this Settlement Agreement in an attempt to recoup such amount of money, and/or provide CHL or MGIC, whichever is deprived of a material benefit by such court order with, as applicable, a reasonable substitute for such material benefit to the extent that any such recoupment or material benefit can be lawfully provided, provided that (i) Servicer (including without limitation any of its Affiliates (other than CHL)) shall have no obligation to participate in such discussions, to agree to any modifications to this Settlement Agreement, to undertake or assume any liabilities or other obligations to any Party or other person as a result of this provision, or to provide any payment to any Party or other person pursuant to this Section 19(e), and (ii) Servicer’s only obligation pursuant to this Section 19(e), solely in its capacity as master servicer or servicer of the Subject Loans and not in any other capacity, is to use commercially reasonable efforts to cooperate in good faith with MGIC and CHL to effect any modifications to this Settlement Agreement made pursuant to this Section 19(e), but only to the extent that such cooperation and modifications do not either cause Servicer to incur any additional monetary obligations or other liabilities not contemplated by this Settlement Agreement or impose any unreasonable burdens on Servicer, and only to the extent permitted under applicable law.

(f)	Headings. The headings and subheadings contained in this Settlement Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Settlement Agreement or any provision hereof.

(g)	Amendment and Waiver. No change or amendment shall be valid unless it is made in writing and executed by the Parties to this Settlement Agreement. No specific waiver of any of the terms of this Settlement Agreement shall be considered as a general waiver. All waivers of this Settlement Agreement must be in writing and signed by or on behalf of the Party waiving its rights. No delay or failure on the part of any Party to exercise any right, remedy, power or privilege under this Settlement Agreement shall operate as a waiver thereof, and no single or partial exercise by any Party of any such right, remedy, power or privilege precludes other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(h)	Costs. The Parties agree that they are solely responsible for their own attorneys’ fees, costs and expenses incurred in connection with the Mortgage Insurance Dispute, the Arbitration Action, the Litigation Action or dispute resolution pursuant to Section 11 (except as expressly provided otherwise in Section 11) and the execution, delivery and implementation of this Settlement Agreement.

(i)	Advice of Counsel. Each of the Parties acknowledges that it has had the advice of counsel in connection with this Settlement Agreement, and has entered into this Settlement Agreement freely after reviewing this Settlement Agreement with counsel.

(j)	Corporate Existence and Authority. Each of the Parties represents that (1) it is validly existing under the laws of its chartering authority and has full power and authority to conduct its business as now conducted by it, (2) it has full power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder, (3) it has taken all necessary corporate action to authorize the execution and delivery of this Settlement Agreement and the performance of its duties and obligations contemplated hereby, (4) none of such execution, delivery, or performance of this Settlement Agreement and the transactions contemplated hereby: (A) conflicts with the obligations of such Party under any material agreement binding upon it; (B) requires any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental authority, agency or instrumentality, or any third party, except for (i) any authorization, consent, approval, registration, declaration, filing, or notice that has been obtained or given prior to the date hereof, and (ii) the Trustee/Other Consents or as may be required in obtaining the Trustee/Other Consents; (C) results in, or requires, the creation or imposition of any lien or other charge upon or with respect to any of the assets now owned or hereafter acquired by a Party, (5) this Settlement Agreement, upon execution and delivery, is a valid and binding agreement, enforceable against it in accordance with the terms of this Settlement Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium, insurers’ rehabilitation and liquidation, and other similar laws affecting creditor’s rights generally and general principles of equity. To the extent CHL or Servicer provides an Trustee/Other Consent required under Section 5 with respect to a particular Trust/Other under contractual or delegated authority without specific approval by the Trust/Other, at each time CHL or Servicer takes such action, CHL or Servicer represents and warrants that it is authorized to deliver such Trustee/Other Consent on behalf of the Trust/Other to which such Trustee/Other Consent relates.

(k)	Certain Representations by MGIC. MGIC represents and warrants as of the Signing Date and shall be deemed to represent and warrant as of the Implementation Date that:

(i)	MGIC (a) is not and, immediately after giving effect to the consummation of the transactions contemplated by this Settlement Agreement and the other transactions contemplated hereby, will not be insolvent as such term is defined in Wisconsin Statute section 600.03, and (b) has received “reasonably equivalent value” as that term is used by the Uniform Fraudulent Transfer Act (“UFTA”) and “fair consideration” as that term is used by the Uniform Fraudulent Conveyance Act (“UFCA”) in exchange for any payments made by MGIC pursuant to this Settlement Agreement and performance by MGIC of its other obligations hereunder, each in accordance with the terms and conditions of this Settlement Agreement and the Escrow Agreement.

(ii)	MGIC has made available to CHL and Servicer true and complete copies of (A) the unaudited statutory annual statements of MGIC, containing the annual statutory statements of assets, liabilities and capital and surplus of MGIC as at December 31, 2012, 2011 and 2010 and the related statements of income, which include changes in statutory capital and surplus accounts, and cash flows for the fiscal years then ended, together with all exhibits, schedules and notes thereto and any related certifications filed with the OCI, and (B) the audited statutory financial statements of MGIC containing the annual statutory statements of admitted assets, liabilities and capital and surplus of MGIC as at December 31, 2011 and 2010 and the related statutory statements of operations, statutory statements of capital and surplus and statutory statements of cash flows for the fiscal years then ended, together with all exhibits, schedules and notes thereto (the portion of the documents referred to in the foregoing clauses (A) and (B) that are financial statements are collectively referred to as the “Statutory Statements” and the remaining portion of such documents is the “Additional Items”). The Statutory Statements (A) have been derived from the books and records of MGIC, (B) have been prepared in accordance with all applicable laws and applicable accounting principles, (C) have been timely filed with or submitted to the OCI on forms prescribed or permitted by the OCI and (D) fairly present in all material respects, in accordance with applicable accounting principles, the statutory financial position, results of operations and cash flows, assets, liabilities, capital and surplus, changes in statutory surplus and cash flows of MGIC as at the respective dates of, and for the periods referred to in, the Statutory Statements (to the extent presented in such statements). The Additional Items (A) have been derived from the books and records of MGIC, except that this subclause (A) does not apply to the portion of the Additional Items that are certifications, (B) have been prepared in accordance with all applicable laws, and (C) have been timely filed with or submitted to the OCI on forms prescribed or permitted by the OCI.

(iii)	MGIC is not the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding. MGIC has not received any oral or written notice from any governmental authority, including the OCI, threatening to seek to initiate any such proceeding.

(l)	Certain Representations by CHL. CHL represents and warrants as of the Signing Date and shall be deemed to represent and warrant as of the Implementation Date that:

(i)	CHL has received “reasonably equivalent value” as that term is used by the UFTA and “fair consideration” as that term is used by the UFCA in exchange for any payments made by CHL pursuant to this Settlement Agreement, including, but not limited to, the CHL Escrow Account, and performance by CHL of its other obligations hereunder, each in accordance with the terms and conditions of this Settlement Agreement and the Escrow Agreement.

(ii)	CHL is not the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding. CHL has not received any oral or written notice from any governmental authority threatening to seek to initiate any such proceeding.

(m)	Counterparts. This Settlement Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all Parties. Signatures of the Parties transmitted by fax or .pdf shall be deemed to be their original signatures for all purposes.

(n)	Entire Agreement. This Settlement Agreement, together with the attached Schedules and Exhibits (whether such Exhibits are executed or not), the letter agreement between the Parties dated December 10, 2012, the MGIC/BANA Settlement Agreement to the extent expressly referenced in this Settlement Agreement, each document executed by the Parties that expressly references this Section 19(n), and the applicable Master Policy to the extent that the terms and conditions of this Settlement Agreement do not supersede the terms and conditions of an applicable Master Policy, constitutes the entire agreement between the Parties with respect to the subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements, discussions and correspondence, including agreements in principle, drafts, descriptions of this Settlement Agreement, and prior written agreements. The Parties hereby affirm all other terms, provisions, and conditions of the Original Agreement, as hereby amended and restated, which is and shall continue to be in full force and effect and is hereby ratified and confirmed in all other respects. All references in this Settlement Agreement to the Settlement Agreement shall mean the Original Agreement as amended by this Amended and Restated Agreement. The Parties further acknowledge and represent that other than as specifically stated herein, no promises or inducements have been offered for this Settlement Agreement, and this Settlement Agreement is executed without reliance by either Party on any representation, statement, report or analysis of any other Party or any of their respective representatives concerning or relating to this Settlement Agreement or the settlement effected hereby. Effective as of the Signing Date, the Curtailment ADR Agreement shall terminate and shall have no further force or effect with respect to the Subject Loans.

(o)	Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Settlement Agreement is not performed in accordance with its specific terms or otherwise is breached. Each of the Parties agrees that any Party shall be entitled, in addition to any other remedy at law or in equity, to enforce the terms of this Settlement Agreement through an arbitration award seeking a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy or the posting of any bond.

(p)	Further Assurances. The Parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Settlement Agreement.

(q)	Servicing of Subject Loans after the Signing Date. On and after the Signing Date, where Servicer is the Servicer of a Subject Loan, Servicer will continue servicing the Subject Loan in the ordinary course and consistent with reasonably acceptable and customary servicing practices, provided that nothing herein prevents Servicer from transferring servicing of a Subject Loan as allowed by the Master Policy, and provided further that any such transferee shall be entitled to the benefit of this Settlement Agreement only as provided in Section 19(b).

[The following page is the signature page.]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the Signing Date stated above.

MORTGAGE GUARANTY INSURANCE CORPORATION		COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Jeffrey H. Lane	By:	/s/ Michael Schloessmann
Name: Jeffrey H. Lane		Name: Michael Schloessmann
Title: EVP		Title: President

BANK OF AMERICA, N.A., as Master Servicer or Servicer

		By:	/s/ David Cassell
Name: David Cassell
Title: SVP

Exhibit A

List of Curtailments and Policy Adjustments

EXHIBIT A

EOB Code	Type (Curtailment or Policy Adjustment)	Explanation of EOB Code (as shown on EOB)
[***]	[***]	[***]

Exhibit B

Documents Required to Perfect a Claim

EXHIBIT B

DOCUMENTS REQUIRED TO PERFECT A CLAIM

Unless otherwise specified, defined terms have the meaning given them in the applicable Master Policy (as defined in the Settlement Agreement) and references to Exhibits are to Exhibits to the Settlement Agreement.

I.	List of Documents Required to Perfect a Claim on Covered Future Legacy Loans (as defined in the Settlement Agreement) Under Section 10(f)(i) and Potential Curtailment Loans (as defined in the Settlement Agreement) Under Section 10(g)(v) of the Settlement Agreement

•	Declaration of loss, including Lender’s calculation of the Claim Amount, prepared by Lender

A copy of each of the following documents:

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

If MGIC is exercising its right to acquire a property, the original of each of the following:

•	[***]
•	[***]

II.	List of Documents Required to Perfect a Claim on Covered Future Legacy Loans (as defined in the Settlement Agreement) Under Section 10(g)(i) of the Settlement Agreement

•	Declaration of loss, including Lender’s calculation of the Claim Amount, prepared by Lender

A copy of each of the following documents:

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

If MGIC is exercising its right to acquire a property, the original of each of the following:

•	[***]
•	[***]

III.	List of Documents Required to Perfect a Claim on Future Servicing Only Loans (as defined in the Settlement Agreement) Under Section 10(h)(iii)

MGIC may require submission of any documents to the extent permitted by the applicable Master Policy, [***].

Exhibit C

Origination Documents Required for Fraud Investigations
Due to State Regulations

Execution Copy

EXHIBIT C

ORIGINATION DOCUMENTS REQUIRED FOR FRAUD INVESTIGATIONS DUE TO STATE REGULATIONS

Defined terms have the meaning given them in the applicable Master Policy (as defined in the Settlement Agreement) and references to Exhibits are to Exhibits to the Settlement Agreement.

A copy of each of the following, as requested pursuant to the Settlement Agreement:

•	Loan application (1003)
•	Appraisal and satisfactory completion certificate, if applicable
•	Verification of income – pay stubs/W2s, if applicable to loan type
•	Verification of employment, if applicable to loan type
•	Tax returns, if applicable to loan type
•	Credit reports
•	Verification of deposits or bank statements, if applicable to loan type
•	Transmittal summary (1008)
•	HUD 1 settlement statement
•	Note
•	Mortgage or deed of trust
•	Purchase agreement or sales contract
•	Escrow instructions
•	Gift letter and supporting documentation, if applicable
•	Title commitment
•	Closing instructions
•	IRS form 4506, if applicable
•	Underwriter conditions
•	Underwriter approval form
•	Automated findings report (AUS results)
•	Foreclosure and Bankruptcy Affidavit, Declaration and Sworn Statement Preparation PP (122407) pursuant to the DOJ Settlement, if applicable
•	Any other document to which MGIC is entitled under the applicable Master Policy (without regard to Exhibits B and F)

Exhibit D

Servicing Guide

EFFECTIVE OCTOBER 1, 2014

MGIC SERVICING GUIDE

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Contents

CONTENTS

Introduction	5

Gold Cert 12-Payment Protection	7

Servicing Information Submission Options	8

1 Mortgage Insurance Premium	9
1.01 Premium Plans	10
1.02 Premium Due to Activate Coverage	10
1.03 Renewal Premium Billing	11
1.04 Billing Cycles	11
1.05 Billing Options	12
1.06 Premium Payment Options	12
1.07 Premium Guidelines for Loans in Default	12

2 Cancellations	13
2.01 Cancelling Mortgage Insurance Coverage	14
2.02 Cancellation Covered Under the Homeowners Protection Act (HPA)	15
2.03 Cancellation not Covered Under the Homeowners Protection Act (HPA)	15
2.04 Premium Refund Guidelines	15

3 Reinstatements	17
3.01 Reinstatement Requests	18
3.02 Reinstatement Exception	18

4 Certificate Changes	19

5 Servicing Transfers	20

6 Assumptions	21
6.01 Assumptions With Release of Liability	22
6.02 Assumptions Without Release of Liability	22

7 Partial Releases	23

8 Loan Status & Activity Report	24
8.01 Servicing Report	25
8.02 Default Reporting	25

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Contents

9 Loan Modifications	27
9.01 Reporting Modifications	28
9.02 Modification Guidelines for Current Loans	29
9.03 Modification Guidelines for Delinquent Loans	29

10 Other Loan Workouts	31
10.01 Foreclosure Sale Postponement	32
10.02 Forbearance Plan	32
10.03 Repayment Plan	33
10.04 Short Sale and Deed in Lieu of Foreclosure	34

11 Foreclosure	37
11.01 Foreclosure Commencement	38
11.02 Bankruptcy	38
11.03 Preserving our Deficiency Rights	38
11.04 Foreclosure Bidding	39
11.05 Foreclosure Completion	40

12 Claim	41
12.01 Claim Requirements	42
12.02 Claim Filing	42
12.03 Claim Documentation Requirements	42
12.04 Claim Perfection	45
12.05 Claim Calculation and Curtailment Methodology	46
12.06 Claim Settlement	47
12.07 Supplemental Claim	48

13 Real Estate Owned (REO) Property Sales & Election of Acquisition Option
13.01 Property Disposition for Primary Coverage	50
13.02 Election of Acquisition Option for Primary Coverage	50
13.03 Property Disposition for Pool or Second Layer Coverage	51

14 Credible Evidence	53

15 Appeals	54

16 US Treasury & GSE-Sponsored Programs	55

17 Exhibits	56
17.01 Foreclosure State Time Frames	57

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Contents

17.02 Claim Form	58
17.03 Claim Settlement Examples	58

18 Servicing Tools	59
18.01 MGIC/Link Servicing	60
18.02 Secure File Transfer (SFT)	61
18.03 Automated Default Reporting (ADR)	62
18.04 Electronic Funds Transfer (EFT)/ACH	62
18.05 Electronic Data Interface (EDI)	62

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Introduction

INTRODUCTION

We have consolidated our previous Servicing and Default Servicing Guides into one streamlined Servicing Guide.

Master Policy

To view a copy of the Master Policy and all endorsements, see Master Policyholder Resources.

Terms in This Guide

•	Capitalized terms relate primarily to Master Policy 71-43342 (10/14)
–	Refer to the applicable Master Policy for definitions
–	Any reference to our Master Policy means the Master Policy under which the Loan was insured by MGIC
•	“Borrowers” or “Borrower” may refer to multiple Borrowers or a single Borrower
•	“We,” ”us” and “our” refer to MGIC
•	“You” refers to you, the Servicer, and your representatives
•	“Beneficiary” refers to the Initial Insured, except in the case of a Loan Transfer, in which the Loan Transferee will become the Beneficiary
–	GSE Beneficiary means a Beneficiary that is a GSE
•	Stated time frames are in terms of calendar days, unless otherwise referred to as Business Days

References

This guide includes internal references to supporting information in other sections within the document. For example, (2.04) means you will find related information in section 2, subsection 4. External references are linked to pages on our website, www.mgic.com.

Special Notes

Information to note will be pointed out to you with this icon:

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Introduction

Support

If you have questions about information in this guide, contact us at customer_service@mgic.com or 1-800-424-6442.

Reservation of Rights

We retain a full and complete reservation of rights. Neither this document nor any action taken by us that may appear inconsistent with this document should be construed as a waiver by us of any rights or defenses we may have. The guide reflects the servicing requirements applicable to the Master Policy. Requirements may vary, based on specific Master Policy endorsements. Refer to your Master Policy and endorsements for reference.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Gold Cert 12-Payment Protection

GOLD CERT 12-PAYMENT PROTECTION

See Section 1.06.02 of our Underwriting Guide, www.mgic.com/uwguide, for complete 12-Payment Protection information.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Servicing Information Submission

SERVICING INFORMATION SUBMISSION OPTIONS

When available, MGIC/Link Servicing is our preferred submission method. However, we have included a list of other submission options (as applicable) for your convenience.

Request/Report	MGIC/Link Servicing	Other Submission Options
MI Billing and Format Inquiries		billing_inquiry@mgic.com
Premium Payment Options (Wire/ACH Information)		premium_pay@mgic.com
MI Premium Payment Inquiries		suspense_premium_inquiry@mgic.com
MI Cancellations	Cancel Coverage	Submit Request for Cancellation of Insurance form via: – Secure File Transfer (SFT) (18.02) (Cancellations) – cancel_requests@mgic.com – Fax 1-888-818-0241
Reinstatements		customer_service@mgic.com or fax 1-800-345-3291
Loan Number Changes	Change Loan Numbers	SFT (Portfolio Audits, Servicing Transfers and Loan # Updates) or policy_info@mgic.com
Servicing Transfers	Transfer Servicing	Submit Notice of Change of Servicer form via SFT (Portfolio Audits, Servicing Transfers and Loan # Updates) or policy_info@mgic.com
Notice of Assumption		Submit Notice of Assumption form via customer_service@mgic.com or fax 1-800-345-3291
Partial Releases		customer_service@mgic.com or fax 1-800-345-3291
Servicing Report		Submit Servicing Report via SFT (Servicing Report) or servicingreport@mgic.com
Loan Modifications	Loan Modification, MI Loan Activity Report	Submit Notice of Loan Modification form (for an individual loan) or Loan Modification Submission spreadsheet (for multiple loans) via SFT (Loan Modification) or loanmodrequests@mgic.com
Notice of Default	File/Update a Default	Submit a Notice of Default form via: – ADR (18.03) – SFT (Claims Query) – claimsquery@mgic.com – Fax 1-800-353-8781
Monthly Default Reports	File/Update a Default	ADR, SFT (Claims Query), claimsquery@mgic.com or Fax 1-800-353-8781
Loan Workouts — Short Sale (Nondelegated)	Short Sale	SFT (Claims Query) or claimsquery@mgic.com
Loan Workouts — Deed in Lieu (Nondelegated)	Deed in Lieu	SFT (Claims Query) or claimsquery@mgic.com
Loan Workouts — Foreclosure Postponement, Forbearance and Repayment Plans (Nondelegated)	Other Workout Types	SFT (Claims Query) or claimsquery@mgic.com
Promissory Notes Payable to MGIC		Send to: Shellpoint Mortgage Servicing, 55 Beattie Place, Suite 100, MS #003, Greenville, SC 29601
REO Property Offer Approval		reo_marketing@mgic.com
REO Acquisition Documentation		reo_marketing@mgic.com
Initial Claim Filing	File a Claim	Submit a Claim form via: – EDI X-12 (18.05) – SFT (Claims Query) – claimsquery@mgic.com – Fax 1-800-353-8781
Initial Claim Documents	Upload Claim Documents	SFT (Claims Documents) or claims_documents@mgic.com
Supplemental Claim Filing	File a Claim	SFT (Claims Query) or claimsquery@mgic.com
Supplemental Claim Documents		SFT (Claims Query) or claimsquery@mgic.com
Claim Status/Explanation of Benefits	Policy Inquiries
Appeals of Rescission, Cancellation, Denial or Reduction in Insurance Benefit		Appeals of Rescission, Cancellation or Denial: – appeals@mgic.com Appeals of Reduction in Insurance Benefit: – claimsquery@mgic.com

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 1
Mortgage Insurance

1	MORTGAGE INSRANCE PREMIUM

1.01	Premium Plans
1.02	Premium Due to Activate Coverage
1.03	Renewal Premium Billing
1.04	Billing Cycles
1.05	Billing Options
1.06	Premium Payment Options
1.07	Premium Guidelines for Loans in Default

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 1
Mortgage Insurance

Premium billing is based on the Premium plan and renewal option that the lender selected at the time of Origination, as referenced on your mortgage insurance Commitment/Certificate.

1.01 Premium Plans

Monthly Premium

Our monthly Premium plans provide a month-to-month coverage term. No Premium is due at closing. Billing begins the first month after closing and payment is due the following month. The billing process continues until the insurance is cancelled.

Single Premium

Our single Premium plans provide coverage with a one-time Premium payment. Premium is paid at closing.

 Our Borrower-paid single Premium plans provide coverage for a limited time based on the Loan’s scheduled amortization. Coverage expires automatically when the unpaid principal balance of the Loan, based on the original amortization schedule, reaches 78% of the original value, regardless of actual payments.

Annual Premium

Our annual Premium plans provide coverage for a term of one year. The first-year Premium is paid at closing. The renewal Premium is due on the Certificate anniversary date. The billing process continues annually until the insurance is cancelled.

Split Premium

Our split Premium plans provide a month-to-month coverage term. Part of the Premium is paid up front in order to reduce the monthly Premium. The upfront Premium can be financed into the Loan amount or paid at closing. We bill for the monthly portion of the Premium. Billing begins the first full month after closing and payment is due the following month. The billing process continues until the insurance is cancelled.

1.02 Premium Due to Activate Coverage

Premium due to activate coverage is listed on the Commitment/Certificate. For information on initial Premium payment requirements, refer to our Underwriting Guide.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 1
Mortgage Insurance

1.03 Renewal Premium Billing

We provide monthly, annual and split Premium plan renewal bills. Premium billing includes:

•	Insurance Premiums for current and unpaid coverage periods
•	Applicable Premium taxes or assessments required by any state or local jurisdiction
– See Taxes and assessments

The entire renewal Premium is due on the Premium due date specified on the bill. Do not alter our calculated Premiums, and pay them as indicated on the bill. We will cancel coverage on a Certificate if we do not receive Premium within the 60-day grace period, effective the last day of the renewal term for which Premium was paid.

For monthly, annual and the monthly portion of split Premiums, the Premium amount due is based on one of the following renewal options:

Declining Renewal

Declining renewal Premiums are adjusted annually based on the current Mortgage balance. Each year on the Certificate anniversary month, we will send you a bill that requires you to report the current Mortgage balance and calculate the current

Premium due as follows:

•	Multiply the Mortgage balance by the Premium rate (for monthly Premiums, divide the results by 12)
•	If applicable, multiply the newly calculated Premium by the tax/assessment rate

Constant Renewal

Constant renewal Premiums are based on the original amount insured and remain the same for the first 10 years. After 10 years, the Premium due may decrease to a lower renewal rate for the remaining life of the insurance.

1.04 Billing Cycles

We issue renewal bills based on a billing cycle of your choice:

Cycles 1- 4

•	We issue bills the first, second, third and fourth full weekends of the month, respectively
•	Bills include coverage dates for the current month’s monthly Premiums due (and any unpaid coverage periods) and next month’s annual Premiums due

For example, if the current month is January, the bill is for January monthly Premiums due and February annual Premiums due.

Cycle 5

•	We issue bills the first full weekend of the month
•	Bills include billing for the previous month’s monthly Premiums due (and any unpaid coverage periods) and the current month’s annual Premiums due

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 1
Mortgage Insurance Premium

For example, if the current month is January, the bill is for December monthly

Premiums due and January annual Premiums due. See our Billing cycles calendar for specific due dates.

E-mail billing_inquiry@mgic.com to request the billing cycle that best meets your needs.

1.05 Billing Options

Automated Renewal Billing (ARB)

Receive your bill electronically with no minimum portfolio size. E-mail ecommerce_services@mgic.com for more information about the vendors and software providers we support.

Secure File Transfer (SFT)

To receive your bill electronically via SFT, e-mail billing_inquiry@mgic.com. We can provide you a PDF, or a TXT file that you can convert to an XLS file.

Paper Billing

We will mail you a paper bill if you do not select an electronic billing format.

1.06 Premium Payment Options

Remit payments via:

•	Check — Mail to MGIC, PO Box 566, Milwaukee, WI 53201-0566
•	ACH or wire — To request more information, e-mail premium_pay@mgic.com

1.07 Premium Guidelines for Loans in Default

If a Loan Defaults, coverage remains in force and we continue to bill renewal Premiums.

If you continue to pay Premiums due, any Premium paid for the period following the Default will be refunded at the time of the Insurance Benefit payment.

If you do not continue to pay renewal Premiums, and you report the Default to us as cured, we will provide a special bill indicating all unpaid Premium due. If we do not receive all unpaid Premium by the Premium due date indicated on the special bill, we will cancel coverage on the Certificate, effective the last day of the renewal term for which Premium was paid.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 2
Cancellations

2	CANCELLATIONS

	2.01	Cancelling Mor tgage Insurance Coverage
	2.02	Cancellation Covered Under the Homeowners Protection Act (HPA)
	2.03	Cancellation not Covered Under the Homeowners Protection Act (HPA)
	2.04	Premium Refund Guidelines

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 2
Cancellations

2.01 Cancelling Mortgage Insurance Coverage

Notify us to cancel or terminate coverage pursuant to Applicable Law or the Beneficiary’s established guidelines. We do not monitor mortgage insurance cancellation requirements and are not obligated to cancel coverage unless you notify us.

Submission Options

•	MGIC/Link Servicing — Select Cancel Coverage in the main menu
•	Submit Request for Cancellation of Insurance form or required information (see below) via:
– Secure File Transfer (SFT) — Select Cancellations
– Secure e-mail to cancel_requests@mgic.com
– Fax to 1-888-818-0241

For multiple cancellations, Electronic Data Interface (EDI) format is also available. Contact ecommerce_services@mgic.com for more information on EDI technology.

Information Required

In lieu of a Request for Cancellation of Insurance form, provide the following information via SFT, e-mail or fax:
•	MGIC Certificate number
•	Servicer’s Loan number
•	Borrower’s name
•	Subject Property address
•	Reason for cancellation
•	Cancellation effective date
•	Payee’s name and address if a refund is due

Premiums Due After Cancellation

Since monthly Premiums are generally paid in arrears (unlike annual or single Premiums, which are paid in advance), it is possible that Premium will be due at the time of cancellation. If so, we will send you a bill indicating the amount due.

Noncancellable Coverage

Insurance under certain Master Policies may not be cancelled unless the Loan is paid in full, or has amortized or been paid down to a specified loan-to-value ratio. E-mail cancel_requests@mgic.com with questions regarding cancellation on a Loan with noncancellable coverage.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 2
Cancellations

2.02 Cancellation Covered Under the Homeowners Protection Act (HPA)

The Homeowners Protection Act of 1998 (HPA) covers single-family primary residence Loans that closed on or after July 29, 1999. HPA provides for Borrower-requested cancellation and automatic termination. It is your responsibility to notify us when coverage terminates under HPA automatically or due to a Borrower-requested cancellation.

2.03 Cancellation not Covered Under the Homeowners Protection Act (HPA)

Investors establish the criteria for cancelling mortgage insurance for Loans not covered by HPA. This includes second homes, investment properties and where the Property’s current value is used.

Fannie Mae and Freddie Mac requirements are provided in their guides and are subject to change. Refer to the agencies’ guides for the most current mortgage insurance cancellation information. Check other investors’ mortgage insurance cancellation requirements.

2.04 Premium Refund Guidelines

We offer refundable and nonrefundable Premium plans (1.01). Premium refundability is specified on the Loan’s insurance Commitment/Certificate.

Refundable Premium Plans

Premium Plan	Initial Insurance Effective Date	Refund Calculation
Annual Premiums	Prior to 7/29/1999	See Annual Premium Refund Schedule
	On or after 7/29/1999	Prorated refund Calculated based on the number of days of coverage in force divided by 365 days
Monthly Premiums	N/A	Prorated refund Calculated based on the number of days of coverage in force divided by 30 days
Single Premiums – Borrower-Paid	N/A	See Single Premium Refund Schedule

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 2
2.04 Premium Refund Guidelines	Cancellations

We will not provide a refund for any period more than 45 days prior to our receipt of the required mortgage insurance cancellation notice.

We will mail Premium refund checks to you. We will only refund annual and single Premiums of less than $5 upon request.

Nonrefundable Premium Plans

Our Borrower-paid nonrefundable Premium plans may be partially refundable if mortgage insurance is terminated under the Homeowners Protection Act. These refunds are based on our HPA refund schedules. Otherwise, Premium under these plans is nonrefundable.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 3
Reinstatements

3	REINSTATEMENTS

	3.01	Reinstatement Requests
	3.02	Reinstatement Exception

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 3
Reinstatements

3.01 Reinstatement Requests

We will consider requests to reinstate cancelled coverage.

Information Required

E-mail or fax the following information:
•   MGIC Certificate number
•   Borrower’s last name
•   Subject Property address
•   12-month Mortgage payment history
•   Reason for reinstatement and supporting documentation
•   Requestor’s name and contact information

Submission Options

•   Secure e-mail to customer_service@mgic.com with the subject line “Reinstatement request”
•   Fax to 1-800-345-3291

We will contact you if we require additional information. After review, we will approve or deny your request.

If we approve the reinstatement request, we may generate a reinstatement bill. If we receive the Premium payments by the Premium due date indicated on the reinstatement bill, we will reinstate coverage retroactively to the termination effective date.

3.02 Reinstatement Exception

If an error or omission involving a servicing transfer results in unpaid Premium and insurance coverage is terminated, we will reinstate coverage on the affected Loans if we receive the following within 60 days after expiration of the Premium payment grace period:
•   Notification of the servicing transfer
•   Payment of the entire renewal Premium for all affected Loans

Information Required

E-mail or fax the following information:
•   MGIC Certificate number
•   Borrower’s name
•   Subject Property address
•   New Servicer’s name and contact information
•   Requestor’s name and contact information
•   Effective date of servicing transfer

Submission Options

•   Secure e-mail to customer_service@mgic.com with the subject line “Reinstatement request”
•   Fax to 1-800-345-3291

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 4
Certificate

4	CERTIFICATE CHANGES

After Certificate activation, you may need to change or correct Certificate Loan information, such as Borrower name and Property address, or insurance terms.

Submit all requests as soon as possible, including the change or correction details and reason. If we need additional documentation to process your request, we will contact you.

We will review your request and evaluate whether the changes increase our exposure according to our Underwriting Requirements in effect as of the date of the change request. Changes are subject to approval. If approved, we will issue a Certificate endorsement reflecting the change and update our records accordingly. If additional Premium is due as a result of the change, we will send you a bill.

Information Required

E-mail or fax the following information:
•   MGIC Certificate number
•   Borrower’s last name
•   Subject Property address
•   Detail of the change or correction requested, including current and new information
•   Reason for the change or correction
•   Requestor’s name and contact information

Submission Options

•   Secure e-mail to customer_service@mgic.com with the subject line “Certificate changes”
•   Fax to 1-800-345-3291

 Report Servicer Loan Number changes via MGIC/Link Servicing — Select Change Loan Numbers in the main menu. (For other changes or corrections, or for multiple changes or corrections, use one of the other submission options noted previously.)

 For Certificate changes or corrections before activation, refer to our Underwriting Guide.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 5
Servicing

5	SERVICING TRANSFERS

Notify us within 60 days of acquiring servicing rights for a Loan. The new Servicer must be an approved MGIC Servicer. The Loan Transferor (seller), Loan Transferee (buyer) or Beneficiary may submit this notification.

Submission Options

•   MGIC/Link Servicing — Select Transfer Servicing in the main menu
•   Submit Notice of Change of Servicer form or required information (see below) via:
– Secure File Transfer (SFT) — Select Portfolio Audits/Servicing Transfers/Loan # Updates
– Secure e-mail to policy_info@mgic.com
– Fax to 1-800-711-6442

Information Required

In lieu of a Notice of Change of Servicer form, provide the following information via SFT, e-mail or fax:
•   MGIC Certificate number
•   Borrower’s last name
•   Selling Servicer’s name
•   New Servicer’s name and address
•   New Servicer’s Loan number, if available
•   Effective date of the change of Servicer
•   Requestor’s contact name and information

If your service bureau already provides us electronic notification of servicing transfers, do not send any additional documentation.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 6
Assumptions

6	ASSUMPTIONS

	6.01	Assumptions With Release of Liability
	6.02	Assumptions Without Release of Liability

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 6
Assumptions

An assumption is a change in ownership of the Property whereby the new owner agrees to assume primary liability for payment of the existing Mortgage. You are responsible for executing applicable legal documents for the assumption.

We recognize two types of assumptions; both require prior approval:
•   Assumption with release of liability, where the original Borrower is released from liability
•   Assumption without release of liability, where the original Borrower remains liable for repayment of the Loan

We will review and respond to all assumption requests within 10 Business Days with either an approval or denial. If we require additional documentation to evaluate the request, we will deny the request and indicate the information we still need. Submit a new request with the required documentation.

6.01 Assumptions With Release of Liability

We will underwrite the assuming Borrower based on the Underwriting Requirements in effect at the time the assumption is submitted to us.

Documentation Requirements

E-mail or fax the following documentation:
•   Completed Notice of Assumption form
•   Lender’s Loan Application
•   Verification of employment
•   Verification of deposit
•   Sales contract/reason for assumption
•   New Borrower’s current credit report

Submission Options

•   Secure e-mail to customer_service@mgic.com with the subject line “Assumption request”
•   Fax to 1-800-345-3291

6.02 Assumptions Without Release of Liability

Documentation Requirements

E-mail or fax a completed Notice of Assumption form.

Submission Options

•   Secure e-mail to customer_service@mgic.com with the subject line “Assumption request”
•   Fax to 1-800-345-3291

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 7
Partial

7	PARTIAL RELEASES

A partial release is the release of a portion of the collateral securing the Loan. Our prior approval is required for both a voluntary partial release and an involuntary partial release.

We will review and respond to all partial release requests within 10 Business Days with either an approval or denial. If we require additional documentation to evaluate the request, we will deny the request and indicate the information we still need. Submit a new request with the required documentation.

Our approval may be conditioned on a reduction of insurance coverage or covered principal balance proportionate with any reduction in the Property value. In the case of an involuntary partial release, you must require the Borrower to apply any funds received to reduce the outstanding principal balance of the Loan.

Documentation Requirements

E-mail or fax the following documentation:
•   Mortgage payment history for most recent 24-month period
•   New appraisal, reflecting the value of the Property after release (not applicable for involuntary)
•   Statement regarding the effect of the release on the marketability of the Property
•   Copy of the survey, indicating which portion of the Property is to be released

Submission Options

•   Secure e-mail to customer_service@mgic.com with the subject line “Partial release request”
•   Fax to 1-800-345-3291

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 8
Loan Status & Activity Report

8	LOAN STATUS & ACTIVITY REPORT

	8.01	Ser vicing Report
	8.02	Default Repor ting

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 8
Loan Status & Activity Report

8.01 Servicing Report

We require you to submit a monthly Servicing Report that provides the status of all Loans (both current and Delinquent Loans). Report this information on or before the 25th day of each month for the prior month’s activity. For more information on timing requirements, report components and reporting options, see Servicing Report.

8.02 Default Reporting

8.02.01 Requirements

Initial Notice of Default

We require you to notify us when a Loan becomes two consecutive payments past due. File a Notice of Default no later than the 25th day of the month in which the Borrower’s second consecutive missed payment remains unpaid.

Subsequent Monthly Default Reporting

We require you to continue providing monthly updates for all Loans that remain in Default. Report the status of each Loan in Default on or before the 25th day of each month, and continue until a Claim is submitted, or no payment is 30 days or more Delinquent.

8.02.02 Reporting Options

Automated Default Reporting (ADR)

Report Delinquent Loan information via an automated data file in an industry- recognized format. ADR is supported by most service bureaus and is the preferred reporting method of Servicers. If you report via ADR, do not submit a Notice of Default or Monthly Delinquency Loan Status Report.

If a Loan previously reported Delinquent is not on the current month’s ADR file, we will send you a Monthly Exception Audit (MEA) report. Review the MEA and provide Loan updates as applicable.

For more information about ADR, see (18.03) or contact ecommerce@mgic.com.

MGIC/Link Servicing

File a Notice of Default and provide monthly updates on Delinquent Loans using our online tool:
•   Log in to MGIC/Link Servicing from www.mgic.com
•   Select File/Update a Default in the main menu
•   Enter the requested information

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 8
8.02 Default Reporting	Loan Status & Activity Report

Manual Reporting Options

Submit Notice of Default (NOD) forms and Monthly Delinquency Loan Status Reports that we provide for you to update via:
•   Secure File Transfer (SFT) — Select Claims Query
•   Secure e-mail to claimsquery@mgic.com
•   Fax to 1-800-353-8781

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 9
Loan Modifications

9	LOAN MODIFICATIONS

	9.01	Reporting Modifications
	9.02	Modification Guidelines for Current Loans
	9.03	Modification Guidelines for Delinquent Loans

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 9
Loan Modifications

9.01 Reporting Modifications

A Loan modification is any change in the terms of the Loan including principal balance, interest rate, payment terms or amortization schedule, regardless of whether Loan status is current or Delinquent. All Loan modifications require our approval. Obtain approval by:
•   Complying with our delegated guidelines, or
•   Submitting a modification request for approval prior to implementing the modification terms

See (9.02) and (9.03) for more information on delegated authority and when you should submit a modification for prior approval.

Report Delinquent Loan modifications that meet our delegated guidelines (9.03) within 30 days of the date the modification is effective. Submit any Loan modification that does not meet our delegated guidelines for our review prior to implementing the modification terms.

Upon receipt of your Loan modification request, we will review the Loan information and respond with either an approval or denial within 10 Business Days. We will send you our response in a letter for individual Loan modification submissions, or a decision report for files submitted containing multiple Loan modifications.

If we approve a Loan modification, our approval notification may include a limitation of coverage of capitalized principal.

If we deny a Loan modification due to missing documentation, our denial notification will indicate the information we need to evaluate your request. If you submitted a file containing multiple Loan modifications, we will return your data file and indicate the information still needed. Submit a new request with the required information.

You may need to remit additional Premium, based on the modified principal balance, subject to our limitation of capitalized principal. All Premium is due within 60 days of approval notification. If you do not proceed with an approved modification and Premium payment amount is affected, notify us within 60 days of our approval so we may correct our Premium billing records.

9.01.01 Reporting Individual Modifications

Submission Options

•   MGIC/Link Servicing — Select Loan Modifications in the main menu
•   Complete our MGIC Notice of Modification web form
•   Submit Notice of Loan Modification form via:
– Secure File Transfer (SFT) — Select Loan Modifications
– Secure e-mail to loanmodrequests@mgic.com

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 9
9.01 Reporting Modifications	Loan Modifications

9.01.02 Reporting Multiple Modifications

Submission Options

•   Submit a Loan Modification Submission Spreadsheet via:
– MGIC/Link Servicing — Select Loan Modifications in the main menu
– Secure File Transfer (SFT) — Select Loan Modifications
– Secure e-mail to loanmodrequests@mgic.com

9.02 Modification Guidelines for Current Loans

Loans that are not Delinquent may be eligible for modification, subject to our approval prior to implementing the modification terms.

Modification Guidelines for Current Loans

Modification Terms	Modification Guidelines for Current Loans
Loan Purpose	Reasonable and customary closing/financing costs and prepaids may be added to the Loan, but may not exceed 2% of the unpaid principal balance or $2,500, whichever is less No cash back to the Borrower
Loan Type and Term
Fully amortizing, fixed-rate up to 40 years
Fully amortizing ARM with fixed payment for the first 5 years
Ineligible: Negative amortization (potential or scheduled), temporary buydown, GPM, interest-only

Property Value	We rely on the Origination Valuation of the existing Loan
Occupancy	Cannot change from the original Loan

Coverage percentage and Premium rate will not change from the existing Loan

9.03 Modification Guidelines for Delinquent Loans

For Delinquent Loans, offer a Loan modification when the Borrowers have the desire and financial ability to continue making Mortgage payments after the Loan is modified.

Delegated Guidelines for Loan Modifications

•   Interest rate — Same or lower than premodification rate, and
•   Term — Fully amortizing up to 50 years from the Loan Origination date, and
•   Loan meets the Modification Capitalization Guidelines for Delinquent Loans (see next table)

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 9
9.03 Modification Guidlines for Delinquent Loans	Loan Modifications

Modification Capitalization Guidelines for Delinquent Loans

Policy Type	Loan Capitalization Guidelines	MGIC Approval With or Without Limitations
Primary	Modified UPB <110% of original UPB	Approval without limitations
	Modified UPB >110% of original UPB, and Number of PITI payments capitalized 0-12 months, and Payment (P&I) reduced or stays the same	Approval without limitations
	Modified UPB >110% of original UPB, and Number of PITI payments capitalized >12 months, and/or Payment (P&I) increases	Approval with limitations
Pool or Primary With Pool	Modified UPB <105% of original UPB	Approval without limitations
	Modified UPB >105% of original UPB, and Number of PITI payments capitalized 0-6 months, and Payment (P&I) reduced by 25% or more	Approval without limitations
	Modified UPB >105% of originalUPB, and Number of PITI payments capitalized >6 months, and/or Payment (P&I) reduced by less than 25%	Approval with limitations

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 10
Other Loan Workouts

10	OTHER LOAN WORKOUTS

	10.01	Foreclosure Sale Postponement
	10.02	Forbearance Plan
	10.03	Repayment Plan
	10.04	Shor t Sale and Deed in Lieu of Foreclosure

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 10
Other Loan Workouts

Our Master Policy requires that you assist and cooperate with us in preventing and mitigating our losses. Offer Loan Workouts such as repayment plans, forbearance plans or Loan modifications (9.0) to any Borrowers who have the ability to cure a Delinquency in compliance with industry standards and Applicable Law.

You may perform the following Loan Workouts as long as the terms comply with our guidelines for delegated authority, which apply to primary coverage and pool or second layer coverage. Delegated authority can be revoked upon notice from us.

Loan Workouts that fall outside of your delegated authority require our prior approval before implementation.

10.01 Foreclosure Sale Postponement

You may postpone a scheduled foreclosure sale in order to pursue a forbearance plan, repayment plan, Loan modification or short sale.

Foreclosure sale postponements for any other reason require our prior approval.

Information Required

•   Date of foreclosure initiation
•   Timeline needed for postponement
•   Information detailing the reason for postponing the foreclosure sale

Submission Options

•   MGIC/Link Servicing — Select Other Workout Types in the main menu
•   Secure File Transfer (SFT) —Select Claims Query
•   Secure e-mail to claimsquery@mgic.com

We will review and respond to your request within 10 Business Days with either an approval or denial. If we require additional documentation to evaluate the request, we will deny the request and indicate the information we still need. Submit a new request with the required documentation.

10.02 Forbearance Plan

10.02.01 Delegated Authority

You have delegated authority to complete a forbearance plan on Loans that meet the following criteria:
•   The forbearance term does not exceed six months from the Loan due date
•   The Borrower is unable to make full monthly payments
•   The forbearance plan is part of a broader Workout strategy for home retention or sale

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 10
10.02 Forbearance Plan	Other Loan Workouts

•   At the conclusion of the forbearance agreement, one of the following actions occurs:
– The Loan is no longer in Default, either through Borrower payments or the execution of a Loan modification or repayment plan
– The Loan is paid in full
– The Property is sold

10.02.02 Nondelegated Requirements

Forbearance plans that do not meet the delegated authority guidelines require our prior approval before implementation.

Information Required

•   Terms of the forbearance plan
•   A complete financial package disclosing all income, assets and expenses from the last two months
•   Letter of hardship written by the Borrowers or a personal representative
•   Proof of the Borrowers’ ability to resolve the Delinquency

Submission Options

•   MGIC/Link Servicing — Select Other Workout Types in the main menu
•   Secure File Transfer (SFT) — Select Claims Query
•   Secure e-mail to claimsquery@mgic.com

We will review and respond to your request within 10 Business Days with either an approval or denial. If we require additional documentation to evaluate the request, we will deny the request and indicate the information we still need. Submit a new request with the required documentation.

10.03 Repayment Plan

10.03.01 Delegated Authority

You have delegated authority to execute a repayment plan. The repayment term may not exceed six months from the Loan due date.

10.03.02 Nondelegated Requirements

Repayment plans that do not meet the delegated authority guidelines require our prior approval before implementation.

Information Required

•   Terms of the repayment plan
•   A complete financial package disclosing all Borrowers’ income, assets and expenses from the last 2 months
•   A letter of hardship written by the Borrowers or a personal representative
•   Proof of the Borrowers’ ability to resolve the Delinquency

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 10
10.03 Repayment Plan	Other Loan Workouts

Submission Options

•   MGIC/Link Servicing — Select Other Workout Types in the main menu
•   Secure File Transfer (SFT) — Select Claims Query
•   Secure e-mail to claimsquery@mgic.com

We will review and respond to your request within 10 Business Days with either an approval or denial. If we require additional documentation to evaluate the request, we will deny the request and indicate the information we still need. Submit a new request with the required documentation.

10.04 Short Sale and Deed in Lieu of Foreclosure

Short sales or deeds in lieu may be appropriate Loan Workouts when all home retention options have been exhausted, and the Borrowers are unable or unwilling to continue making their full Mortgage payments. We prefer a short sale under these circumstances, but recognize that there are situations in which a deed in lieu of foreclosure may be an appropriate Workout option.

 On Fannie Mae or Freddie Mac Loans, follow investor guidelines. We have delegated approval authority to Fannie Mae and Freddie Mac for short sale and deed in lieu Workouts.

10.04.01 Delegated Authority

You have delegated authority to complete a Borrower-titled short sale or deed in lieu on all non-GSE Loans regardless of occupancy type where the Borrowers do not qualify for a Loan modification, and do not have the long-term financial ability to continue paying their full Mortgage payment, subject to compliance with the following guidelines:

Short Sale

•   Unless foreclosure has been initiated, the Borrowers must meet one of the Allowable Hardship Scenarios (see next table)
•   Sale price is based on an interior Property valuation completed within the past 90 days or, at your discretion, 120 days
•   Variance between the “as-is” and “repaired” values is <15%
•   Net Proceeds equals 82% or higher of the as-is value
•   Borrowers must not receive any funds from the sale of the Property, including relocation assistance or any other incentives
•   Borrowers must not retain or regain ownership of the Property

Deed in Lieu

•   Unless foreclosure has been initiated, the Borrowers must meet one of the Allowable Hardship Scenarios (see next table) OR have filed for bankruptcy
•   The scheduled foreclosure sale date must be more than 60 days from the date of approval of the deed in lieu and may not be postponed to allow for deed in lieu consideration
•   Title to the Property must be free and clear of all subordinate liens or encumbrances

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 10
10.01 Short Sale and Deed in Lieu of Forclosure	Other Laon Workouts

Allowable Hardship Scenarios

Delinquency	Stated Hardship Reason	Credit Score
Current or < 60 Days	• Death • Long-term/permanent disability • Distant employment transfer, including Permanent Change of Station (PCS) orders, greater than 50 miles	Not Applicable
> 60-120 Days
•   Death
•   Long-term/permanent disability
•   Distant employment transfer, including Permanent Change of Station (PCS) orders, greater than 50 miles
•   Unemployment outside of the Borrower’s control
•   Divorce
Not Applicable
> 120 Days	Any hardship reason	< 620

Borrower Contribution Requirements

MGIC delegated (Non-GSE):
•   It is your responsibility to determine whether a Borrower contribution is permissible under Applicable Law
•   We do not require you to obtain a contribution from the Borrower; doing so is at your discretion
•   If you do obtain a contribution, the following requirements apply:
– Cash contributions must be paid to you at closing or upon execution of the deed in lieu. We will reduce the Insurance Benefit by the cash contribution amount.
– Execute promissory notes according to our promissory note guidelines
(see next section)

Promissory Note Guidelines

•   Monthly payment should be affordable for the Borrowers, but no lower than $50 per month
•   Borrowers must sign and date the promissory note at the closing of the short sale or upon execution of the deed in lieu
•   The note must be payable to Mortgage Guaranty Insurance Corporation
•   Send the original, signed promissory note referencing the MGIC Certificate number to:

Shellpoint Mortgage Servicing
55 Beattie Place, Suite 110, MS #003
Greenville, SC 29601
Phone: 1-800-365-7107

Shellpoint will send the Borrower a welcome letter and perform all servicing activities on our behalf.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 10
10.04 Short Sale and Deed in Lieu of Foreclosure	Other Loan Workouts

Closing Provisions (Short Sales Only)

Second lien payoff provisions apply to second mortgages owned by a third party (a legal entity unaffiliated with the Servicer).

If a second Mortgage exists, and we elect the Loss on Property Sale Option (12.06) in settlement of the Claim, we will allow the lesser of $6,000 or an amount not to exceed 50% of the current outstanding second lien amount to the second lien holder to be included in the Calculated Loss.

If a second Mortgage exists, and we elect the Percentage Option (12.06) in settlement of the Claim, we have no requirements or limitations on the second lien payoff provision.

10.04.02 Nondelegated Requirements

Short sales and deeds in lieu that do not meet the delegated authority guidelines require our prior approval before the sale or deed in lieu is completed.

Documentation Requirements

•   Borrowers’ Financial Analysis
•   Documentation for all Borrowers’ sources of income from the last two months, including but not limited to, paystubs and any asset accounts that provide 1099 income from interest or dividends (such as checking, savings and investment accounts; money markets; CDs; stocks; bonds; trusts; and annuities)
•   Federal tax returns for the last year or IRS Form 4506-T, Request for Transcript of Tax Return, completed and signed by the Borrowers
•   Letter of hardship written by the Borrowers or a personal representative indicating the reason for Default
•   Financials, income and expense breakdown, current within the last 90 days
•   Recent credit report dated within the last 90 days
•   Estimated HUD-1 Settlement Statement or Net Sheet (short sale only)
•   Executed Offer to Purchase agreement (short sale only)
•   Loan payoff statement, including all fees and costs within the last 30 days
•   Broker’s Price Opinion (BPO) or an appraisal no more than 90 days old — or up to 120 days old, at your discretion — including interior photographs

Submission Options

•   MGIC/Link Servicing — Select Short Sale or Deed in Lieu in the main menu
•   Secure File Transfer — Select Claims Query
•   Secure e-mail to claimsquery@mgic.com

We will review and respond to your request within 10 Business Days with either an approval or denial. If we require additional documentation to evaluate the request, we will deny the request and indicate the information we still need. Submit a new request with the required documentation.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 11
Foreclosure

11	FORECLOSURE

	11.01	Foreclosure Commencement
	11.02	Bankruptcy
	11.03	Preserving our Deficiency Rights
	11.04	Foreclosure Bidding
	11.05	Foreclosure Completion

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 11
Foreclosure

11.01 Foreclosure Commencement

If you cannot resolve a Default through a Loan Workout, initiate foreclosure by filing a complaint in the appropriate court or publishing a notice of sale, or by such process as required by Applicable Law, by the later of:
•   30 days after the date that the Loan remains in Default for six consecutive months, or
•   60 days after the earliest date after such six-month period that Appropriate Proceedings may be commenced under Applicable Law

11.02 Bankruptcy
In the event of Chapter 7 or Chapter 13 bankruptcies, initiate foreclosure within 60 days after the first of the following occurs:
•   The automatic stay is lifted
•   The bankruptcy case is dismissed
•   The Borrowers are discharged

For a Chapter 13 bankruptcy, file a petition for relief from the bankruptcy stay within 60 days after the Borrower has missed 2 consecutive payments under the bankruptcy plan.

Report a Bankruptcy

If a bankruptcy is filed on a Delinquent Loan, report the bankruptcy to us through the monthly Default reporting process. For reporting options, see (8.02).

11.03 Preserving our Deficiency Rights
File the appropriate action(s) preserving our right to pursue a deficiency in conformity with state foreclosure statutes. We may pursue Deficiency Judgment in the following states:

AL, AR, CO, CT, DC, DE, FL, HI, ID, IL, IN, KS, KY, LA, MA, MD, ME, MI, MO, MS, NC, NH, NM, NV, OH, OK, RI, SC, TN, TX, UT, VA, WV

If we intend to pursue a Deficiency Judgment, we may request additional documentation upon Claim submission.

If you would like to request a deficiency waiver, send a secure e-mail to claimsquery@mgic.com. Include the following information with your request:
•   MGIC Certificate number
•   Borrower’s name
•   Property address
•   Total debt
•   Value (BPO or appraisal) no more than 120 days from approval
•   Reason for the request
•   Requestor’s name and contact information

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 11
Foreclosure

11.04 Foreclosure Bidding

Bid an amount that protects our rights, including the right to pursue Deficiency Judgment if applicable. To determine the proper bid amount:

•   If Freddie Mac is the GSE Beneficiary on the Loan, refer to Freddie Mac’s guide
•   For all other Beneficiaries, use the state reference table and bid calculation instructions in this guide

If the bid calculation exceeds the total Mortgage indebtedness, bid the total debt amount.

11.04.01 State Reference Table

Property State	Bidding Instructions	Property State	Bidding Instructions
AK	Greater of 85% FMV or investor guidelines	ND	Greater of 85% FMV or investor guidelines
AL	Greater of 85% FMV or Make Whole Amount if required by investor	NE	Greater of 85% FMV or investor guidelines
AR	Greater of 85% FMV or Make Whole Amount if required by investor	NH	Greater of 85% FMV or Make Whole Amount if required by investor
AZ	Greater of 85% FMV or investor guidelines	NJ	Start at $100, up to greater of 85% FMV or investor guidelines
CA	Greater of 85% FMV or investor guidelines	NM	Greater of 85% FMV or Make Whole Amount if required by investor
CO	Greater of 85% FMV or Make Whole Amount if required by investor	NV	Greater of 85% FMV or Make Whole Amount if required by investor
CT (1)	Greater of 85% FMV or Make Whole Amount if required by investor	NY	Greater of 85% FMV or investor guidelines
DC	Greater of 85% FMV or Make Whole Amount if required by investor	OH	Start at 2/3 Sheriff Appraisal, up to greater of 85% FMV or Make Whole Amount if required by investor
DE	Greater of 85% FMV or Make Whole Amount if required by investor	OK	Start at 2/3 Sheriff Appraisal, up to greater of 85% FMV or Make Whole Amount if required by investor
FL	Start at $100, up to greater of 85% FMV or Make Whole Amount if required by investor	OR	Greater of 85% FMV or investor guidelines
GA	Greater of 85% FMV or investor guidelines	PA	Start at Sheriff cost, up to greater of 85% FMV or Make Whole Amount if required by investor guidelines
HI	Greater of 85% FMV or Make Whole Amount if required by investor	RI	Greater of 85% FMV or Make Whole Amount if required by investor
IA	Greater of 85% FMV or investor guidelines	SC (2)	Greater of 85% FMV or Make Whole Amount if required by investor
ID	Greater of 85% FMV or Make Whole Amount if required by investor	SD	100% of total debt
IL	Greater of 85% FMV or Make Whole Amount if required by investor	TN	Greater of 85% FMV or Make Whole Amount if required by investor
IN	Greater of 85% FMV or Make Whole Amount if required by investor	TX	Greater of 85% FMV or Make Whole Amount if required by investor
KS	100% of total debt	UT	Greater of 85% FMV or Make Whole Amount if required by investor
KY	Start at 2/3 Sheriff Appraisal up to greater of 85% FMV or Make Whole Amount if required by investor	VA	Greater of 85% FMV or Make Whole Amount if required by investor
LA	Start at 2/3 Sheriff Appraisal up to greater of 85% FMV or Make Whole Amount if required by investor	VT	Greater of 85% FMV or investor guidelines
MA	Greater of 85% FMV or Make Whole Amount if required by investor	WA	Greater of 85% FMV or investor guidelines
MD	Greater of 85% FMV or Make Whole Amount if required by investor	WI	Greater of 85% FMV or investor guidelines
ME	Greater of 85% FMV or Make Whole Amount if required by investor	WV	Greater of 85% FMV or Make Whole Amount if required by investor
MI	Greater of 85% FMV or Make Whole Amount if required by investor	WY	Greater of 85% FMV or investor guidelines
MN	Greater of 85% FMV or investor guidelines	Guam	Greater of 85% FMV or investor guidelines
MO	Greater of 85% FMV or Make Whole Amount if required by investor	Puerto Rico	Greater of 85% FMV or investor guidelines
MS	Greater of 85% FMV or Make Whole Amount if required by investor	Virgin Islands	Greater of 85% FMV or investor guidelines
MT	Greater of 85% FMV or investor guidelines	FOOTNOTES
NC	Greater of 85% FMV or Make Whole Amount if required by investor
(1) In a strict foreclosure action, we require that you file a motion within 30 days after the title vests, in order to preserve our deficiency rights. Please instruct your attorney accordingly.

(2) The deficiency should be set forth in the initial pleadings.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 11
11.04 Foreclosure Bidding	Foreclosure

11.04.02 Bid Calculation Instructions

Fair Market Value (FMV)

Use one of the following documents to determine the appropriate FMV:
•   A BPO less than 120 days old as of the foreclosure sale date
•   An appraisal less than 120 days old as of the foreclosure sale date
– You must use an appraisal where required by state statute
•   Bidding value derived via Fannie Mae’s valuation model

For variances between “as is” and “repaired” values:
•   If variance is 10% or less, use the “as is” value for FMV
•   If variance is greater than 10%, use the “repaired” value for FMV

Total Debt or Total Mortgage Indebtedness

The total amount of debt associated with the Mortgage includes principal, interest and any additional costs incurred (such as attorney fees and Property preservation costs).

Make Whole Amount

Fannie Mae defines the “make whole amount” as total Mortgage indebtedness less the amount of the anticipated mortgage Insurance Benefit. For questions regarding the make whole bid amount, contact your investor.

11.05 Foreclosure Completion

Diligently pursue completion of foreclosure in compliance with the foreclosure state time frames (17.01) and as we direct. If the foreclosure state time frame is exceeded on a Claim, the additional time may be covered if we determine that there have been diligent servicing and loss mitigation activities or events outside of the Servicer’s control (e.g., unavoidable court delays).

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
Claim

12	CLAIM

	12.01	Claim Requirements
	12.02	Claim Filing
	12.03	Claim Documentation Requirements
	12.04	Claim Per fection
	12.05	Claim Calculation and Cur tailment Methodology
	12.06	Claim Settlement
	12.07	Supplemental Claim

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
Claim

12.01 Claim Requirements

The submission of a Claim is a representation that the Claim and any supporting documentation submitted with the Claim is complete and accurate and that all conditions precedent to Claim submission under the applicable Master Policy have been met.

When you submit a Claim, provide us with the following:
•   A properly completed Claim (12.02) with all information and documentation required (12.03)
•   The Servicing File (12.03)
•   Information and documentation demonstrating that you or the Beneficiary has acquired Borrower’s Title to the Property, if applicable (12.03)

12.02 Claim Filing

Either you or the GSE Beneficiary may file primary coverage Claims, or pool or second layer coverage Claims.

Primary Coverage Claim Time Frame Requirements

File a Claim within 60 days of the earlier of:
•   Acquisition of Borrower’s Title
•   Completion of a Property Sale

In states where a redemption period exists, you have the option to file the Claim anytime after the foreclosure sale date, but no later than 60 days after the expiration of the redemption period.

Pool Coverage Claim Time Frame Requirements

File within 60 days after completion of the sale of the property.

Submission Options

•   Electronic Data Interface (EDI) X-12
– For questions or more information about EDI technology, e-mail ecommerce_services@mgic.com
•   MGIC/Link Servicing — Select File a Claim
•   Submit Claim form via:
– Secure File Transfer (SFT) — Select Claims Query
– Secure e-mail to claimsquery@mgic.com
– Fax to 1-800-353-8781

12.03 Claim Documentation Requirements

Loan Origination and Closing Files

Provide any applicable Loan Origination and Closing File documents not already submitted to us when you file the initial Claim. Loan Origination and Closing File documentation includes all information, data and materials created, received,

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
12.03 Claim Documentation Requirements	Claim

required, transmitted, stored or preserved in connection with the Origination of a Loan, such as:
•   1003/65 Original Loan Application
•   1008/1077 Uniform Underwriting and Transmittal Summary
•   Final AUS Findings/Feedback Report, if applicable
•   Appraisal and other Property valuation information, including all addenda, attachments, schedules, photographs and other information included by the appraiser
•   Credit report and all other credit documentation
•   Other credit and liabilities, such as child support documentation and divorce decree/separation information
•   Bankruptcy evidence of discharge/completion date
•   Evidence of debt satisfaction
•   Income and employment verification for all Borrowers such as: Verification of Employment (VOE), W-2s, paystubs, tax returns with all schedules, tax transcripts, evidence of receipt of rental income and lease agreements, and child support documentation
•   Asset verification for all Borrowers such as: Verification of Deposit (VOD); bank, retirement, money market and other account statements verified for assets to close and meet reserve requirements; source of funds letter; proof of sale of previous residence (HUD 1); and gift letter
•   Sales contract or equivalent with all addenda
•   Letter of explanation from Borrower or lender
•   Final HUD-1 Settlement Statement or other settlement statement signed by the Borrowers
•   Mortgage/Deed of Trust
•   Note and riders
•   Title insurance commitment
•   Homeowners insurance declaration page

Additional documentation may be required. For all potential Loan Origination and Closing File documentation requirements, contact us at customer_service@mgic.com or 1-800-424-6442 to obtain the Underwriting Guide in effect at the time the Loan was insured.

Servicing File

Provide all Servicing File documents from activity beginning on the date of Default through the Claim filing date (unless otherwise noted below) when you file the initial Claim. Servicing File documentation includes the following:
•   Loan Payment history from origination date to Claim filing date, including running principal, escrow and suspense balances
•   Servicing system notes, including servicing, collection, loss mitigation, bankruptcy, legal and foreclosure activity
•   ARM interest rate index, respective principal and interest payment changes, and effective date(s)
•   Terms of any Workouts including assumptions, partial releases, forbearance agreements, repayment plans, deeds in lieu and Loan modifications, whether completed or not
•   Hardship letter, recent credit report and Fannie Mae/Freddie Mac Form 710 (Uniform Borrower Assistance form/Financial Analysis form)

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
12.03 Claim Documentation Requirements	Claim

•   Bankruptcy information including bankruptcy type, filing date, motion for relief filing date and date motion granted
•   If the foreclosure state time frame was exceeded, a chronology of events demonstrating efforts pertaining to collection, foreclosure, loss mitigation, bankruptcy, Loan repurchase or indemnification demands and other legal activities, as applicable
•   For GSE pool or second layer coverage, primary Claim form and Explanation of Benefits statement as applicable
•   All communications to and from the Borrower

Title Transfer Documentation

Provide documentation demonstrating evidence of title transfer when you file the initial Claim. Based on the type of title transfer, documentation includes the following:

Type of Title Transfer	Documentation
Foreclosure	• Foreclosure deed • Sherriff’s expense breakdown, if applicable • Value (BPO, appraisal or other MGIC-approved value) determined no more than 120 days prior to foreclosure sale
Third-Party Outbid or Redemption Proceeds
•   Evidence of third-party or redemption proceeds with itemization of funds
•   Bidding instructions with opening and final bid
•   Value (BPO, appraisal or other MGIC-approved value) determined no more than 120 days prior to foreclosure sale

Deed in Lieu of Foreclosure
•   Deed transferring title
•   Deed in lieu approval letter
•   Value (BPO, appraisal or other MGIC-approved value) determined no more than 120 days prior to approval Additional documentation required for non-GSE delegated deeds in lieu only:
•   Terms of the promissory note or cash contribution, if they are not provided in the deed in lieu approval letter
•   Promissory note, if applicable

Presettlement Sale — Borrower
•   Sale approval letter
•   Final HUD-1 Settlement Statement
•   Interior value (BPO, appraisal or other MGIC-approved value) determined no more than 120 days prior to approval Additional documentation required for non-GSE delegated sales only:
•   Terms of the promissory note or cash contribution, if they are not provided in the deed in lieu approval letter
•   Promissory note, if applicable

Presettlement Sale — Servicer/Beneficiary REO	• If not previously provided for REO sale (13.0): – Required documentation for offer approval, including interior value, cost of any repairs made and sale terms – Final HUD-1 Settlement Statement

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
12.03 Claim Documentation Requirments	Claim

We may request certain documents to pursue a Deficiency Judgment (11.03), including:
•   Assignment of Mortgage
•   Assignment of foreclosure judgment
•   Limited Power of Attorney
•   Appointment of successor trustee
•   Foreclosure judgment if judicial state
•   Other state-specific foreclosure documents

If we elect to acquire the Property, we may require additional documentation (13.02).

Submission Options

Submit required documents via:
•   MGIC/Link Servicing — Select Upload Claim Documents
•   Secure File Transfer (SFT) – Select Claims Documents
•   Secure e-mail to claims_documents@mgic.com

12.04 Claim Perfection
Claim perfection occurs when we have received all required information and documentation and gained Property access if requested. Claim perfection timeline requirements depend on the applicable Master Policy.

We generally provide notifications as follows:
•   Within 20 days of filing your Claim, we will notify you of additional Claim requirements including any documentation we have not received
•   If after 30 days from our initial notification we do not receive the required documentation or the documentation is insufficient, we will provide a follow-up notification listing any outstanding items
•   If after 30 days from our second notification we do not receive the required documentation or the documentation is insufficient, we will provide a final notification
•   If the required documentation is not provided by the time frame indicated in the applicable Master Policy, we may deny the Claim

Property Access

We will notify you if we require Property access. If we have not obtained access by the time of Claim settlement, the Insurance Benefit may be reduced.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
Claim

12.05 Claim Calculation and Curtailment Methodology

The Insurance Benefit is based on the Calculated Loss. This section includes a list of amounts that can be included on a Claim, as well as amounts that will not be covered. The amounts that can be included on a Claim include the unpaid principal balance, accrued and unpaid interest at the applicable note rate and Advances associated with servicing the Loan after the Default resulting in the Claim.

Generally, interest and Advances are includable in the Calculated Loss for the period of time from the date of Default through the date that the Claim is filed. On every Claim, we perform an assessment of the Servicer’s compliance with the terms of the Master Policy when determining the period of time for which interest and Advances will be covered on a Claim. Noncompliance with provisions of the Master Policy, including post-origination obligations, may result in a reduction of the Calculated Loss or Insurance Benefit. Such a reduction is referred to as a curtailment. Generally, the curtailment amount will be the sum of (1) any Advances paid by the Servicer and incurred during the curtailment period, and (2) unpaid interest accrued during the curtailment period. The curtailment period either begins on the date that we determine a post-origination obligation should have been commenced and ends on the date the post-origination obligation was actually commenced, or begins on the date that post-origination obligation should have been completed and ends on the date it was actually completed. The total number of days for the curtailment period(s) is deducted from the actual Claim filing date, resulting in what we refer to on the Explanation of Benefits (EOB) as the “Revised Claim Date”. However, for Loans insured under Master Policy 71-43342 (10/14), we will not cover more than 36 months of unpaid accumulated interest and Advances.

Post-Origination Obligations

The following are examples of some of the most common post-origination obligations that we will assess when determining the period of time for which interest and Advances will be covered or curtailed on a Claim:
•   Commencement and completion of Appropriate Proceedings (11.01, 11.05, 17.01)
•   Pursuit of a Borrower Workout (9.0, 10.0)
•   Pursuit of relief of stay or dismissal from a Borrower bankruptcy (11.02)
•   Adherence to our delegated guidelines for Loan Workouts, including Loan modifications and short sales (9.03, 10.04)

Nonresidential Property and Physical Damage

If a Property is not in the same condition when a Claim is filed that it was in on the Certificate Effective Date (ordinary wear and tear excepted), either because the Property is no longer considered a residential Property or because the Property sustained damage, we may curtail the Insurance Benefit by the amount we determine is the estimated cost of restoring the Property to its condition as of the Certificate Effective Date.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
12.05 Claim Calculation and Curtailment Methodology	Claim

Certain expenses should not be included on a Claim because they are not covered Advances under the Master Policy. The following are examples of some of the most common expenses not covered by the Master Policy:
•   Attorney fees incurred for work outside of the standard foreclosure proceedings such as attorney transfers, “robo-signing” issues and title issues and defects
•   Assignment of Mortgage expenses
•   Automated Valuation Model fees
•   Borrower outreach expenses such as field service fees and “door-knocking” fees
•   Homeowner assessments that are extinguished by the foreclosure
•   Expenses associated with Property Damage
•   Incentive fees
•   Late charges
•   Mortgage insurance Premiums
•   Tax penalties and interest
•   Technology fees, including connectivity, invoicing and processing fees
•   Transaction fees
•   Vendor fees

12.06 Claim Settlement

The Insurance Benefit is payable to you, or to Fannie Mae or Freddie Mac if either is the Beneficiary and has elected to receive the Insurance Benefit.

The Insurance Benefit in settlement of the Claim will be one of the following:

Percentage Option

The Insurance Benefit is the Calculated Loss, multiplied by the percentage of coverage.

Loss on Property Sale Option

The Insurance Benefit is the Calculated Loss less Net Proceeds, resulting in an Insurance Benefit less than the Percentage Option.

Acquisition Option

The Insurance Benefit is the Calculated Loss.

Anticipated Loss Option

The Insurance Benefit is the Calculated Loss less the estimated Net Proceeds, assuming the Property is in the same condition as it was on the Commitment date (reasonable wear and tear excepted). This option applies when:
•   We are not granted Property access, or
•   We do not receive a Good and Marketable Title, or
•   We are unable to assess estimated restoration costs related to the Physical Damage or Nonresidential Property Exclusions

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 12
12.06 Claim Settlement	Claim

Explanation of Benefits (EOB)

Your Explanation of Benefits (EOB) statement includes an explanation of any Insurance Benefit paid and any adjustments to the Claim amount.

Regardless of how you file a Claim, access its EOB via MGIC/Link Servicing (18.01). If you use Electronic Funds Transfer (EFT), you can view and print the EOB from the MGIC/Link Servicing Reports menu.

12.07 Supplemental Claim

You may file a supplemental Claim to request additional allowable Advances that were not included in the initial Claim. You must have incurred the allowable Advances prior to the date the initial Claim was submitted, and paid them prior to filing the supplemental Claim.

We must receive supporting documentation for all additional expenses pertaining to your filed supplemental Claim, such as invoices reflecting the expense(s).

To receive consideration of payment, submit the supplemental Claim and supporting documentation within 90 days of the initial Claim being paid.

12.07.01 File a Supplemental Claim

Submission Options

•   MGIC/Link Servicing — Select File a Claim
•   Submit Claim form via:
– Secure File Transfer (SFT) — Select Claims Query
– Secure e-mail to claimsquery@mgic.com

12.07.02 Submit Supplemental Claim Suppor ting Documentation

Submission Options

Provide any documentation that supports your filed supplemental Claim via:
•   MGIC’s Secure File Transfer (SFT) — Select Claims Query
•   Secure e-mail to claimsquery@mgic.com

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 13
Real Estate Owned (REO) Property Sales & Election of Acquisition

13	REAL ESTATE OWNED (REO) PROPERTY SALES & ELECTION OF ACQUISITION OPTION

	13.01	Property Disposition for Primary Coverage
	13.02	Election of Acquisition Option for Primary Coverage
	13.03	Property Disposition for Pool or Second Layer Coverage

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 13
Real Estate Owned (REO) Property Sales & Election of Acquisition

Once you complete foreclosure, diligent efforts to market REO properties should continue through Claim resolution.

13.01 Property Disposition for Primary Coverage

Guidelines

After you complete foreclosure, list the Property for sale as soon as possible and continue to market it through Claim resolution. Our approval is not required on the listing. All offers acceptable by the Beneficiary require our approval until the Claim is resolved.

We will provide a response within 10 Business Days of receiving your request indicating if we approve the offer and if the offer will result in our election of the Loss on Property Sale Option (12.06).

If the sale terms change and we indicated we will elect the Loss on Property Sale Option (12.06), submit the revisions for our approval.

After closing, submit the Final HUD-1 Settlement Statement regardless of Claim filing status.

Information Required

•   Value estimate provided after an interior inspection (BPO, appraisal or other MGIC- approved value), no more than 120 days old
•   Itemized costs of any repairs made
•   Sale terms including offer amount, closing date, estimated closing costs for buyer and seller, and any other miscellaneous terms of sale

Submission

Submit required information via secure e-mail to reo_marketing@mgic.com.

13.02 Election of Acquisition Option for Primary Coverage If we elect the Acquisition Option (12.06), we will notify you of our initial decision and the need to submit required documentation.

Required documentation may typically include the following:
•   A recordable warranty deed (e.g., Grant Deed for California Property, Covenant Deed for Michigan Property) containing the normal and customary warranties and covenants in the usual and customary form (Quit Claim Deeds are not an acceptable form of conveyance)
•   All appropriate state and county transfer forms (executed, if required)
•   Evidence of Good and Marketable Title
•   Evidence that all Property taxes are paid current as of the Insurance Benefit payment date
•   If the Property is subject to a homeowners association/condo assessment, a written statement from the association showing that:
– All dues, assessments, penalties and interest are paid current, and
– All filed liens have been released or satisfied

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 13
13.02 Election of Acquisition Option	Real Estate Owned (REO) Property Sales & Election of Acquisition

Submission

Submit required documentation via secure e-mail to reo_marketing@mgic.com.

13.03 Property Disposition for Pool or Second Layer Coverage

Guidelines

We oversee the marketing activity of all REO properties with pool or second layer coverage. Our approval is required throughout this process.

Property Listing Approval

Submit the following for listing approval within 60 days after the title transfers through foreclosure or deed in lieu:
•   Two value estimates after an interior inspection (BPO, appraisal, or other MGIC- approved value), one obtained from the listing agent and one from an independent source
– For your convenience, you may obtain the second value estimate from MGIC; e-mail revsalessupport@mgic.com for more information
– Value estimates should include color photos and full repair addendums with brokers’ itemized estimates of all repairs
•   List price for marketing of the Property as-is or in a repaired state
•   Itemized general contractor’s bid for all repairs needed; provide a second bid for any repairs totaling more than $10,000
•   Appraisal from the Loan Origination
•   Contact name and phone number for an individual with access to the Property
•   Eviction proceedings start and end date, tenant or Borrower occupancy, and any other eviction information if applicable

Upon review, we will respond with listing instructions, including a strategy for marketing the Property in as-is or repaired condition.

Documentation Required During the Listing Period if the Property is not Under a Sales Contrac t

•   Provide the status of marketing activity and any recommendations on marketing strategy and listing price adjustments every 30 Business Days
•   Provide a value estimate after an interior inspection (BPO, appraisal or other MGIC- approved value) every 90 Business Days

Upon review of the documentation, we will contact you regarding any listing approval changes.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 13
13.03 Property Disposition	Real Estate Owned (REO) Property Sales & Election of Acquisition

Property Offer Approval

Property offers acceptable by the Beneficiary must be submitted for our approval.

Submit the sale terms including the offer amount, estimated closing date, estimated closing costs for buyer and seller including buyer closing costs being paid as a concession, estimated Net Proceeds, and any other miscellaneous terms of the sale.

We will provide a response within 10 Business Days of receiving your request indicating if we approve the offer.

If the sale terms change or the closing date is extended by more than 15 Business Days, submit these revisions for our approval.

After closing, submit the Final HUD-1 Settlement Statement regardless of Claim filing status.

Submission

Submit required documentation via secure e-mail to reo_marketing@mgic.com.
Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 14
Credible Evidence

14	CREDIBLE EVIDENCE

Examples of Credible Evidence as referenced in Master Policy 71-43342 (10/14) may include the following:
•   Automated database sources
•   Bank statement/gift letter reverification form/verification of deposit
•   Bank statement reverification form
•   Bankruptcy documents
•   Borrower sworn statements or other Borrower statements with corroborating evidence
•   Collection notes and/or hardship letter
•   Copy of earnest money and down payment checks
•   Documentation from Loan Origination and Closing File package
•   Employer interview
•   Gift donor, seller, Realtor® or settlement agent interview
•   Motor vehicle registration, hunting license or voter registration (primary residence only)
•   Neighbor(s) interview
•   Police report
•   Publicly available information such as courthouse records, internet articles and database searches
•   Relative/roommate interview
•   Review appraisal
•   Subject Property tax bill (primary residence only)
•   Tax return and/or W-2 including transcripts obtained with a 45060-T
•   Undisclosed installment debt: credit bureau
•   Undisclosed Mortgage: transaction history or Mortgage and updated credit bureau
•   Verification of employment and/or income reverification form
•   Verification of rent (if the Borrower rented)

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 15
Appeals

15	APPEALS

To receive consideration, we must receive your appeal no later than 90 days after your receipt of the Explanation of Benefits (EOB) statement detailing the Insurance Benefit, Rescission Notice, Company Cancellation Notice or Claim Denial Notice.

Your submitted appeal should detail the appeal reason and include supporting documentation.

We will review your appeal and supporting documentation and respond no later than 60 days from the date we receive it.

Information Required

Submit the following via e-mail:
•   MGIC Certificate number
•   Borrower’s name
•   Servicer’s name
•   Specific reason for your appeal
•   Requestor’s name and contact information
•   Explanation and supporting documentation not previously provided (12.03)

Submission

Appeals for Rescission Notice, Company Cancellation Notice or Claim Denial Notice:
•   Secure e-mail to appeals@mgic.com

Appeals for a reduction of the Insurance Benefit:
•   Secure e-mail to claimsquery@mgic.com

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 16
US Treasury & GSE-Sponsored

16	US TREASURY & GSE-SPONSORED PROGRAMS

We offer delegated authority for a variety of loss mitigation Workout options on Loans with primary insurance coverage, including several US Treasury/GSE-sponsored programs.

For details, see US Treasury & GSE-Sponsored Programs.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 17
Exhibits

17	EXHIBITS

	17.01	Foreclosure State Time Frames
	17.02	Claim Form
	17.03	Claim Settlement Examples

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 17
Exhibits

17.01 Foreclosure State Time Frames

The table below lists the number of days we allow for completion of foreclosure, subject to additional time required for diligent servicing, loss mitigation activities and events outside of your control (e.g., unavoidable court delays). If the foreclosure state time frame is exceeded on a Claim, you must provide a chronology of events demonstrating efforts pertaining to collection, foreclosure, loss mitigation, bankruptcy and other legal activities as applicable (12.03). We will review the information to determine if additional days claimed will be allowed. For Loans insured under Master Policy 71-43342 (10/14), we will not cover more than 36 months of unpaid accumulated interest and Advances.

State	Method of Foreclosures	Foreclosure Duration in Days	State	Method of Foreclosures	Foreclosure Duration in Days
Alabama	Power of Sale	60	Mississippi	Trustee Sale	60
Alaska	Judicial	510	Missouri	Trustee Sale	60
	Trustee Sale	120	Montana	Judicial	480
Arizona	Judicial	270		Power of Sale	120
	Trustee Sale	120	Nebraska	Judicial	210
Arkansas	Power of Sale	120		Trustee Sale	90
California	Judicial	720	Nevada	Judicial	480
	Trustee Sale	120		Trustee Sale	120
Colorado	Trustee Sale	165	New Hampshire	Power of Sale	60
Connecticut	Power of Sale	240	New Jersey	Judicial w/ Deficiency	480
	Strict Foreclosure	180		Judicial w/o Deficiency	300
Delaware	Judicial	210	New Mexico	Judicial	180
District of Columbia	Trustee Sale	60	New York	Judicial	300
Florida	Judicial	210	North Carolina	Trustee Sale	60
Georgia	Power of Sale	60	North Dakota	Judicial	180
Guam	Non-judicial	180	Ohio	Judicial	270
Hawaii	Judicial	210	Oklahoma	Judicial	180
Idaho	Trustee Sale	360	Oregon	Judicial	510
	Judicial for properties with 20+ acres	180		Trustee Sale	150
Illinois	Judicial w/ Deficiency	300	Pennsylvania	Judicial	210
	Judicial w/o Deficiency	270	Puerto Rico	Judicial	360
	Judicial w/ Abandonment	120	Rhode Island	Power of Sale	60
Indiana	Judicial	240	South Carolina	Judicial w/ Deficiency	180
Iowa	Judicial w/ Deficiency	480		Judicial w/o Deficiency	150
	Judicial w/o Deficiency	300	South Dakota	Judicial	300
	Judicial w/o Deficiency (Non Owner Occupied)	180	Tennessee	Trustee Sale	60
	Non-Judicial	120	Texas	Judicial	180
Kansas	Judicial	270		Power of Sale	40
Kentucky	Judicial	180	US Virgin Islands	Judicial	330
Louisiana	Judicial	180	Utah	Judicial	330
Maine	Judicial	330		Trustee Sale	150
Maryland	Trustee Sale	105	Vermont	Judicial	240
Massachusetts	Judicial	210	Virginia	Trustee Sale	60
Michigan	Judicial	360	Washington	Judicial	510
	Power of Sale	270		Trustee Sale	150
	Power of Sale w/ Abandonment	120	West Virginia	Trustee Sale	90
	Power of Sale for properties with 3+ acres	450	Wisconsin	Judicial w/ Deficiency	450
Minnesota	Judicial	480		Judicial w/o Deficiency	270
	Power of Sale	270	Wyoming	Power of Sale	225

			The foreclosure method with the shortest duration for each state will determine the applicable state time frame unless another foreclosure method is directed by the GSE Beneficiary or us.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 17
Exhibits

17.02 Claim Form

File a Claim using MGIC/Link Servicing’s secure, web-based form. If you’re unable to use MGIC/Link Servicing, complete the editable PDF version of the Claim form.

17.03 Claim Settlement Examples

The following illustrates examples of the four possible settlement options (12.06) using a Calculated Loss of $200,000.

Settlement Options
Insurance Benefit calculations based on a Loan with 30% coverage

Percentage Option	Calculated Loss multiplied by percentage of coverage	$200,000 Calculated Loss x 30% = $60,000 Insurance Benefit
Loss on Property Sale Option	Calculated Loss less Net Proceeds resulting in an Insurance Benefit less than the Percentage Option	$200,000 Calculated Loss - $180,000 Net Proceeds = $20,000 Insurance Benefit
Acquisition Option	Calculated Loss	$200,000 Insurance Benefit
Anticipated Loss Option	Calculated Loss less estimated Net Proceeds assuming the Property is in the same condition as it was on the Commitment date, reasonable wear and tear excepted	$200,000 Calculated Loss – ($180,000 estimated Net Proceeds - $10,000 estimated reasonable wear-and-tear excepted) = $30,000 Insurance Benefit

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 18
Servicing

18	SERVICING TOOLS

	18.01	MGIC/Link Servicing
	18.02	Secure File Transfer (SFT)
	18.03	Automated Default Reporting (ADR)
	18.04	Electronic Funds Transfer (EFT)/ACH
	18.05	Electronic Data Interface (EDI)

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 18
Servicing

18.01 MGIC/Link Servicing

MGIC/Link Servicing is a secure, automated support hub for all your servicing needs — from activation of coverage to Claim resolution. MGIC/Link Servicing allows you to view Loan status and report/file applicable information.

To Sign Up

Register for your login ID and password at www.mgic.com/signup.

Report Servicing Transfers

Select Transfer Servicing in the main menu.

Report Individual Loan Number Changes

Select Change Loan Numbers in the main menu.

Report Cancellation of Mortgage Insurance

Select Cancel Coverage in the main menu.

Report Loans in Default and Default Status

Select File/Update a Default in the main menu.

Submit Loan Modifications

Select Loan Modification in the main menu to:
•   Request approval for individual or multiple Loan modifications (9.0)
•   Upload documentation for Loan modifications, including the Loan Modification Submission spreadsheet

Submit Loan Workouts

Select Short Sale in the main menu to:
•   Request approval and submit documentation for short sales that fall outside of your delegated authority (10.04)
•   Provide additional information on short sale requests pending approval
•   Request an extension approval

Select Deed in Lieu in the main menu to submit requests for approval and supporting documentation for a deed in lieu that falls outside of your delegated authority (10.04).

Select Other Workout Types in the main menu to submit requests for approval for the following Workout types:
•   Foreclosure sale postponement (10.01)
•   Forbearance (10.02)
•   Repayment plans (10.03)
•   Other unlisted programs that require our review and approval

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 18
18.01 MGIC/Link Servicing	Servicing Tools

File Individual Claims

Select File a Claim in the main menu and enter the Certificate number.

The online Claim form will open prefilled with the Servicer, mortgage insurance, Borrower and Property location information. The form also calculates totals for you. You have the option to save your work and finish at your convenience. Once completed, submit the Claim.

Uploading Documentation

Select Claim Documents in the main menu to upload documentation:
•   Prior to filing a Claim, or
•   Immediately after filing a Claim, or
•   Upon our request for missing or additional documentation

After we have notified you that we have registered your Claim, use the Claim Documents main menu option to:
•   Determine specific missing documents you need to submit on a per-Claim basis
•   Create reports that show all of your Claims and any outstanding documents requested

For more information, view MGIC/Link Claims Pending Doc Request training tutorial.

Check Claim Status/Explanation of Benefits (EOB)

Regardless of how you file a Claim, you can check Claim status securely and easily via MGIC/Link Servicing. Once a Claim has been settled, you can download an EOB.
•   In the MGIC/Link Servicing main menu, select Policy Inquiries
•   Provide the Certificate number, Borrower Social Security Number or Servicer Number and select Claim as your inquiry type

View Elec tronic Funds Transfer (EFT) Claim Payment Details

Select Reports in the main menu to view payment details on the same day funds are transferred, and to access:
•   EFT reconciliation reports with daily totals of Claim funds transferred
•   Individual Claim payments
•   EOB statements for each Claim

18.02 Secure File Transfer (SFT)

All data transmissions are encrypted using the strongest available industry standards, Secured Socket Layer (SSL). Send and receive any file type, such as PDF, XLS and DOC.

To Sign Up

Register for your login ID and password at www.mgic.com/signup.

Support

•   View or print our SFT step-by-step instructions
•   View our Send and receive files through SFT training tutorial

Questions? Contact MGIC Customer Service, 1-800-424-6442.

MGIC SERVICING GUIDE
EFFECTIVE OCTOBER 1, 2014

Section 18
Servicing Tools

18.03 Automated Default Reporting (ADR)

Report Loans in Default and their status (8.02) electronically via ADR.

How ADR Works

After the 15th of every month, your Loan database is scanned to gather information about Delinquent MGIC-insured Loans. This information is loaded into an electronic file that you deliver to us.

To Get Started

Step 1: Portfolio review

We recommend performing a portfolio review on all of your MGIC-insured Loans. This review ensures that your files — and ours — are accurate. To assist you, we can provide a file or listing of your current MGIC-insured Loans.

Step 2: Data verification

Once the review is complete and any discrepancies are resolved, Automated Default Reporting begins. To make sure your Delinquent Loans are accurately transmitted, we typically verify your data for the first 2 file submissions. During this time, continue to report your Delinquencies manually.

To set up ADR, contact us at ecommerce_services@mgic.com.

18.04 Electronic Funds Transfer (EFT)/ACH EFT service expedites your Claim payments by allowing us to electronically transfer funds into your account upon completion of the Claim. We provide an EFT reconciliation report via MGIC/Link Servicing listing all Loans receiving payment one Business Day prior to deposit.

To Get Started

Complete and fax an Authorization for Electronic Receipt of Payment form to our Cash Management Department, (414) 347-6354.

Upon receipt of the form, we will:
•   Test to ensure the successful transfer of future funds
•   Work with you to set up EFT service for your designated branches or offices
•   Notify you of the date EFT Claim payments will be activated
•   Provide instructions for accessing payment detail via MGIC/Link Servicing

18.05 Electronic Data Interface (EDI)

We offer secure, electronic document submission through Electronic Data Interface (EDI) technology. For more information, contact ecommerce_services@mgic.com.

Questions? Contact MGIC Customer Service, 1-800-424-6442.

Mortgage Guaranty Insurance Corporation
MGIC Plaza, Milwaukee, Wisconsin 53202 • www.mgic.com
© 2014 Mortgage Guaranty Insurance Corporation. All rights reserved.

71-43444 9/14

Exhibit E

Interim Reconciliation Loan Report

INTERIM RECONCILIATION REPORT  -- Column Definitions

Column Name	Description
MGIC Certificate Number	The number assigned by the mortgage insurance company to track the primary or bulk insurance coverage on the loan
Recon ID Number	The number assigned by Bank of America and MGIC to identify the loan for reconciliation and settlement monitoring purposes
Borrower Name	Name of borrower(s)
Trust	Name of trust as provided by Bank of America
Servicer Name	Name of current entity servicing the loan
Servicer Loan Number	The current loan number assigned to the loan
MI Coverage Percentage (%)	MGIC percentage of coverage for the loan as evidenced on the certificate
Payee Name	Entity to whom MGIC directed the claim payment (GSE or servicer)
Claim Type	Initial or supplemental
Submitted Claim Benefit Amount ($)	Claim Amount submitted by servicer or GSE prior to any corrections and curtailments under the applicable First Lien Policy
Claim Filed Date (Claim Recd Date)	Date the claim was filed by the servicer or GSE
Claim Resolution Date (Claim Paid Date)	Date claim was paid
Claim Settlement type	Claim settlement option (percentage guaranty, pre-claim sale or property acquisition)
Claim Paid Amount ($)	The total claim amount paid by MGIC as evidenced on the Explanation of Benefits (EOB)
Curtailment Amount ($)	The claim amount portion not paid by MGIC due to a curtailment as evidenced on the EOB (net dollars)
Paid Through Date	The "paid thru date" from the detail claim record
Total Days - Paid Through Date to Claim Received Date	The total number of days from the paid thru date to claim received date
Transfer of Servicing Date from Bank of America (Source is Bank of America File)	The date the servicing was transferred from Bank of America to another servicer, if applicable
Bank of America Days - Paid Through Date or Bank of America Beginning Servicing Date to Transfer Date or Claim Filed Date	The number of days from the paid through date or date Bank of America started servicing to servicing transfer date, if applicable, or claim filing date
Bank of America Portion of Curtailment Amount ($)	Bank of America portion of the total curtailment amount as noted in #16 based on Bank of America days over Total Days
Origination or Insured Date (Coverage Effective Date)	Date loan was insured
Settlement Group	PLS or Servicing Only Loan Group
Settlement Percent	Settlement Percentage associated with the Settlement Group

Signing Schedule 1	1 if applies, 0 if does not apply
Signing Schedule 2	1 if applies, 0 if does not apply
Signing Schedule 3	1 if applies, 0 if does not apply
Signing Schedule 4	1 if applies, 0 if does not apply
Signing Schedule 5	1 if applies, 0 if does not apply
Signing Schedule 6	1 if applies, 0 if does not apply
Signing Schedule 7	1 if applies, 0 if does not apply
Signing Schedule 8	1 if applies, 0 if does not apply
Signing Schedule 9	1 if applies, 0 if does not apply
Signing Schedule 10	1 if applies, 0 if does not apply
Signing Schedule 11	1 if applies, 0 if does not apply
Signing Schedule 12	1 if applies, 0 if does not apply
Signing Schedule 13	1 if applies, 0 if does not apply
Signing Schedule 14	1 if applies, 0 if does not apply
Signing Schedule 15	1 if applies, 0 if does not apply
Signing Schedule 16	1 if applies, 0 if does not apply
Signing Schedule 17	1 if applies, 0 if does not apply
Signing Schedule 18	1 if applies, 0 if does not apply
Schedule 1 current month end	1 if applies, 0 if does not apply
Schedule 2 current month end	1 if applies, 0 if does not apply
Schedule 3 current month end	1 if applies, 0 if does not apply
Schedule 4 current month end	1 if applies, 0 if does not apply
Schedule 5 current month end	1 if applies, 0 if does not apply
Schedule 6 current month end	1 if applies, 0 if does not apply
Schedule 7 current month end	1 if applies, 0 if does not apply
Schedule 8 current month end	1 if applies, 0 if does not apply
Schedule 9 current month end	1 if applies, 0 if does not apply
Schedule 10 current month end	1 if applies, 0 if does not apply
Schedule 11 current month end	1 if applies, 0 if does not apply
Schedule 12 current month end	1 if applies, 0 if does not apply
Schedule 13 current month end	1 if applies, 0 if does not apply
Schedule 14 current month end	1 if applies, 0 if does not apply
Schedule 15 current month end	1 if applies, 0 if does not apply
Schedule 16 current month end	1 if applies, 0 if does not apply
Schedule 17 current month end	1 if applies, 0 if does not apply
Schedule 18 current month end	1 if applies, 0 if does not apply

INTERIM RECONCILIATION REPORT

[The format of this schedule has been modified for purpose of preparing it for filing with the Securities and Exchange Commission]

MGIC Certificate Number	Recon ID Number	Borrower Name	Trust	Servicer Name	Servicer Loan Number	MI Coverage Percentage (%)	Payee Name	Claim Type	Submitted Claim Amount ($)

Claim Filed Date (Claim Recd Date)	Claim Resolution Date (Claim Paid Date)	Claim Settlement type	Claim Paid Amount ($)	Curtailment Amount ($)	Paid Through Date	Total Days - Paid Through Date to Claim Received Date	Transfer of Servicing Date from Bank of America (Source is Bank of America File)	Bank of America Days - Paid Through Date or Bank of America Beginning Servicing Date to Transfer Date or Claim Filed Date	Bank of America Portion of Curtailment Amount ($)

Origination or Insured Date (Coverage Effective Date)	Settlement Group	Settlement Percent	Signing Schedule 1	Signing Schedule 2	Signing Schedule 3	Signing Schedule 4	Signing Schedule 5	Signing Schedule 6	Signing Schedule 7

Signing Schedule 8	Signing Schedule 9	Signing Schedule 10	Signing Schedule 11	Signing Schedule 12	Signing Schedule 13	Signing Schedule 14	Signing Schedule 15	Signing Schedule 16	Signing Schedule 17

Signing Schedule 18	Schedule 1 current month end	Schedule 2 current month end	Schedule 3 current month end	Schedule 4 current month end	Schedule 5 current month end	Schedule 6 current month end	Schedule 7 current month end	Schedule 8 current month end	Schedule 9 current month end

Schedule 10 current month end	Schedule 11 current month end	Schedule 12 current month end	Schedule 13 current month end	Schedule 14 current month end	Schedule 15 current month end	Schedule 16 current month end	Schedule 17 current month end	Schedule 18 current month end

Exhibit F

Exclusions

Execution Copy

EXHIBIT F
EXCLUSIONS

Defined terms have the meaning given them in the applicable Master Policy (as defined in the Settlement Agreement) or, where noted, in the Settlement Agreement.

Flow Policy #71-7135 (8/94)
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Execution Copy

Select Master Policy for Multiple Loan Transactions #71-70283 (2/05)

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Execution Copy

Master Policy for Multiple Loan Transactions #71-70276 (2/05)

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Exhibit H

MGIC Escrow Agreement

Execution Copy

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of April 19, 2013 (“Escrow Agreement”), is by and between Mortgage Guaranty Insurance Corporation (“MGIC”), Countrywide Home Loans, Inc. (“CHL”), and Bank of America, N.A., in its capacity as master servicer or servicer of Subject Loans (“Servicer”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder (“Escrow Agent”).  MGIC, CHL, and Servicer are sometimes referred to collectively in this Escrow Agreement as the “Parties.”

BACKGROUND

A.  The Parties have entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”), dated as of April 19, 2013, pursuant to which the Parties have resolved their claims and differences with respect to Subject Loans.  The Settlement Agreement provides that the Parties shall deposit the Escrow Funds (defined below) in segregated escrow accounts to be held by Escrow Agent, and disbursed to the Parties as jointly instructed by the Parties in writing.  Capitalized terms not otherwise defined in this Escrow Agreement have the meanings given them in the Settlement Agreement.

B.  Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement and as instructed by the Parties pursuant to the Settlement Agreement.

C.  Pursuant to the Settlement Agreement, the Parties have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

D.  In order to establish the escrow of funds and to effect the provisions of the Settlement Agreement, the Parties and Escrow Agent have entered into this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                   Definitions.  The following terms shall have the following meanings when used herein:

“CHL Representatives” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by CHL and delivered to Escrow Agent, MGIC, and Servicer in accordance with the notice provisions of this Escrow Agreement, to act as its representative(s) under this Escrow Agreement.

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Escrow Period” shall mean the period commencing on the date hereof and ending twelve (12) months later, unless earlier terminated or extended by agreement of the Parties and Escrow Agent.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

“MGIC Representatives” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by MGIC and delivered to Escrow Agent, CHL, and Servicer in accordance with the notice provisions of this Escrow Agreement, to act as its representative(s) under this Escrow Agreement.

“Representatives” shall mean the MGIC Representatives, the CHL Representatives, and the Servicer Representatives.

“Servicer Representatives” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Servicer and delivered to Escrow Agent, MGIC, and CHL in accordance with the notice provisions of this Escrow Agreement, to act as its representative(s) under this Escrow Agreement.

2.                   Appointment of and Acceptance by Escrow Agent.  The Parties hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3.                   Deposit of Escrow Funds.  Within five (5) business days of the Signing Date of the Settlement Agreement, and simultaneously with or after the execution and delivery of this Escrow Agreement, the Parties will transfer the Escrow Funds in the below amounts.  Upon receipt of any portion of the Escrow Funds, Escrow Agent shall acknowledge the receipt and deposit of each subject portion to the Parties and counsel identified in Section 17(a) of the Settlement Agreement, and Section 14 of this Escrow Agreement.

a.               MGIC shall deposit the Settlement Payment and the Denial Settlement Payment by wire transfer of immediately available funds to an account designated by Escrow Agent, which shall be the MGIC Escrow Account as defined in the Settlement Agreement.

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b.              CHL shall deposit the CHL Escrow Amount by wire transfer of immediately available funds to an account designated by Escrow Agent, which shall be the CHL Escrow Account as defined in the Settlement Agreement.

The deposits by each of MGIC and CHL shall be made to and held in a separate account, segregated from the deposit(s) by the other Party made pursuant to this Escrow Agreement and from all other funds and accounts held by the Escrow Agent.

4.                   Disbursements of Escrow Funds; Acknowledgement of Security Interests in Disbursement Rights.  Escrow Agent shall disburse the Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction pursuant to Section 8 of the Settlement Agreement.  Such Joint Written Direction shall contain wiring instructions or an address to which one or more checks shall be sent.  Upon the expiration of the Escrow Period, Escrow Agent shall distribute, as promptly as practicable, any remaining Escrow Funds as set forth in a Joint Written Direction, or if Escrow Agent has not received such Joint Written Direction, Escrow Agent may take action pursuant to Section 5 of this Agreement.  All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Persons (as defined below) pursuant to Section 10 and Section 11 below.  Escrow Agent acknowledges the security interest granted by MGIC to Servicer, pursuant to Section 2(e)(i) of the Settlement Agreement, in all of MGIC’s right, title and interest in and to any and all disbursements from the MGIC Escrow Account (as defined in the Settlement Agreement) to which MGIC is entitled pursuant to the terms and conditions of this Escrow Agreement or the Settlement Agreement, as security for the full performance of MCIG’s obligations under this Escrow Agreement and the Settlement Agreement.  Escrow Agent acknowledges the security interest granted pursuant to Section 2(e)(ii) of the Settlement Agreement by CHL to MGIC in all of CHL’s right, title and interest in and to any and all disbursements from the CHL Escrow Account (as defined in the Settlement Agreement) to which CHL is entitled pursuant to the terms and conditions of this Escrow Agreement or the Settlement Agreement, as security for the full performance of CHL’s obligations under this Escrow Agreement and the Settlement Agreement.

5.                   Suspension of Performance; Disbursement Into Court.  If, at any time, (i) there shall exist any dispute between MGIC, CHL, Servicer or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.               suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

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b.               petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to MGIC, CHL, Servicer, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.                   Investment of Funds.  Escrow Agent shall hold the Escrow Funds in interest-bearing accounts, and shall disburse the Escrow Funds and any proceeds solely as provided by the Parties pursuant to a Joint Written Direction.  The Escrow Funds shall be held only for the purpose and subject to the terms and conditions set forth in the Settlement Agreement, and shall not be subject to any lien, attachment, trusteeship or any judicial process.  No third parties or their respective creditors shall have any right to, or claim respecting, the Escrow Funds.

Escrow Agent is herein directed and instructed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto.  MGIC, CHL, and Servicer may provide instructions changing the investment of the Escrow Funds by the furnishing of a Joint Written Direction to Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated money market deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody's and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates.

Each of the foregoing investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.  With respect to any Escrow Funds received by Escrow Agent after twelve o’clock, p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota, are open for business.

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7.                   Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the MGIC, CHL, and Servicer specifying a date when such resignation shall take effect.  Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent's resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  Any corporation or association into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of Escrow Agent’s corporate trust line of business may be transferred, shall be Escrow Agent under this Escrow Agreement without further act.

8.                   Liability of Escrow Agent.  Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein.  Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the MGIC, CHL, or Servicer.  Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, the accounts in which Escrow Funds are deposited, this Escrow Agreement or the Settlement Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  MGIC, and CHL, jointly and severally, and MGIC and Servicer jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

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Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.                   Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, MGIC, and CHL, jointly and severally, and MGIC and Servicer, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Persons”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Persons, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation MGIC, CHL, or Servicer, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Person is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. Each Indemnified Person shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the MGIC,CHL, and Servicer jointly and severally.   The obligations of MGIC, CHL, and Servicer under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

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The parties agree that neither the payment by MGIC, CHL, or Servicer of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between MGIC, CHL, and Servicer the respective rights and obligations of MGIC, on the one hand, and CHL and Servicer, on the other hand, under the Settlement Agreement.

10.                Fees and Expenses of Escrow Agent.  Escrow Agent shall be compensated for its services hereunder in accordance with Schedule A attached hereto.  The Parties shall be equally responsible for all of the compensation and reimbursement obligations set forth in this Section 10, and such compensation and reimbursement obligations shall be equally payable by the Parties, upon demand by Escrow Agent.  Obligations under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Person is entitled to seek indemnification pursuant to Section 9 hereof).  Escrow Agent shall notify the Representatives of any disbursement from the Escrow Funds to itself or any Indemnified Person in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements.  CHL, MGIC, Servicer, and the Representatives hereby grant to Escrow Agent and the Indemnified Persons a security interest in and lien upon the Escrow Funds to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds.  If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, MGIC, CHL, and Servicer shall promptly pay such amounts to Escrow Agent or any Indemnified Person upon receipt of an itemized invoice.

11.                Representations and Warranties.  Each of MGIC, CHL, and Servicer respectively makes the following representations and warranties to Escrow Agent:

(i)              It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii)            This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

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(iii)           The execution, delivery, and performance of this Escrow Agreement is in accordance with the Settlement Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Settlement Agreement, to which it is a party or any of its property is subject.

(iv)           The applicable persons designated on Schedule C hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

(v)            No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)          All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

12.                Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity. Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  Each of MGIC, CHL, and Servicer acknowledges that a portion of the identifying information set forth herein is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each of MGIC, CHL, and Servicer agrees to provide any additional information requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

13.                Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that a federal court in New York shall have the sole and exclusive jurisdiction over any such proceeding.  If such court lacks federal subject matter jurisdiction, the parties agree that a California federal court shall have sole and exclusive jurisdiction.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

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14.                Notice.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or email (with confirmed receipt) to the address or email address set forth in this section 14, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth herein, or to such other address as each party may designate for itself by like notice.

If to MGIC at:

Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Jeffrey H. Lane
Executive Vice President and General Counsel
Email:  jeff_lane@mgic.com

With a copy to:

Bartlit Beck Herman Palenchar & Scott LLP
Courthouse Place
54 West Hubbard
Chicago, Illinois  60654
Attention: Jeffrey A. Hall
Email: jeffrey.hall@bartlit-beck.com

If to CHL at:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA, 91302
Attention: Michael Schloessmann
President
Email: michael.schloessmann@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

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If to Servicer at:

Bank of America
50 Rockefeller Plaza, 7th Floor
NY1-050-07-01
New York, NY 10020-1605
Attention: Christopher J. Garvey
Associate General Counsel – Litigation
Email: christopher.garvey@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

If to Escrow Agent at:                                      U.S. Bank National Association, as Escrow Agent
1555 N RiverCenter Drive Suite 203
Milwaukee, WI 53212
Attention:  Peter Brennan
Email:  Peter.Brennan@USBank.com

15.                Amendment or Waiver.  This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.                Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.                Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

18.                Entire Agreement.  This Escrow Agreement and the Settlement Agreement constitute the entire agreement between the parties relating to the deposit, holding, investment and disbursement of the Escrow Funds, and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.  Each of the Parties acknowledges the intent and covenants set forth in Section 2(d) of the Settlement Agreement.  In the event of any conflict between this Escrow Agreement and such Section 2(d), then, to the maximum extent permitted by law, such Section 2(d) shall govern.

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19.                Binding Effect.  All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of MGIC, CHL, Servicer, and Escrow Agent.

20.                Execution in Counterparts.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

21.               Termination.  Upon the first to occur of the termination of the Escrow Period, the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 4 or Section 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

22.                Dealings.  Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the MGIC,  CHL, or Servicer and become pecuniarily interested in any transaction in which the MGIC, CHL, or Servicer may be interested, and contract and lend money to the MGIC, CHL, or Servicer and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude Escrow Agent from acting in any other capacity for the MGIC, CHL, or Servicer or for any other entity.

23.                Security Advice Waiver.  The Representatives acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Representatives the right to receive brokerage confirmations for certain security transactions as they occur, the Representatives specifically waive receipt of such confirmations to the extent permitted by law.  Escrow Agent will furnish the Representatives periodic cash transaction statements that include detail for all investment transactions made by Escrow Agent.

24.                Tax Reporting.  Escrow Agent shall have no responsibility for the tax consequences of this Escrow Agreement and hereby advises each party to consult with independent counsel concerning any tax ramifications.  Any interest or income on the Escrow Funds shall be reported on a cash basis unless determined otherwise in accordance with the terms of this Escrow Agreement.

[Remainder of this page intentionally left blank; signature page follows.]

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            IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

MORTGAGE GUARANTY INSURANCE CORPORATION	COUNTRYWIDE HOME LOANS, INC.

/s/ Patrick Sinks	/s/ Michael Schloessmann
Name: Patrick Sinks	Name: Michael Schloessmann
Title: President and COO	Title: President

BANK OF AMERICA, N.A., as Master Servicer or Servicer

/s/ Anthony T. Meola
Name: Anthony T. Meola
Title: Senior Vice President

U.S BANK NATIONAL ASSOCIATION as Escrow Agent

/s/ Peter M. Brennan
Name: Peter M. Brennan
Title: Vice President

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SCHEDULE A

Schedule of Fees for Services as Escrow Agent
Due Upon Execution of Escrow Agreement

I.	Acceptance Fee: $1,000.00

The acceptance fee includes the administrative review of documents, initial set-up of each account, and other reasonably required services up to and including the closing.  This is a flat one-time fee, payable at closing.

II.	Annual Administration Fee: $3,500.00

Annual administration fee for performance of the routine duties of Escrow Agent associated with the management of each account.  Administration fees are payable in advance.

III.	Out-of-Pocket Expenses: At Cost

Out of pocket expenses outside of wire charges will be billed back at cost.

IV.	Extraordinary Expenses:

Reimbursement of Escrow Agent’s fees incurred including but not limited to reasonable attorney’s fees and expenses.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION
MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION AND TERMS

The U.S. Bank Money Market Account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank.   Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366).  This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account.  Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers.  U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, for the benefit of MGIC, CHL, and Servicer as determined under FDIC Regulations, up to applicable FDIC limits.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account.  The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

MGIC Representatives:

The following person(s) are hereby designated and appointed as the MGIC Representatives with respect to the Settlement Payment and Denial Settlement Payment under the Escrow Agreement:

[***]
Name: [***]
Title: [***]

[***]
Name: [***]
Title: [***]

[***]
Name: [***]
Title: [***]

CHL Representative(s):

The following person(s) are hereby designated and appointed as the CHL Representatives with respect to the CHL Escrow Amount under the Escrow Agreement.

[***]
Name: [***]
Title: [***]

[***]
Name: [***]
Title: [***]

Servicer Representative(s):

The following person(s) are hereby designated and appointed as the Servicer Representatives under the Escrow Agreement.

[***]
Name: [***]
Title: [***]

[***]
Name: [***]
Title: [***]

[***]
Name: [***]
Title: [***]

Exhibit I

Form of Subject Loan Report

Exhibit I - Form of Subject Loan Report

Field Name	Description
MGIC Certificate Number	The number assigned by the mortgage insurance company to track the primary insurance coverage on the loan
Recon ID Number	The number assigned by Bank of America and MGIC to identify the loan for reconciliation purposes
Borrower Name	Names of borrower(s)
Servicer Name*	Name of entity currently servicing the loan
Servicer Loan Number*	The current loan number assigned to the loan
Payee Name	Entity to whom MGIC directed the claim payment
Resolved Claim Method	Paid, rescinded, denied, canceled, or withdrawn
Claim Type	Initial or supplemental
Claim Filed Date	Date the claim was filed by servicer or GSE
Claim Resolution Date	Date claim paid, rescinded, denied, or canceled or withdrawn
Submitted Claim Amount($)	Claim amount submitted by servicer or GSE
Adjusted Claim Amount($)	Claim amount after Policy Adjustments and curtailments under the applicable Master Policy and this Settlement Agreement and Release
Mortgage Insurance Coverage Percentage (%)	MGIC percentage of coverage for the loan
Claim Benefit Amount	The Loss amount which resulted from multiplying the Adjusted Claim Amount by the Mortgage Insurance Coverage Percentage
Settlement Percentage (%)	The applicable Settlement Percentage
Settlement Percentage Claim Payment ($)	The amount that MGIC paid which resulted from multiplying the Settlement Percentage by the Claim Benefit Amount
Settlement Percentage Reduction ($)	The amount by which the Claim Benefit Amount was reduced as a result of MGIC paying the Settlement Percentage Claim Payment amount.
Supplemental Data - Category	Loan category which determines either Legacy Loan Settlement Percentage or Servicing Only Settlement Percentage
Supplemental Data - Claim Settlement Option	Percentage guaranty option, Property acquisition settlement option or Pre-claim sale option
Supplemental Data - Dollar for Dollar Claim Additions / Reductions	Amounts added or deducted to determine the claim disbursement amount
Supplemental Data - Claim Disbursement $	Claim payment amount

* May not be current information and will only be updated upon resolution of a claim.

Exhibit J

Form of Stipulation and Order of Dismissal

Execution Copy

David E. Weiss (SBN 148147)
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105-3659
Telephone: (415) 543-8700
Facsimile:  (415) 391-8269
dweiss@reedsmith.com

David M. Halbreich (SBN 138926)
Reed Smith LLP
355 South Grand Avenue
Suite 2900
Los Angeles, CA 90071
Telephone:  (213) 457-8000
Facsimile: (213) 457-8080
dhalbreich@ReedSmith.com

Roxanne M. Anderson (SBN 244935)
Reed Smith LLP
10 South Wacker Drive
40th Floor
Chicago, IL 60606-7507
Telephone:  (312) 207-1000
Facsimile: (312) 207-6400
randerson@reedsmith.com

Attorneys for Plaintiffs COUNTRYWIDE HOME LOANS, INC., and BANK OF AMERICA, N.A.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA – SAN FRANCISCO

COUNTRYWIDE HOME LOANS, INC., and BANK OF AMERICA, N.A. (successor to BAC Home Loans Servicing, LP and f/k/a Countrywide Home Loans Servicing, LP),

Plaintiffs,

v.

MORTGAGE GUARANTY INSURANCE CORPORATION,

Defendant.
Case No. C 10 0233 JSW STIPULATION OF DISMISSAL Honorable Jeffrey S. White

Case No. C 10 0233 JSW
STIPULATION OF DISMISSAL

Execution Copy

It is hereby stipulated by and between Countrywide Home Loans, Inc. (“CHL”), Bank of America, N.A. (“BANA”), and Mortgage Guaranty Insurance Corporation (“MGIC”) that pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii) and based on the Amended and Restated  Confidential Settlement Agreement and Release, dated March 2, 2015, by and among MGIC, CHL, and BANA, in its capacity as master servicer or servicer (the “CHL Settlement Agreement”), and the Confidential Settlement Agreement and Release, dated April 19, 2013, as amended, by and between MGIC and BANA (the “BANA Settlement Agreement,”  and  together with the CHL Settlement Agreement, the “Settlement Agreements”), the above-captioned action is dismissed with prejudice as to the loans listed on Exhibit A and without prejudice as to the loans listed on Exhibit B.  This dismissal expressly is conditioned upon and based on the Settlement Agreements.

Each party shall bear its own costs and attorneys’ fees.

Dated:	Bartlit Beck Herman Palenchar & Scott LLP

	By:	/s/ Andrew C. Baak
Jeffrey A. Hall Joseph C. Smith, Jr. Andrew C. Baak Attorneys for Defendant MORTGAGE GUARANTY INSURANCE CORPORATION

Reed Smith LLP

	By:	/s/ David M. Halbreich
David M. Halbreich David E. Weiss Roxanne M. Anderson Attorneys for Plaintiffs COUNTRYWIDE HOME LOANS, INC., and BANK OF AMERICA, N.A.

Case No. C 10 0233 JSW
STIPULATION OF DISMISSAL

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Execution Copy

AMERICAN ARBITRATION ASSOCIATION

MORTGAGE GUARANTY INSURANCE CORPORATION, Claimant, v. COUNTRYWIDE HOME LOANS, INC. and BAC HOME LOANS SERVICING, LP, Respondents.	No. 51 148 Y 00398 10 STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

The Panel, having reviewed the Amended and Restated Confidential Settlement Agreement and Release, dated March 2, 2015, entered into by and among Claimant and Counterclaim Respondent Mortgage Guaranty Insurance Corporation (“MGIC”) and Respondent and Counterclaim Claimants Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A. (“BANA”) (in its capacity as master servicer or servicer) (the “CHL Settlement Agreement,” attached as Exhibit A), and  the Confidential Settlement Agreement and Release, dated April 19, 2013, as amended, entered into by and between MGIC and BANA, as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP, on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”) (the “BANA Settlement Agreement;” the CHL Settlement Agreement and the BANA Settlement Agreement are referred to collectively as the “Settlement Agreements”), and having dismissed with prejudice all claims in this arbitration related to the loans listed on Exhibit C to the Order of Dismissal dated October 28, 2013 pursuant to Section 6(d) of the BANA Settlement Agreement, and GOOD CAUSE APPEARING THEREFOR:

HEREBY ORDERS, ADJUDGES AND DECREES:

1.            Based on the joint submission of MGIC, CHL, and BANA and consents obtained on behalf of certain loans, and pursuant to the terms and conditions of the CHL Settlement Agreement, which is incorporated by reference, all claims in this arbitration related to the loans listed on Exhibit B to this Order of Dismissal are dismissed with prejudice as specified in Section 6(d) of the CHL Settlement Agreement.

2.            The Panel shall have no further jurisdiction over claims related to the loans listed on Exhibit B to this Order of Dismissal.

3.            All claims in this arbitration related to the loans listed on Exhibit C to this Order of Dismissal are dismissed without prejudice; such claims shall be tolled as specified in Section 6(e) of the CHL Settlement Agreement, and shall continue to be tolled for three (3) months after entry of this order, in addition to any other tolling periods that may apply by operation of law.

4.            Upon expiration of the three-month period referenced in Paragraph 3, the Panel shall have no further jurisdiction over claims related to the loans listed on Exhibit C to this Order of Dismissal and shall have no further involvement in the above-captioned arbitration.

5.            Each party shall bear its own attorneys’ fees and costs.

IT IS SO ORDERED	Arbitration Panel:

Dated: ____________, 2015

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